Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-287350 and 333-287350-04

$1,341,290,000

Ford Credit Auto Lease Trust 2026-B
Issuing Entity or Trust (CIK: 0002144097)

Ford Credit Auto Lease Two LLC Depositor (CIK: 0001519881)	Ford Motor Credit Company LLC Sponsor and Servicer (CIK: 0000038009)

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page 20.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

The trust will issue:	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes	$146,000,000	3.930%	July 15, 2027
Class A-2a notes	411,720,000	4.39%	March 15, 2029
Class A-2b notes(1)(2)	100,000,000	30-day average SOFR + 0.36%	March 15, 2029
Class A-3 notes	511,720,000	4.68%	December 15, 2029
Class A-4 notes	80,560,000	4.73%	July 15, 2030
Class B notes	91,290,000	4.83%	September 15, 2030
Class C notes(3)	35,110,000	0.00%	September 15, 2030
Class D notes(3)	74,900,000	0.00%	March 15, 2031
Total	$1,451,300,000

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be 30-day average SOFR. However, the benchmark may change in certain situations. For more information on how 30-day average SOFR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
(2)	If the benchmark plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.

(3)	The Class C notes and Class D notes are not being offered by this prospectus.

•	The notes will be backed by an exchange note, which will be backed by a reference pool of new car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit's titling companies from dealers.
•	The trust will pay interest on and principal of the notes on the 15th day of each month (or if not a business day, the next business day). The first payment date will be August 17, 2026. The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full before that date.
•	The trust will pay principal of the notes sequentially to each class of notes in order of seniority until each class is paid in full.
•	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	100.00000%	0.050%	99.95000%
Class A-2a notes	99.99270%	0.200%	99.79270%
Class A-2b notes	100.00000%	0.200%	99.80000%
Class A-3 notes	99.99993%	0.250%	99.74993%
Class A-4 notes	99.98630%	0.300%	99.68630%
Class B notes	99.97851%	0.350%	99.62851%
Total	$1,341,228,931.30	$2,936,935.00	$1,338,291,996.30

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(1)	Before deducting expenses estimated to be $950,000 and registration fees for the offered notes and excluding any selling concessions rebated to the depositor by an underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners
BMO Capital Markets	BofA Securities, Inc.	MUFG
Truist Securities	Wells Fargo Securities
Co-Managers
BNY Capital Markets	US Bancorp
Drexel Hamilton	Mischler Financial Group, Inc.

The date of this prospectus is July 21, 2026

Annex A: Composition of the Reference Pool	A-1
Annex B: Static Pool Information – Prior Securitized Pools	B-1

Reading this Prospectus

This prospectus contains information about Ford Credit Auto Lease Trust 2026-B and the terms of the notes to be issued by the trust. You should only rely on information in or referenced in this prospectus and any information incorporated by reference into the registration statement for this securitization transaction filed with the Securities and Exchange Commission, or "SEC," that includes this prospectus. Ford Credit has not authorized anyone to provide you with different information.

This prospectus starts with the following brief introductory sections:

•	Transaction Diagrams — separate diagrams show the structure of this securitization transaction, the credit enhancement available for the notes, the order in which exchange note available funds and available funds are paid on each payment date and the role of each transaction party and transaction document in this securitization transaction,

•	Summary — provides an overview of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•	Risk Factors — describes the material risks of investing in the notes.

The other sections of this prospectus contain more details about the notes and the structure of this securitization transaction. Cross-references refer you to more details about a particular topic or related information elsewhere in this prospectus. The Table of Contents contains references to key topics.

A glossary of certain terms and an index of defined terms are at the end of this prospectus.

Forward-Looking Statements

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events. Neither Ford Credit nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus, except to the extent required by applicable law.

Notice to Investors in Canada

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER'S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER'S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Notice to Investors in the United Kingdom

The Notes are not intended to be offered, sold, DISTRIBUTED or otherwise made available to and should not be offered, sold, DISTRIBUTED or otherwise made available to any UK retail investor in the UNITED KINGDOM ("uk"). For these purposes, a UK retail investor means a person who is EITHER ONE (OR BOTH) OF THE FOLLOWING: (i) NOT a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUROPEAN UNION (wITHDRAWAL) ACT 2018 (AS AMENDED, THE "EUWA"); or (ii) NOT a qualified investor ("uk qUALIFIED INVESTOR") AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE "POATRS").

Consequently no DISCLOSURE document required by THE PRODUCT DISLCOSURE SOURCEBOOK OF THE UK FINANCIAL CONDUCT AUTHORITY ("DISC") FOR offering, selling OR DISTRIBUTING the Notes or otherwise making them available to UK retail investors in the UK has been prepared and therefore offering, selling OR DISTRIBUTING the Notes or otherwise making them available to any UK retail investor in the UK may be unlawful under DISC AND the CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRS OR THE ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK'S FINANCIAL CONDUCT AUTHORITY. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

THIS PROSPECTUS IS DIRECTED IN THE UK ONLY AT PERSONS WHO (I) ARE AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER FSMA, (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE "FPO"), (III) ARE HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES UNDER ARTICLE 49(2) OF THE FPO OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE DIRECTED (TOGETHER, "RELEVANT PERSONS"). IN THE UK, THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS AND ONLY RELEVANT PERSONS MAY INVEST IN THE NOTES. IN THE UK, ANY INVESTMENT ACTIVITY RELATING TO THIS PROSPECTUS OR THE NOTES WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE FSMA.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE NOTES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

Notice to Investors in the European Economic Area

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA ("EEA"). FOR THESE PURPOSES, AN EU RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, "MIFID II"); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED) WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR ("EU QUALIFIED INVESTOR") AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE "EU PROSPECTUS REGULATION").

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE "PRIIPS REGULATION") FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF THE NOTES IN THE EEA WILL ONLY BE MADE TO A PERSON OR LEGAL ENTITY THAT IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE NOTES DESCRIBED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE TRUST, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE OFFERING OF THE NOTES IN THE EEA OTHER THAN TO ONE OR MORE EU QUALIFIED INVESTORS.

Transaction Structure Diagram

This diagram is a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes. You should read this prospectus completely for more details about this securitization transaction.

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(1)	The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note. The reference pool will have an initial total securitization value of $1,560,551,349.39 and the exchange note will have an initial note balance of $1,496,185,567.01.
(2)	The reserve account will be funded on the closing date in an amount equal to at least 0.25% of the initial total securitization value.
(3)	Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.
(4)	All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used to pay principal of the notes until the targeted overcollateralization amount is reached.
(5)	The targeted overcollateralization amount will adjust each month and is calculated as described in "Credit Enhancement — Overcollateralization."
(6)	Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal of the exchange note or to offset a shortfall in payment on the notes. Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal of the notes.
(7)	All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred. For more details about subordination, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."
(8)	The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the notes on the closing date and how credit enhancement is used to offset losses on the leases and leased vehicles. You should read this prospectus completely, including "Credit Enhancement," for more details about the credit enhancement available for the notes.

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(1)	All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred. For more details about subordination, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."
(2)	Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes. On the closing date overcollateralization will equal 7.00% of the initial total securitization value. All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used to pay principal of the notes until the targeted overcollateralization amount is reached.
(3)	The reserve account will be funded on the closing date in an amount equal to at least 0.25% of the initial total securitization value.
(4)	Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal of the exchange note or to offset a shortfall in payment on the notes. Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal of the notes.

Transaction Payments Diagram

This diagram shows how exchange note available funds are paid on each payment date and how available funds are paid on each payment date. The priority of payments shown in this diagram will apply unless (a) the exchange note is accelerated after a facility default or an exchange note default or (b) the notes are accelerated after an event of default under the Indenture. You should read this prospectus completely, including "Description of Exchange Note — Priority of Payments on Exchange Note," "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments," for more details about the priority of payments for the notes.

Transaction Parties and Documents Diagram

This diagram shows the role of each transaction party and each transaction document in this securitization transaction. You should read this prospectus completely, including "Transaction Parties," "Reference Pool," "Description of Exchange Note," "Description of the Notes" and "Servicing," for more details about the roles of each transaction party and each transaction document in this securitization transaction.

Summary

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes. It does not contain all of the information that you should consider in making your decision to purchase any notes. To understand fully the terms of the notes and the transaction structure, you should read this prospectus completely, especially "Risk Factors" starting on page 20.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase an exchange note from Ford Credit. The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers. The trust will issue the notes to the depositor in exchange for the exchange note on the closing date. The depositor will sell the offered notes to the underwriters, who will offer and sell the offered notes to investors.

Transaction Parties

Sponsor, Servicer, Lender, Titling Company Servicer, Collateral Agent Administrator and Administrator

Ford Motor Credit Company LLC, or "Ford Credit," is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or "Ford."

Depositor

Ford Credit Auto Lease Two LLC, or the "depositor," is a Delaware limited liability company and a special-purpose company wholly owned by Ford Credit.

Titling Companies

Each of CAB East LLC and CAB West LLC, or a "titling company," is a Delaware limited liability company and is a special-purpose company wholly owned by Ford Credit.

Collateral Agent

HTD Leasing LLC, or "HTD," is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.

Administrative Agent

U.S. Bank National Association

Issuing Entity or Trust

Ford Credit Auto Lease Trust 2026-B, or the "trust," is a Delaware statutory trust established under a trust agreement between the depositor and the owner trustee.

Owner Trustee

The Bank of New York Mellon

Delaware Trustee

BNY Mellon Trust of Delaware

Indenture Trustee

U.S. Bank Trust Company, National Association

Asset Representations Reviewer

Clayton Fixed Income Services LLC

For more information about the transaction parties and their roles in this securitization transaction, you should read "Sponsor and Servicer" and "Transaction Parties."

Closing Date

The trust expects to issue the notes on or about July 27, 2026, or the "closing date."

Cutoff Date

The leases and leased vehicles will be allocated to the "reference pool" as of July 1, 2026, or the "cutoff date." The initial total securitization value of the leases in the reference pool will be the aggregate securitization value of the leases in the reference pool as of the cutoff date. The titling companies will use collections on the leases and leased vehicles in the reference pool applied on or after the cutoff date to make payments on the exchange note, which will be used by the trust to make payments on the notes.

Notes

The trust will issue the following notes:

	Principal Amount	Interest Rate
Class A-1 notes	$146,000,000	3.930%
Class A-2a notes	$411,720,000	4.39%
Class A-2b notes(1)(2)	$100,000,000	30-day average SOFR + 0.36%
Class A-3 notes	$511,720,000	4.68%
Class A-4 notes	$80,560,000	4.73%
Class B notes	$91,290,000	4.83%
Class C notes(3)	$35,110,000	0.00%
Class D notes(3)	$74,900,000	0.00%

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(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark, which will initially be 30-day average SOFR. However, the benchmark may change in certain situations. For more information on how 30-day average SOFR is determined and the circumstances under which the benchmark may change, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."
(2)	If the benchmark plus the spread for the Class A-2b notes is less than zero, the interest rate will be 0.00%.
(3)	The Class C notes and Class D notes are not being offered by this prospectus.

The Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4 notes are collectively referred to as the "Class A notes." The Class A notes and the Class B notes are being offered by this prospectus and are also referred to as the "offered notes" and, together with the Class C notes and Class D notes, the "notes."

The Class A-2b notes are sometimes referred to as the "floating rate notes." The Class A-2a and Class A-2b notes are together referred to as the "Class A-2 notes" and are a single class with equal rights to interest and principal payments.

The depositor will initially retain the Class C notes, Class D notes and the residual interest in the trust.

Form and Minimum Denomination

The notes will be issued in book-entry form. The offered notes will be available in minimum denominations of $1,000 and in integral multiples of $1,000.

Payment Dates; Interest Accrual

The trust will pay interest on and principal of the notes on "payment dates," which will be the 15th day of each month (or, if not a business day, the next business day). The first payment date will be August 17, 2026.

The notes, except the Class A-1 notes and the floating rate notes, will accrue interest on a "30/360" basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to August 15, 2026, for the first period).

The Class A-1 notes and the floating rate notes will accrue interest on an "actual/360" basis from the prior payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.

Final Scheduled Payment Date
Class A-1 notes	July 15, 2027
Class A-2 notes	March 15, 2029
Class A-3 notes	December 15, 2029
Class A-4 notes	July 15, 2030
Class B notes	September 15, 2030
Class C notes	September 15, 2030
Class D notes	March 15, 2031

It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

For more details about the payment of interest and principal on each payment date, you should read "Description of the Notes — Payments of Interest," "Description of the Notes — Payments of Principal" and "Maturity and Prepayment Considerations —Weighted Average Life."

Calculation Agent

The "calculation agent" will be the indenture trustee. The calculation agent will determine 30-day average SOFR, which is used to calculate the interest rate for the floating rate notes.

Optional Redemption or "Clean Up Call" Option

The servicer will have a "clean up call" option to purchase the exchange note on any payment date if the principal amount of the notes on that payment date will be 10% or less of the initial principal amount of the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note is sufficient to pay in full the notes and all fees and expenses of the trust. On the servicer's exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read "Description of the Notes – Optional Redemption or 'Clean Up Call' Option."

Trust Assets

The trust assets will include:

•	the exchange note,

•	rights to funds in the exchange note collection account, the reserve account and the collection account,

•	rights under the transaction documents for the reallocation of ineligible leases and other leases and leased vehicles from the reference pool, and

•	rights under the transaction documents for any servicer advances.

Exchange Note

The primary asset of the trust will be an exchange note issued by the titling companies to Ford Credit. The exchange note will be issued under a credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

On the closing date, the note balance of the exchange note will be $1,496,185,567.01. The exchange note will accrue interest at a rate of 4.84% per annum.

The titling companies will use exchange note available funds received on a reference pool of leases and leased vehicles to make payments on the exchange note, including:

•	payments by or on behalf of the lessees on the leases,

•	net proceeds from sales of leased vehicles, and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For more details about the exchange note, you should read "Description of Exchange Note."

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles. A lessee who meets the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

Each lease in the reference pool is assigned a securitization value. The "securitization value" of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments plus (2) the base residual value of the related leased vehicle. The "base residual value" of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle. The "total securitization value" is the aggregate securitization value of the leases in the reference pool.

For more information about the calculation of securitization value, you should read the definition of securitization value in "Glossary of Terms."

Summary characteristics of the reference pool as of the cutoff date:

Number of leases	43,991
Initial total securitization value	$1,560,551,349.39
Residual portion of securitization value	$992,954,391.19
Residual portion of securitization value	63.63%
Base monthly payments plus base residual value	$1,838,985,093.75
Base residual value	$1,206,032,974.41
Weighted average original term	37.2 months
Weighted average remaining term	25.9 months
Weighted average FICO® score at origination	763
Weighted average LTV at origination	92.58%
Weighted average PTI at origination	7.39%
Commercial use leases	4.41%

For more details about the information in this table, including how it is calculated and defined, and for more information about the characteristics of the reference pool, you should read "Composition of the Reference Pool" attached as Annex A.

Servicer

Ford Credit will be the "servicer" of the leases and leased vehicles in the reference pool and of this securitization transaction. The servicer is responsible for collecting payments on the reference pool, administering payoffs, managing extensions, modifications, defaults and delinquencies, and repossessing and liquidating leased vehicles. The servicer will prepare monthly reports on the leases and leased vehicles, payments on the notes and the status of credit enhancement. Ford Credit will also act as custodian and maintain custody of the lease files.

The trust will pay the servicer on each payment date (1) a servicing fee equal to 1/12 of 1.00% of the total securitization value at the beginning of the related collection period (or the cutoff date for the first payment date) and (2) an administration fee equal to 1/12 of 0.01% of the principal amount of the notes at the end of the related collection period (or the closing date for the first payment date).

For more information about the servicer, you should read "Sponsor and Servicer."

Priority of Payments on Exchange Note

On each payment date, the indenture trustee will use exchange note available funds for the related collection period to make payments in the order of priority listed below. Exchange note available funds will consist primarily of collections on the reference pool. This priority will apply unless the exchange note is accelerated after a facility default or an exchange note default:

(1)	Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of any outstanding servicer advances,

(2)	Interest — to the trust, interest due on the exchange note,

(3)	Shortfall Payments — to the trust, the amounts necessary to cover a shortfall in payments under items (1) through (9) under "— Priority of Payments on the Notes" below,

(4)	Reserve Account — to the reserve account, the amount required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class D notes,

(5)	Principal — to the trust, (a) principal of the exchange note equal to the excess of the principal amount of the notes over (b) the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any payments of principal made in item (3) above,

(6)	Shared Amounts — to be applied as shared amounts for exchange notes other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on the other exchange notes, and

(7)	Remaining Amounts — to the trust, all remaining amounts to be applied as excess exchange note amounts.

For more details about what amounts are included in exchange note available funds, you should read "Description of Exchange Note — Funds Available for Payments on Exchange Note." For more details about the priority of payments on the exchange note and the allocation of funds on each payment date, you should read "Description of Exchange Note — Priority of Payments on Exchange Note" and "Description of Exchange Note — Shared Amounts."

Priority of Payments on the Notes

On each payment date, the indenture trustee will use the amounts received on the exchange note on that payment date, or "available funds," to make payments on the notes in the order of priority listed below. This priority will apply unless the notes are accelerated after an event of default under the indenture:

(1)	Transaction Fees and Expenses — to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer, the fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $250,000 per year,

(2)	Administration Fee — to the servicer, all unpaid administration fees,

(3)	Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)	First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,

(5)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)	Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A and Class B notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority principal payment on that payment date,

(7)	Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)	Third Priority Principal Payment — to the Class A, Class B and Class C noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A, Class B and Class C notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority principal payment and second priority principal payment on that payment date,

(9)	Class D Note Interest — to the Class D noteholders, interest due on the Class D notes,

(10)	Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class D notes,

(11)	Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the notes over (b) the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any first, second and third priority principal payments on that payment date,

(12)	Additional Fees and Expenses — to the indenture trustee, the owner trustee, the Delaware trustee, the asset representations reviewer and the trust, all fees, expenses and indemnities due to the extent not paid in item (1) above, and

(13)	Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

For more details about the priority of payments on each payment date, you should read "Description of the Notes — Priority of Payments." For more details about targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read "Credit Enhancement — Overcollateralization."

Events of Default

Each of the following will be an "event of default" under the indenture:

•	the trust fails to pay interest due on the notes of the controlling class within five days after a payment date,

•	the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	the trust fails to observe or perform a material covenant or agreement or breaches a representation in any material respect that is not corrected within a 60-day cure period, and

•	a bankruptcy or dissolution of the trust.

If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare them immediately due and payable. If an event of default occurs because of a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

For more details about events of default, acceleration of the notes and other remedies available to noteholders after an event of default, you should read "Description of the Notes — Events of Default and Acceleration." For more details about the priority of payments on each payment date after an event of default and acceleration of the notes, you should read "Description of the Notes — Post-Acceleration Priority of Payments."

Controlling Class

Holders of the most senior class of notes outstanding, or the "controlling class," will control the ability to make some decisions about the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies after an event of default. Notes of the controlling class held by the trust, the depositor, the servicer or their affiliates are not considered outstanding for these purposes while other notes are also outstanding. Holders of notes that are not part of the controlling class will not have these rights.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the funds available to the trust to make required payments. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit at least $3,901,378.37 in the reserve account, which is at least 0.25% of the initial total securitization value.

If the exchange note available funds (excluding reserve account amounts) are insufficient to cover amounts payable under items (1) through (3) under "— Priority of Payments on Exchange Note" above, the indenture trustee will use amounts in the reserve account to cover the shortfall. The indenture trustee also will use the amounts in the reserve account if needed to pay any class of notes in full on its final scheduled payment date or to pay the notes after an event of default and acceleration of the notes.

If amounts in the reserve account are used, they will be replenished from exchange note available funds and available funds on later payment dates after the trust makes all higher priority payments.

For more details about the reserve account, you should read "Credit Enhancement — Reserve Account." For more details about exchange note available funds and available funds, you should read "Description of Exchange Note — Funds Available for Payments on Exchange Note."

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority. The trust will not pay interest on a subordinate class of notes until all interest due on more senior classes of notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (starting with the

Class A-1 notes). The trust will not pay the principal of any class of notes until the principal amounts of more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on a payment date, the trust will pay the priority principal payment to the most senior class of notes outstanding before the payment of interest on the affected subordinated notes on that payment date.

For more details about the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments," "Description of the Notes — Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination."

Overcollateralization

Overcollateralization is the amount by which total securitization value exceeds the principal amount of the notes. It is composed of (i) the excess of the total securitization value over the balance of the exchange note and (ii) the excess of the balance of the exchange note over the principal amount of the notes. Overcollateralization means there will be additional leases and leased vehicles generating collections that will be available to offset losses on the reference pool. The initial amount of overcollateralization for the notes will be $109,251,349.39, or 7.00% of the initial total securitization value.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached. After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level. The targeted overcollateralization amount for the notes will be (a) $140,449,621.45, or 9.00% of the initial total securitization value, for the cutoff date and any payment date on or before the date the Class A-2 notes are paid in full or (b) $117,041,351.20, or 7.50% of the initial total securitization value, for any payment date after the Class A-2 notes are paid in full.

For more details about the targeted overcollateralization amount, you should read "Credit Enhancement — Overcollateralization."

Excess Spread

For a payment date, there are two types of excess spread. First, there is excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note and the reduction in the total securitization value. This excess spread will be available to pay principal of the exchange note or to cover a shortfall in payments on the notes. Second, there is excess spread representing the excess of the interest payments on the exchange note received by the trust over senior fees and expenses of the trust and interest payments on the notes. This excess spread will be available to pay principal of the notes. In general, excess spread provides a source of funds to offset losses on the reference pool.

For more details about the use of excess spread as credit enhancement, you should read "Credit Enhancement — Excess Spread."

Reallocation of Leases and Leased Vehicles from the Reference Pool

Reallocation of Leases and Leased Vehicles for Breach of Representations

Ford Credit will make representations about the origination, characteristics, terms and status of each lease and leased vehicle. If a representation is later determined to have been untrue when made, then the lease and leased vehicle were not eligible to be included in the reference pool. If a breach of a representation has a material adverse effect on a lease or leased vehicle, Ford Credit must reallocate the lease and leased vehicle from the reference pool and make a corresponding payment to the collection account unless it corrects the breach before the date it is required to reallocate the lease and leased vehicle.

For more details about the representations made about the leases and leased vehicles and Ford Credit's reallocation obligation if these representations are breached, you should read "Reference Pool — Representations About Reference Pool" and "Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles." For information about when the asset representations reviewer may review certain leases for compliance with the representations, you should read "Reference Pool — Asset Representations Review."

Reallocation of Leases and Leased Vehicles for Servicer Actions

If Ford Credit as servicer materially impairs a lease, it must reallocate the lease and leased vehicle unless it corrects the impairment. In addition, Ford Credit as servicer must reallocate a lease and leased vehicle from the reference pool if it makes specific kinds of modifications to the lease and leased vehicle, including if it:

•	changes the amount of the base monthly payment, or

•	grants payment or term extensions that extend the lease's term beyond the final scheduled payment date of the Class D notes.

Ford Credit must make a corresponding payment to the collection account for any reallocated leases and leased vehicles.

For more details about the servicer's obligation to reallocate leases and leased vehicles if the servicer takes certain actions, you should read "Servicing — Servicer Modifications and Obligation to Reallocate Leases and Leased Vehicles."

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or "rating agencies."

The ratings of the notes will reflect each rating agency's assessment of the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to the notes' terms. Each rating agency rating the notes will monitor its ratings under its normal surveillance process. Ford Credit has agreed to provide ongoing information about the notes and the reference pool to each rating agency. A rating agency may change or withdraw an assigned rating at any time. A rating action taken by one rating agency may not necessarily be taken by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•	the offered notes will be treated as debt to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of tax laws, you should read "Tax Considerations."

ERISA Considerations

The offered notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read "ERISA Considerations."

Credit Risk Retention

The risk retention regulations in Regulation RR under the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the leases and leased vehicles. The sponsor will satisfy this credit risk retention requirement by causing the depositor to retain an "eligible horizontal residual interest" having a fair value equal to at least 5% of the sum of the fair value, as of the closing date, of the notes to be issued by the trust and the residual interest in the trust.

For more information about the manner in which the risk retention requirements will be satisfied, you should read "Credit Risk Retention."

Investment Considerations

The trust is not registered or required to be registered as an "investment company" under the Investment Company Act of 1940 and, in making this determination, is relying on the exemption in Rule 3a-7 under the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust. The trust is structured not to be a "covered fund" under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the "Volcker Rule."

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund's investment policies and objectives.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read "Investment Considerations."

Summary of Risk Factors

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. The risk factors that are material to the notes are summarized below and described in detail under "Risk Factors". This summary is included to provide an overview of these risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read "Risk Factors" starting on page 20.

Risks relating to the nature of the notes and the structure of the transaction

The notes are subject to risks relating to their nature as asset-backed securities and the structure of the transaction, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	limited assets or sources of funds available to pay the notes other than amounts received on the exchange note (which represent collections on the reference pool) and related property of the trust,

•	faster or slower than expected rates of prepayments on the leases in the reference pool,

•	in the case of junior classes of notes, subordination to the more senior classes of notes,

•	slower than expected or incomplete achievement of overcollateralization targets,

•	acceleration of payments on your notes due to an event of default,

•	failure to make principal payments on a note will not be an event of default until the note's final scheduled payment date,

•	absence of a secondary market for your notes or an insufficiently liquid secondary market for your notes,

•	actions taken by the controlling class of noteholders that are adverse to the interests of noteholders of the other classes,

•	adverse changes in the ratings on the notes or the issuance of adverse unsolicited ratings from non-hired rating agencies, and

•	increase in 30-day average SOFR, the benchmark rate for the floating rate notes, or the adoption of an alternative benchmark rate in certain circumstances.

Risks relating to the trust assets and the reference pool

The notes are subject to risks relating to the leases and leased vehicles in the reference pool and property comprising the trust assets, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	downturns in global financial markets, levels of unemployment, interest rates, fuel prices, consumer demand for motor vehicles and the general state of the U.S. or global economy,

•	insufficient collections due to, among other things, shortfalls in the amounts received on the exchange note due to delayed or missed payments on the leases in the reference pool,

•	lower than expected net sale proceeds from leased vehicles that are worth less than their base residual values at the end of the related lease,

•	lower than expected resale value of repossessed leased vehicles or insurance proceeds from losses on damaged leased vehicles,

•	vehicle recalls leading to, among other things, lease terminations and/or lower used market values,

•	decreases in the value of specific vehicle models or vehicle types of leased vehicles that represent a significant percentage of the total securitization value,

•	the security interest of the trust in the exchange note or the security interest of the collateral agent in any lease or leased vehicle in the reference pool is not perfected or is of lower priority than another security interest, and

•	economic or other factors affecting a state or region with a high concentration of the leases in the reference pool.

Risks relating to macroeconomic, regulatory and other external factors

The notes are subject to risks relating to climate change, the broader economy, legal and regulatory environment and other external factors, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	climate related legislation and regulation, the physical effects of climate change, and any associated reputational risk,

•	a significant global or regional event, such as a financial crisis, economic downturn or recession, a public health crisis, epidemic or pandemic, a natural disaster or a geopolitical conflict, war or other military conflict,

•	legal and regulatory developments affecting the automotive or financial services sectors, and

•	the use of SOFR, a relatively new reference rate, for the floating rate notes.

Risks relating to the transaction parties

The notes are subject to risks relating to the various transaction parties that are involved in the structuring and ongoing maintenance of the transaction and the offering of the notes, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	declines in the financial condition or business prospects, including bankruptcy, of Ford or Ford Credit,

•	ability of the servicer to commingle collections with its own funds for a certain period of time,

•	disruptions or delays in the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections or an insufficient servicing fee to attract a successor servicer, if necessary,

•	cybersecurity incidents and other disruptions to the servicer's operational information systems and security systems, and

•	inaccurate or untrue representations made by Ford Credit or the depositor regarding the leases and leased vehicles or the inability of Ford Credit or the depositor to reallocate leases and leased vehicles that breach representations made by them.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any notes.

Risks relating to the nature of the notes and the structure of the transaction

The assets of the trust are limited and are the only source of payment for your notes	The trust will not have assets or sources of funds other than amounts received on the exchange note and related property that the trust owns. Credit enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or anyone else. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

The timing of principal payments on your notes is uncertain	Faster than expected rates of prepayments on the leases or higher than expected sales proceeds on the leased vehicles in the reference pool may and in some cases will cause the trust to pay principal of your notes earlier than expected and may shorten the maturity of your notes. Prepayments on leases or higher proceed amounts on disposed leased vehicles in the reference pool will occur if:

• the related leased vehicles are purchased under the leases prior to the scheduled termination dates,

• lessees participate in an early termination program sponsored by Ford,

• lessees terminate leases early and the returned leased vehicles are sold,

• lessees default on their leases and the related leased vehicles are repossessed and sold,

• the servicer receives proceeds from physical damage, credit life or other insurance policies covering the leased vehicles or lessees,

• the proceeds of leased vehicles sold are higher than expected due to increases in used market values,

• the depositor or Ford Credit reallocates ineligible leases and leased vehicles from the reference pool due to a breach of representations, or

• the servicer reallocates modified or impaired leases and leased vehicles from the reference pool.

A variety of economic, social and other factors will influence the rate of prepayments on the reference pool. No prediction can be made about the actual prepayment rates that will occur for the reference pool.

In addition, the timing of principal payments may be affected by the current level of interest rates. If current interest rates fall below the rates at the time of issuance of the floating rate notes, there will be additional excess spread available to pay principal of the notes on each payment date. If interest rates rise above the rates at the time of issuance of the floating rate notes, there will be less excess spread available to pay principal of the notes on each payment date.

If principal of your notes is paid earlier than expected due to faster rates of prepayments on the leases or higher proceeds of disposed leased vehicles in the reference pool, and interest rates at that time are lower than interest rates at the time principal would have been paid had those prepayments or proceeds occurred as expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. Alternatively, if principal of your notes is paid later than expected due to slower rates of prepayments or payments on the leases, lease-end extensions by the servicer or lower proceeds of disposed leased vehicles in the reference pool, and interest rates at that time are higher than interest rates at the time principal would have been paid had those prepayments, payments or proceeds occurred as expected, you may lose reinvestment opportunities and, if your notes were purchased at a discount, your yield may be reduced. You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier or later than expected.

In addition, your notes will be paid in full before maturity if the servicer exercises its clean up call option when the principal amount of the notes is 10% or less of the initial principal amount of the notes.

For more information about the timing of payment on the reference pool, you should read "Maturity and Prepayment Considerations."

The Class B, Class C and Class D notes will be subject to greater risk because of the sequential payment structure and subordination	The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes on any payment date until all interest on the Class A notes is paid in full on that payment date, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C notes will bear greater risk than the Class B notes because no interest will be paid on the Class C notes on any payment date until all interest on the Class B notes is paid in full on that payment date, and no principal will be paid on the Class C notes until the principal amount of the Class B notes is paid in full. The Class D notes will bear even greater risk because of similar subordination to more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the controlling class will not be an event of default.

Overcollateralization may not increase as expected	Overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the total securitization value of the reference pool over time. It is not certain that the targeted overcollateralization amount will be reached or maintained, or that the reference pool will generate sufficient collections to pay your notes in full.

For more information about overcollateralization as a form of credit enhancement for your notes, you should read "Credit Enhancement — Overcollateralization."

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes	An event of default may result in an acceleration of payments on your notes. If principal of your notes is paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest on or principal of any notes that are not part of the controlling class until all interest on and principal of the notes of the controlling class are paid in full. If collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes, you will have losses on your notes.

For more details about events of default and acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration." For more details about the change in the priority of payments after events of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments."

Failure to pay principal of a class of notes will not be an event of default until its final scheduled payment date	The trust will not be obligated to pay a specific amount of principal of any class of notes on any date other than its outstanding principal amount on its final scheduled payment date. Failure to pay principal of a class of notes will not be an event of default until the final scheduled payment date of that class.

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes	If a secondary market for your notes does not develop or becomes disrupted, it could limit your ability to resell them. This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market had existed. The underwriters may assist in the resale of notes, but they are not required to do so. The underwriters and other brokers and dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory requirements or otherwise. If a secondary market does develop, it might not continue, it might be disrupted or it might not be sufficiently liquid to allow you to resell your notes.

For more information about the effect of a significant global or regional event on global financial markets, you should read "— Economic volatility and global financial market disruptions resulting from a significant global or regional event could result in losses on your notes and/or limit your ability to resell your notes" below.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	The controlling class may provide notice of a default relating to a breach of a material covenant, may accelerate the notes after an event of default and may waive certain events of default. The controlling class may, in some circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full and would cause some classes of notes to suffer a loss. The controlling class may terminate the servicer after a servicer termination event and may waive servicer termination events.

Holders of notes that are not part of the controlling class will have no right to take these actions. Only the controlling class will have these rights. The controlling class may have different interests from the noteholders of other classes and will not be required to consider the effect of its actions on the noteholders of other classes.

For more details about the actions that the controlling class may direct, you should read "Description of the Notes — Events of Default and Acceleration" and "Servicing — Resignation and Termination of Servicer."

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency's assessment of the future performance of the reference pool, the credit enhancement available for the notes and the likelihood of repayment of the notes. The notes may not perform as expected and the ratings may be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, analytical errors or incorrect assumptions. None of the depositor, the sponsor or any of their affiliates will be obligated to replace or supplement any credit enhancement or to take other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor hired two rating agencies that are nationally recognized statistical rating organizations, or "NRSROs," and will pay them a fee to assign ratings on the offered notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including before the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will be obligated to inform you of any unsolicited ratings assigned after the date of this prospectus. If a non-hired NRSRO assigns an unsolicited rating on the notes, it may be lower than the ratings provided by the hired rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the reference pool, the credit enhancement available for the notes and the likelihood of repayment of the notes. You should not rely solely on the ratings on the notes.

The trust will issue floating rate notes, but will not enter into interest rate hedges, which may result in losses on your notes if interest rates rise	The leases in the reference pool require level monthly payments and the exchange note will accrue interest at a fixed rate, while the floating rate notes will accrue interest at a floating rate based on 30-day average SOFR, plus a spread. Even though the trust will issue floating rate notes, it will not enter into interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The trust will pay interest on the floating rate notes from available funds and not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in 30-day average SOFR would reduce the amounts available for payments to all the notes, not just to the floating rate notes.

If 30-day average SOFR increases to the point at which the amount of interest and principal due on the notes, together with fees and expenses of the trust, exceeds the available funds, the trust may not have sufficient funds to pay interest and principal due on the notes. If the trust does not have sufficient funds to make these payments, you may have delayed payments or losses on your notes.

The occurrence of a benchmark transition event could adversely affect the market value of the floating rate notes and/or limit your ability to resell the floating rate notes	The trust will issue floating rate notes that will accrue interest based on a benchmark. The benchmark will initially be 30-day average SOFR, although it may be changed following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

In order to compensate for any differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the floating rate notes. As a result, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

Finally, the trust will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

For more information about the benchmark for the floating rate notes and the replacement of the benchmark, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."

Risks relating to the trust assets and the reference pool

Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn	The performance of the leases and leased vehicles in the reference pool depends on a number of factors, including global financial markets, general economic conditions, unemployment levels, the circumstances of individual lessees, the terms of the leases, Ford Credit's underwriting standards at origination, the accuracy of Ford Credit's residual value forecasts, the success of Ford Credit's servicing, collection and vehicle remarketing strategies and used vehicle prices. Because many of these factors are outside the control of Ford Credit, the performance of the leases and leased vehicles in the reference pool cannot be predicted with accuracy and may worsen in an economic downturn, which could result in losses on your notes.

For more information about factors which could affect the performance of the leases and the value of the leased vehicles, you should read "— Declines in the resale value of the leased vehicles may adversely affect the performance of the leases and your notes," "— Vehicle recalls and customer satisfaction programs may adversely affect the performance of the leases and your notes" and "— High vehicle model or vehicle type concentrations may adversely affect the performance of the leases and your notes" below.

For more information about residual performance, delinquencies, repossessions and credit losses for Ford Credit's portfolio of U.S. leases, you should read "Sponsor and Servicer — Portfolio Residual Performance, Delinquency, Repossession and Credit Loss Information."

Payments on the notes depend on collections and defaults on the leases and proceeds from the sale of the leased vehicles	The trust will pay the notes only with amounts received on the exchange note. The amounts received on the exchange note will primarily depend on the collections on the leases in the reference pool, the impact of defaulted leases and the proceeds from the sale of the leased vehicles on scheduled termination, early termination or default. If there are decreased collections, increased frequencies of default or amounts lost following default or if the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, you may have delayed payments or losses on your notes.

The market value of a leased vehicle may not be greater than or equal to its base residual value at the end of the lease. If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it. Conversely, if the market value of a leased vehicle is greater than the price at which the vehicle may be purchased under the lease, the lessee will be less likely to return it. If the leased vehicle is purchased instead of being returned, the trust receives only the purchase price without regard to the market value for the disposition of the leased vehicle. In addition, proceeds from the sale of a leased vehicle could be delayed if the lessee elects to extend their lease term, or if the lessee returns the vehicle at the end of the lease but transportation of the vehicle to auction or the sale of the vehicle is delayed. If the net sale proceeds from returned leased vehicles are less than their base residual values or there are delays in the sale of leased vehicles, you may have delayed payments or losses on your notes.

Residual value losses may result in losses on your notes	Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases. The aggregate base residual value of the leased vehicles equals 65.58% of the sum of the base monthly payments plus the base residual value. This is the amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned as scheduled and sold for an amount equal to its base residual value. The base residual value used in this securitization transaction is the lower of the contract residual value stated in the lease and the ALG base residual value. The base residual value of 90.16% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicles.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions, as described in "— Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn" above. In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales and level and type of Ford-sponsored marketing programs. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, nearly every lease in the reference pool was originated under Ford-sponsored marketing programs. Under most of these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set. As a result, the price at which a lessee may purchase one of these leased vehicles, if applicable, was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle at the time of lease termination and less likely that a lessee will purchase one of these leased vehicles. Consequently, a large portion of the leased vehicles will likely be returned at lease termination and the net sales proceeds on these returned leased vehicles may be less than their base residual values. Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle. The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease, which equals the contract residual value plus a fee of up to $500 and other amounts owed under the lease.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may have delayed payments or losses on your notes.

Declines in the resale value of the leased vehicles may adversely affect the performance of the leases and your notes

The used vehicle market is affected by supply and demand for vehicles, which is influenced by many factors, including:

•     consumer tastes and preferences, which are influenced by many factors, including changes in technology and changes in fuel prices,

• the cost or availability of financing to consumers and dealers for their purchase of used vehicles,

• vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new models or on whether to sell a brand or to discontinue a model or brand,

• government actions, including actions that encourage consumers to purchase some types of vehicles,

• severe weather conditions that create delays in vehicle transportation or selling vehicles at auction,

• the timing of returns of leased vehicles by lessees, the availability of dealers to accept returns of leased vehicles, the ability to transport vehicles to auction and the timing of auctions conducting sales of vehicles,

• high volumes of lease terminations concentrated in specific locations, concentrated during specific periods of time or caused by fleet or vehicle rental companies that, in each case, cause an excessive volume of used vehicles to enter the market,

• constraints in production and supply chain factors, including shortages, price increases, or quality issues with key components or inputs for such key components needed to build new vehicles or repair and maintain used vehicles, and

• other factors including significant vehicle recalls and labor strikes.

None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. Changes in various factors could have disproportionate effects on the supply or demand for some vehicle types or models. For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, like full-sized trucks and SUVs and a decrease in fuel prices could disproportionately reduce the resale value of more fuel efficient vehicles such as hybrid electric, plug-in hybrid electric and battery electric vehicles. Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models. Consequently, the performance of the reference pool cannot be predicted with accuracy and may result in losses on your notes.

These impacts may be more pronounced if they relate to vehicle models or vehicle types that represent a high percentage of the leased vehicles in the reference pool.

For more information about the distribution by vehicle model and vehicle type of the leases, you should read "— High vehicle model or vehicle type concentrations may adversely affect the performance of the leases and your notes" below, and "Composition of the Reference Pool — Distribution of the Leases by Vehicle Model" and "Composition of the Reference Pool — Distribution by Vehicle Type of Leases" attached in Annex A.

Vehicle recalls and customer satisfaction programs may adversely affect the performance of the leases and your notes	Vehicle recalls and customer satisfaction programs that apply to the leased vehicles in the reference pool, including recalls resulting from government or regulatory investigations or Ford requests to lessees to return their leased vehicles to dealers or mechanics for possible service or repair or other similar actions, may adversely affect the residual value, delinquencies, repossessions and credit losses on the related leases and leased vehicles. An open recall or customer satisfaction program or lessee perception of the applicability of the same may increase the likelihood that lessees return those leased vehicles at the end of the lease or reduce the residual value of the affected leased vehicles and the price at which those leased vehicles are sold or delay the timing of disposition of those leased vehicles. An increase in delinquencies, repossessions and credit losses on the leases or a decrease in the residual value and the proceeds from the sale of leased vehicles may result in accelerated, delayed or reduced payments on your notes.

For more information about residual performance, delinquencies, repossessions and credit losses for Ford Credit's portfolio of U.S. leases, you should read "Sponsor and Servicer — Portfolio Residual Performance, Delinquency, Repossession and Credit Loss Information."

These impacts may be more pronounced if a vehicle recall applies to vehicle models or vehicle types that represent a high percentage of the leased vehicles in the reference pool.

For more information about the distribution by vehicle model and vehicle type of the leases, you should read "— High vehicle model or vehicle type concentrations may adversely affect the performance of the leases and your notes" below, and "Composition of the Reference Pool — Distribution of the Leases by Vehicle Model" and "Composition of the Reference Pool — Distribution by Vehicle Type of Leases" attached in Annex A.

High vehicle model or vehicle type concentrations may adversely affect the performance of the leases and your notes	If a specific vehicle model or vehicle type of the leased vehicles represents a significant percentage of the total securitization value, any adverse change in the value of that specific vehicle model or vehicle type of the leased vehicles may adversely impact the performance of the related leases or reduce the residual value of those leased vehicles and the price at which those leased vehicles are sold and could result in delayed payments or losses on your notes.

As of the cutoff date, the vehicle models and vehicle types of the leased vehicles in the reference pool are concentrated by initial total securitization value as follows:

Model	Vehicle Type	Percentage of Total Securitization Value
F-150	Truck	26.71%
Explorer	CUV	18.57%
Bronco	SUV	11.20%
Mustang Mach-E	CUV	8.85%
Bronco Sport	CUV	7.83%
Escape	CUV	5.23%

No other vehicle model represents more than 5% of the initial total securitization value as of the cutoff date.

For more information about the distribution by vehicle model and vehicle type of the leases, you should read "Composition of the Reference Pool — Distribution of the Leases by Vehicle Model" and "Composition of the Reference Pool — Distribution by Vehicle Type of Leases" attached in Annex A.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce funds available to pay your notes	If another person acquires an interest in the exchange note or in a lease or leased vehicle in the reference pool that has priority over the trust's interest, the payments on the exchange note, the collections on the lease or the proceeds from the sale of that leased vehicle may not be available to make payments on your notes. Another person could acquire an interest that is superior to the trust's interest if:

• the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date,

• the collateral agent does not have a perfected security interest in the assets in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in the leases and leased vehicles to the collateral agent on their acquisition by the titling companies and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party,

• the related titling company does not have proper evidence of its ownership of a leased vehicle in the reference pool despite the application for a certificate of title for the leased vehicle naming the related titling company as owner,

• the collateral agent does not have a perfected security interest in the lease in the reference pool because Ford Credit did not maintain physical possession of the related authoritative tangible copy of a record evidencing chattel paper, or "tangible lease" or "control" of the related authoritative electronic copy of a record evidencing chattel paper, or "electronic lease", or

• the collateral agent's security interest in a lease or leased vehicle in the reference pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, tax liens or mechanic's liens, may have priority over the collateral agent's security interest, or a leased vehicle is confiscated by a government agency.

For more information about the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read "Important Legal Considerations — Security Interests in Exchange Note and Leases and Leased Vehicles."

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool are concentrated by initial total securitization value in the following states:

Michigan	27.18%
New York	10.73%
California	9.32%
Florida	8.59%
New Jersey	5.99%
Ohio	5.08%

No other state represents more than 5% of the initial total securitization value as of the cutoff date. Economic conditions or other factors, such as natural disasters, affecting states with a high concentration of lessees may adversely impact the performance of the reference pool and could result in delayed payments or losses on your notes.

Risks relating to macroeconomic, regulatory and other external factors

Climate change could have an adverse effect on Ford and Ford Credit and may, directly or indirectly, cause losses on your notes	The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on Ford and Ford Credit, including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles.

The auto industry in particular is subject to regulations worldwide that govern product characteristics and that differ by region, country, state or province and locality. Regulations continue to be proposed to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford and Ford Credit.

Significant physical effects of climate change, such as extreme weather and natural disasters, the frequency and severity of which are expected to increase, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford, Ford Credit and their customers. For example, lessees living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their leases. The auto dealerships and physical auctions that facilitate the origination of the leases and disposition of the leased vehicles are also subject to disruption as a result of extreme weather and natural disasters. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors.

In addition, legal, technological, political and scientific developments related to climate change have created and will continue to create new opportunities and risks for Ford and Ford Credit. For example, Ford is continuing to make changes to its product cycle plan to improve the fuel economy of its petroleum-powered vehicles and to offer more propulsion choices, such as hybrid , plug-in hybrid, extended range electric, battery electric, and other electrified vehicles, with lower greenhouse gas emissions. These changes in Ford’s business may:

• create demand for those products and related services, such as Ford Credit financing,

• decrease demand for existing products or services related to purely internal combustion powered vehicles, and/or

• increase competition in the auto industry to develop innovative new products and related services.

Ford and Ford Credit’s reputations may also be adversely affected by current and/or future public perception of the greenhouse gas emissions of its internal combustion powered vehicles. A negative change in public opinion could expose Ford and Ford Credit to potential adverse consequences to their business operations and financial condition.

Any of those effects or their confluence could adversely affect the performance of the leases and leased vehicles, the market value of the leased vehicles securing the leases, the credit rating of Ford or Ford Credit or the ability of Ford Credit, as sponsor, to honor its commitment to reallocating leases and leased vehicles due to breaches of representations or warranties, and, as servicer, to service the leases and leased vehicles or reallocate leases and leased vehicles due to certain servicer modifications, which could result in losses on your notes.

The risks of climate change described above may exacerbate other risks disclosed in this section. For more information, you should read "— Geographic concentration may result in more risk to you," "— Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn," "— Declines in the resale value of the leased vehicles may adversely affect the performance of the leases and your notes," "— Vehicle recalls and customer satisfaction programs may adversely affect the performance of the leases and your notes," "— High vehicle model or vehicle type concentrations may adversely affect the performance of the leases and your notes," "— Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust" and "— A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes."

Economic volatility and global financial market disruptions resulting from a significant global or regional event could result in losses on your notes and/or limit your ability to resell your notes	The occurrence of a significant global or regional event, such as a financial crisis, economic downturn or recession (including reduced consumer spending), a public health crisis, epidemic or pandemic, a natural disaster, social unrest or a geopolitical conflict, war or other military conflict, could result in economic volatility and global financial markets disruptions, which could result in losses on your notes and/or limit your ability to resell your notes.

For example, the 2007-2009 global financial crisis and the COVID-19 pandemic each caused widespread deterioration in household, business and economic conditions and caused severe disruptions and significant dislocations and volatility in the economy and global financial markets, including:

• unprecedented increases in unemployment, stay-at-home orders, travel restrictions, quarantines and remote work arrangements,

• decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and volatility in used vehicle values,

• disruptions in global supply chains, governmental restrictions on business operations, shutdowns of various businesses and industries deemed non-essential and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and

• significant disruptions in financial markets and decreases in liquidity of certain secondary markets.

Unprecedented trade policy (including tariffs) in the United States, foreign government’s reactions, and the resulting economic volatility and global financial market disruptions could result in losses on your notes and/or limit your ability to resell your notes. Tariffs implemented to date in the United States and elsewhere have caused significant disruption, increased costs, and uncertainty in the automotive industry, including for Ford, Ford Credit, other original equipment manufacturers, or "OEMs," suppliers, and dealers, as well as customers. Moreover, tariffs implemented or increased in the United States and elsewhere in the future may exacerbate these impacts. Any additional tariffs or other measures that are implemented in the United States and any retaliatory tariffs or other measures or restrictions that are implemented by other governments, and the potential related market impacts, should they be sustained for an extended period of time, may have a significant adverse effect, including both operationally and financially, on the overall automotive industry, Ford, Ford Credit, and Ford’s supply chain now and in the future.

If a significant global or regional event occurs, or if an existing event worsens, it could cause similar increases in economic volatility or disruptions of the global financial markets, which could result in losses on your notes and/or affect your ability to resell your notes. Specifically, economic disruption related to such an event could lead to:

• Ford Credit choosing to grant an increased number of extensions to lessees,

• depressed economic activity and increased unemployment, leading to increased delinquency and credit losses on the leases,

• adverse effects on the liquidation value for repossessed leased vehicles and the resale value for returned leased vehicles or restrictions on the ability of the servicer to repossess and liquidate leased vehicles and the ability to accept and process returns of leased vehicles, and

• the enactment or enforcement of federal, state and local laws, regulations, executive orders and other actions that may preclude creditors from exercising certain rights.

The risks of a significant global or regional event described above may exacerbate other risks disclosed in this section. For more information about the risks that are susceptible to a significant global or regional event, you should read "— The timing of principal payments on your notes is uncertain," "— Overcollateralization may not increase as expected," "— The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes," "— Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn," "— Residual value losses may result in losses on your notes," "— Declines in the resale value of the leased vehicles may adversely affect the performance of the leases and your notes," "— Geographic concentration may result in more risk to you," "— Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust" and "— A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes."

Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act," is extensive legislation that impacts financial institutions and other nonbank financial companies, such as Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, or the "CFPB," which has authority to supervise and examine the largest nonbank automotive finance companies, including Ford Credit, for compliance with consumer financial protection laws.

For more information about potentially applicable provisions of the Dodd-Frank Act, you should read "Important Legal Considerations – The Dodd-Frank Act."

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a nonbank financial company if the company is in default or in danger of default and the resolution of the company under other insolvency law (such as United States Bankruptcy Code, 11 U.S.C. 101, or the "Bankruptcy Code") would have serious adverse effects on financial stability in the United States. It is not clear whether this alternative liquidation framework would apply to Ford Credit, the titling companies, the depositor or the trust. We believe that the relevant regulators would invoke the alternative liquidation framework only on rare occasion. Guidance from the FDIC indicates that the framework should be exercised in a manner consistent with the Bankruptcy Code, which is the insolvency regime that would apply to Ford Credit, the titling companies, the depositor and the trust absent the application of the alternative liquidation framework involving the FDIC. If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delayed payments or losses on your notes.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. In an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the securitization trust is a "covered person" under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat'l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). In 2024, the Third Circuit Court of Appeals affirmed the district court's decision that the defendant securitization trust is a "covered person" under the Dodd-Frank Act and is subject to the CFPB’s enforcement authority. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice, and the district court terminated the proceeding. Despite this dismissal, the CFPB may rely on these decisions as precedent in investigating and bringing enforcement actions against other securitization trusts, including the issuing entity, in the future.

In February 2022, the CFPB also issued a Compliance Bulletin stating its position that automobile loan and lease holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan and lease holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. On May 12, 2025, the CFPB filed notice in the Federal Register announcing that the agency had withdrawn this bulletin. Still it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile loans or leases, such as the issuing entity, and servicers in the future.

Eligibility of the Class A-1 notes under Rule 2a-7	The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. However, Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations about the qualification of the Class A-1 notes under, and compliance with, other applicable requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read "Investment Considerations."

SOFR is a relatively new reference rate, which could have an adverse effect on the floating rate notes	The floating rate notes will accrue interest based on 30-day average SOFR. SOFR is published by the Federal Reserve Bank of New York, or the "FRBNY," and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY notes on its publication page for SOFR that use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, we have no control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways we are unable to predict. SOFR is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. We cannot assure you that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes.

As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if SOFR is not published on any day, the floating rate notes will bear interest at a rate based on SOFR published on the first preceding day for which such rate was published. This previously published rate would be an overnight rate that would remain in effect until the next day on which SOFR is published. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. For more information on how SOFR is determined, you should read "Description of the Notes — Payments of Interest — Floating Rate Benchmark Rate; Benchmark Transition Event."

Because SOFR is a relatively new rate, the floating rate notes may not have an established trading market when issued, and an established trading market may never develop or may not be liquid. The secondary market for, and the market value of, the floating rate notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the floating rate notes, potential volatility of SOFR, the time remaining to the maturity of floating rate notes, the principal balance of the floating rate notes and the availability of comparable instruments. Market terms for the floating rate notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Similarly, if SOFR does not become widely adopted for securities like the floating rate notes, the trading prices of the floating rate notes may be lower than those of securities like the notes linked to indices that are more widely used. Investors in the floating rate notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

In addition, due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their floating rate notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the floating rate notes.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors should therefore not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR during the term of the floating rate notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.

Recent changes to U.S. federal tax laws may impact noteholders	P.L. 119-21, otherwise known as the “One Big Beautiful Bill Act of 2025,” permanently extended current corporate and individual tax rates, and made various additional changes to U.S. federal tax law, some of which expire at the end of 2028. The Act includes a deduction for interest paid by certain taxpayers on debt used to purchase (or refinance the purchase of) an “applicable passenger vehicle” assembled in the United States starting in 2025, which is limited to taxpayers with income below certain thresholds and expires at the end of 2028. However, this deduction is not available with respect to automobile lease payments, including the payments made on the leases in the reference pool. Changes to U.S. federal tax law could result in prepayment rates that differ materially from the rates assumed in the prepayment model used in this prospectus or result in increased defaults, and result in delayed payments or losses on your notes.

The sponsor cannot predict the long-term impact of any of the recent changes to U.S. federal tax law. Prospective investors are urged to consult their tax advisors regarding the effect to them of U.S. federal tax law developments prior to purchasing the notes.

Risks relating to the transaction parties

A decline in the financial condition or business prospects of Ford, Ford Credit or other interdependent market participants could result in losses on your notes

Manufacturers and suppliers in the auto industry are interdependent, and adverse events affecting any major auto manufacturer or supplier could have an adverse effect on the other industry participants, including Ford and Ford Credit. For example, economic volatility associated with the 2007-2009 global financial crisis and with the COVID-19 pandemic have had adverse effects on the financial condition and business prospects of manufacturers, suppliers and other interdependent market participants in the auto industry, including Ford and Ford Credit.

Changes in international trade policy, can have a substantial adverse effect on Ford and Ford Credit’s financial condition, results of operations, or business in general. To the extent governments in various regions implement or intensify restrictions or barriers to trade, such as tariff or non-tariff barriers, export controls, currency manipulation, or policies that otherwise favor domestic companies, there can be a significant negative impact on manufacturers based in other markets. Steps taken by governments to implement local content requirements, restrict export and import activities, or apply or consider applying additional or new tariffs on automobiles, parts, and other products and materials have disrupted supply chains, imposed additional costs on Ford and Ford Credit’s business, and led to other countries attempting to retaliate by imposing tariffs or other barriers, which make Ford’s products more expensive for customers, and, in turn, less competitive, and this trend may continue. Tariffs implemented to date in the United States and elsewhere have caused significant disruption, increased costs, and uncertainty in the automotive industry, including for Ford, Ford Credit, other OEMs, suppliers, and dealers, as well as customers. Moreover, tariffs implemented or increased in the United States and elsewhere in the future may exacerbate these impacts. Any additional tariffs or other measures that are implemented in the United States and any retaliatory tariffs or other measures or restrictions that are implemented by other governments, and the potential related market impacts, should they be sustained for an extended period of time, may have a significant adverse effect, including both operationally and financially, on the overall automotive industry, Ford, Ford Credit, and Ford’s supply chain now and in the future.

We cannot predict whether a significant global or regional event will occur, or whether an existing event will worsen, or whether and when other periods of increased economic volatility or decline will occur. If a significant global or regional event occurs or an existing event worsens, or global economic volatility resumes, the financial condition and business prospects of Ford and Ford Credit or of other manufacturers and suppliers in the U.S. auto industry, could be further adversely affected, which could have industry- or economy-wide effects due to the interdependence of market actors.

The occurrence of any of these events could adversely affect the performance of the leases and leased vehicles in the reference pool, the market value of the leased vehicles, the credit rating of Ford or Ford Credit or the ability of Ford Credit, as sponsor, to honor its commitment to reallocate leases and leased vehicles due to breaches of representations or warranties, and, as servicer, to service the leases and leased vehicles or reallocate the leases and leased vehicles due to certain servicer modifications, which could result in losses on your notes.

For more information about the effects that economic disruptions may have on the performance of the leases and leased vehicles, you should read "— Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn" above.

A bankruptcy of Ford Credit may result in accelerated or delayed payments or losses on your notes	If Ford Credit becomes subject to a bankruptcy proceeding, you may have delayed payments or losses on your notes. A bankruptcy court could conclude that Ford Credit effectively still owns the exchange note because the transfer of the exchange note by Ford Credit to the depositor was viewed as a financing and not a "true sale," or that the assets and liabilities of any of the titling companies, the holding companies that own membership interests in the titling companies or the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach either of these conclusions, you may have accelerated or delayed payments or losses on your notes due to:

• the "automatic stay" of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit's property that were existing before the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding starts.

If a court were to decide that the transfer was not a "true sale" or that the depositor should be consolidated with Ford Credit for bankruptcy purposes, the trust would benefit from a security interest in the exchange note. However, in that case, the exchange note would be deemed to be owned by Ford Credit and payments may be delayed, collateral substituted or other remedies may be imposed by the bankruptcy court that may cause accelerated or delayed payments or losses on your notes.

Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the exchange note is considered a "true sale" or the depositor is consolidated with Ford Credit for bankruptcy purposes. For example:

• as noted above, the "automatic stay" may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to reallocate leases and leased vehicles based on a breach of a representation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy of Ford Credit on your notes, you should read "Important Legal Considerations — Bankruptcy Considerations."

The servicer's ability to commingle collections with its own funds may result in delayed payments or losses on your notes	The servicer will be required to deposit collections on the reference pool in the collection account within two business days of applying them on the leases or on a monthly basis, depending on its credit ratings. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds. If the servicer does not pay these amounts to the trust by the next payment date, which could occur if the servicer becomes subject to a bankruptcy proceeding, it may result in delayed payments or losses on your notes.

For more information about Ford Credit's credit ratings, you should read "Sponsor and Servicer — Ratings of Sponsor and Servicer."

Delays in collecting payments could occur if Ford Credit is not the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be disrupted or delayed. This may result in delayed payments on your notes. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in "Servicing — Resignation and Termination of Servicer."

The servicing fee may be insufficient to attract a replacement servicer	If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual cost of servicing the reference pool. In particular, the amount of the servicing fee will decline each month as the total securitization value declines but the cost of servicing each account will remain essentially fixed. This risk is greatest toward the end of a securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and processing of monthly payments. A delay or inability to find a replacement servicer would disrupt or delay collection and other servicing activities on the leases and leased vehicles in the reference pool and could disrupt or delay reports to the noteholders and the indenture trustee and result in delayed payments or losses on your notes.

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes	The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment and term extensions and to determine the timing and method of collection, vehicle remarketing and whether or not to make a servicer advance. The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of payments received by the trust on the exchange note. If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may have delayed payments or losses on your notes.

The servicer's operational information systems and security systems could be affected by cybersecurity incidents, ransomware attacks and other disruptions that may result in losses on your notes	The servicer relies on information technology networks and information systems, including mobile devices, some of which are managed by suppliers some of which are provided by third-party service providers, and some of which ultimately rely on other services provided to these third parties by unaffiliated service providers, to process, transmit, and store electronic information that is important to the servicing of the leases and leased vehicles. Despite devoting significant resources to its cybersecurity programs, the servicer is at risk for interruptions, outages, and compromises of operational information systems (including business, financial, accounting, product development, consumer receivables or data processing) and facility security systems, whether caused by a ransomware or other cybersecurity incident, security breach, or other reasons (e.g., a natural disaster, fire, acts of terrorism or war, or an overburdened infrastructure system). Additionally, any outage, security breach, misconfiguration, or loss of data within networks and systems managed by or reliant on the products and services of unaffiliated third parties could lead to similar compromises. Such incidents could materially disrupt the servicer's operational information systems, result in loss or unwilling publication of trade secrets or other proprietary or competitively sensitive information, compromise the privacy of personal information of consumers, employees or others, or disrupt or degrade the servicer’s service and/or operations. Moreover, the servicer, its suppliers, service providers, and Ford dealers have been the target of cybersecurity incidents, and such threats are continuing and evolving, which may cause cybersecurity incidents to be more difficult to detect for periods of time. The servicer's networks could also be impacted by, or a cybersecurity incident may result from, the negligence or misconduct of insiders or third parties who have access to the servicer's networks and systems. The servicer employs capabilities, processes, and other security measures it believes are reasonably designed to detect, reduce and mitigate the risk of cybersecurity incidents and has requirements for its suppliers and service providers to do the same; however, the servicer may not be aware of all vulnerabilities, or might not accurately assess the risks of incidents, and such preventative measures cannot provide absolute security and may not be sufficient in all circumstances or mitigate all potential risks, including the loss or disclosure of sensitive information. If the servicer experiences any interruptions or losses in its information processing capabilities, or experiences a ransomware or other cybersecurity incident, its ability to service the leases and leased vehicles may be materially and adversely affected, which may result in delayed payments or losses on your notes.

Failure by Ford Credit or the depositor to reallocate leases and leased vehicles when required may result in delayed payments or losses on your notes	Ford Credit and the depositor make representations regarding the leases and leased vehicles, including that their origination and servicing comply with U.S. federal and state consumer financial protection laws. If any of these representations are not true, it could adversely affect the collectability of the related leases. For instance, if the origination or servicing of a lease does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting amounts due on the lease. Ford Credit and/or the depositor must reallocate leases and leased vehicles that breach any of these representations if such a breach has a material adverse effect on the lease and leased vehicle. Similarly, Ford Credit, as servicer, is required to reallocate from the reference pool leases and leased vehicles for which certain modifications have been made. If Ford Credit or the depositor fails to reallocate, or the servicer fails to reallocate, the related leases and leased vehicles, you may experience delayed payments or losses on your notes.

For more details about consumer financial protection laws relating to the leases, you should read "Important Legal Considerations — Lease Contracts and Leased Vehicles — Consumer Financial Protection Laws."

Sponsor and Servicer

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of Ford Credit's business consists of financing Ford and Lincoln vehicles and supporting the dealers of those brands. Ford Credit's primary financing products are:

•	Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, including vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•	payments on retail installment sale contracts and leases that it purchases,

•	interest rate supplements and other support payments from Ford and affiliated companies, and

•	payments on wholesale and other dealer financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued. Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction and the administrator for the trust. Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies and the administrator for the collateral agent.

As sponsor, Ford Credit will be responsible for structuring this securitization transaction, selecting the transaction parties and paying the expenses of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses. Ford Credit will also select the leases and leased vehicles allocated to the reference pool for this securitization transaction using the criteria described in "Reference Pool — Selection of Reference Pool." Ford Credit will make representations about the characteristics of the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note. If Ford Credit obtains knowledge or is notified by the trust, the owner trustee or the indenture trustee of a claim to the effect that any representation made about a lease or leased vehicle was untrue when made, Ford Credit must investigate whether a breach of that representation has occurred, and if so and if the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must reallocate the lease and leased vehicle from the reference pool unless it corrects the breach in all material respects before the date it is required to reallocate the lease and leased vehicle.

For more information about the representations and reallocation obligations, you should read "Reference Pool — Representations About Reference Pool" and "Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles."

As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from Ford and Lincoln brand motor vehicle dealers in the United States in the ordinary course of its

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business. As lender, Ford Credit will request the titling companies to issue the exchange note for this securitization transaction and will also be the initial holder of the exchange note and other exchange notes issued under the credit and security agreement. In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.

As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies. Ford Credit is also responsible for servicing the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.

As collateral agent administrator, Ford Credit performs administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking necessary actions for the collateral agent related to the certificates of title for the leased vehicles. Ford Credit will receive a fee for the performance of its services as collateral agent administrator.

As administrator, Ford Credit will perform administrative duties on behalf of the trust. Ford Credit will receive a fee for the performance of its services as administrator.

Ford Credit's wholly-owned subsidiary, the depositor, will retain the residual interest in the trust. The residual interest represents the ownership interest in the trust and the right to all funds not needed to make required payments on the notes, offset losses on the leases, pay fees and expenses of the trust or make deposits in the reserve account. The residual interest is subordinated to the notes and represents the first-loss interest in this securitization transaction. The depositor's retained interest will not be sold, financed, transferred or hedged by Ford Credit, the depositor or any of their affiliates other than as permitted by Regulation RR.

For more information about the required retention of credit risk in the transaction by the sponsor, you should read "Credit Risk Retention."

Ratings of Sponsor and Servicer

As of the date of this prospectus, Ford Credit's senior unsecured debt ratings are:

	DBRS	Fitch	Moody's	S&P
Short-term debt ratings	R-2 (low)	F3	NP	A-3
Long-term debt ratings	BBB (low)	BBB-	Ba1	BBB-
Outlook	Stable	Stable	Stable	Negative

The rating agencies periodically review Ford Credit's debt ratings and may raise, downgrade or change the ratings or the outlook of the ratings at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections (except recoveries) on the leases and leased vehicles in the reference pool in the collection account within two business days of applying these amounts to the lessee accounts.

For more information about the deposit of collections, you should read "Servicing — Deposit of Collections."

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Securitization Experience

Ford Credit has securitized its assets since 1988. Ford Credit's securitization programs are diversified across asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, leases and leased vehicles and dealer floorplan receivables. Ford Credit participates in a number of international securitization markets, including the United States, Canada, the United Kingdom, Germany, Mexico and China. Ford Credit also participated in the securitization markets in Japan, Australia and other European countries.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs, in which it sells receivables to trusts making registered public offerings or broadly-distributed Rule 144A offerings of asset-backed securities. In addition, Ford Credit regularly sells interests in, and asset-backed securities backed by, pools of receivables to a large number of bank-sponsored asset-backed commercial paper conduits and other banks and financial institutions.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons. Securitization is a core component of Ford Credit's funding strategy.

For more information about Ford Credit's securitization programs and its funding strategy, please read Ford Credit's Annual Report on Form 10-K which is available on Ford Credit's website at www.ford.com/finance/investor-center.

Securitization Program for Leases

Ford Credit established a publicly-registered securitization program for leases in the United States in 2011. The asset-backed securities offered by this prospectus are part of that program. Ford Credit first securitized leases in the mid-1990s and has had an active private securitization program for leases since 2004, including broadly-distributed transactions under Rule 144A beginning in 2009 and ending in 2011 when Ford Credit started its public lease securitization program. Ford Credit has issued asset-backed securities in more than 45 transactions under its public and private lease programs. Ford Credit has never received a demand to reallocate a lease and leased vehicle from a reference pool backing the asset-backed securities offered in these programs due to a breach of representations made about the leases and leased vehicles. Reallocations of leases and leased vehicles due to Ford Credit's discovery of a breach of representations have been immaterial in these lease programs. None of the asset-backed securities offered in these programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Use of Titling Companies; Financing Purchases of Leases by Titling Companies

Ford Credit uses two titling companies in its leasing business. These titling companies purchase leases entered into between lessees and motor vehicle dealers and the leased vehicles that are subject to those leases. The state where the leased vehicle is titled at the beginning of the lease determines which titling company purchases a given lease and leased vehicle. Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility established by the credit and security agreement and contributions to the titling company indirectly from Ford Credit. The titling companies have agreed to pay amounts advanced under the revolving credit facility on a joint and several basis.

Ford Credit may request that the titling companies exchange an amount outstanding under the revolving credit facility for a term obligation evidenced by an "exchange note."

Amounts due to Ford Credit under the revolving credit facility and amounts due under outstanding exchange notes, including the exchange note issued for this securitization transaction, are secured by a single security interest in favor of the collateral agent, for the benefit of Ford Credit and the holder of an

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exchange note, on the leases and leased vehicles financed under the credit and security agreement and proceeds of those leases and leased vehicles. Whenever a new exchange note is issued, some leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note. For more information about the reference pool, you should read "Reference Pool."

Under the credit and security agreement, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before the sale of that vehicle. Ford Credit, as servicer, must deposit an amount equal to the net proceeds of the sale in the collection account under the servicing agreement.

Origination, Underwriting and Purchasing

Vehicle Leasing. The Ford Credit titling companies use funds borrowed from Ford Credit to purchase completed leases entered into between lessees and Ford and Lincoln brand motor vehicle dealers. When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the price of the vehicle and the purchase of insurance, service contracts and other products offered by the dealer. The lessee also chooses the lease term and the mileage allowance and the dealer uses the Ford Credit residual value and any Ford-sponsored marketing programs to calculate and provide the monthly payment. The lessee can choose the day on which monthly payments will be due, but the first monthly payment due date must be between 21 and 35 days of completing the lease.

The monthly payments are set so that, over the lease term, the "base monthly payments" will cover the difference between the adjusted capitalized cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the "contract residual value" plus lease charges. The "adjusted capitalized cost" of the lease is generally equal to the price of the leased vehicle plus, if applicable, taxes, additional products such as insurance and service contracts, dealer installed or other vehicle accessories, including software services, vehicle charging equipment, outstanding balances on prior leases or trade-in vehicles and other fees and charges included in the lease, less any vehicle trade-in, cash payments from the lessee and cash payments from marketing programs offered by Ford and Ford Credit applied to reduce this amount. Ford Credit will generally only purchase leases from dealers if it approved the additional products included on the lease and the providers of those products. Lease charges are based on an implicit interest rate, called a "lease factor." A lessee's total monthly payment may also include sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.

The leases are closed-end leases, meaning that at the end of the lease term the lessee can either purchase the vehicle for a pre-determined purchase option price, if that option is available in the lease, or otherwise must return the leased vehicle. If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess of the leased vehicle's net sale proceeds over the contract residual value. The related titling company, as the lessor, retains the residual risk on the leased vehicle. Generally, Ford Credit's lease contracts include a disposition fee. The lessee must pay the disposition fee if the lessee returns the leased vehicle to Ford Credit. From time to time, Ford Credit may waive the disposition fee for lessees who meet eligibility criteria established by Ford Credit.

Ford Credit establishes a standard contract residual value and lease factor for each lease. However, nearly every lease purchased by the titling companies is originated under Ford-sponsored marketing programs. Under these programs, the contract residual value is set higher and/or the lease factor is set lower than Ford Credit would otherwise have set them, which reduces the lessee's monthly payments and/or increases the lessee's purchase option price, if applicable. In most cases, Ford pays Ford Credit the present value of the difference between the terms under the marketing program and Ford Credit's standard leasing terms, adjusted for a return rate assumption. Ford Credit also allows lessees to reduce the lease factor by prepaying every monthly payment in a single up-front payment.

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Credit Application and Scoring Models. Ford Credit makes credit and purchase decisions on behalf of the titling companies, as servicer for the titling companies. Each lessee that elects to lease through the dealer completes a credit application. If the dealer requests that Ford Credit purchase a lease, the dealer submits the credit application electronically to Ford Credit through online systems together with information about the proposed terms of the lease. On receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other credit information. Ford Credit generally selects a credit bureau based on its assessment of which credit bureau provides the most accurate and complete credit reports and a credit analyst may select an additional credit bureau for more information. In some cases, the applicant is a business entity and a credit report from a commercial credit bureau is used as described in "— Commercial Accounts" below. In a small number of cases, a credit report is not available because an applicant does not have a sufficient credit history. Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

If an individual applicant has sufficient recent credit history, the credit bureau information used in Ford Credit's origination scoring models includes the applicant's credit risk score, often called a FICO® score. A FICO® score is generated using statistical models created by Fair Isaac Corporation and measures the likelihood that an applicant will become severely delinquent. FICO® is a registered trademark of Fair Isaac Corporation. FICO® models are updated from time to time. Ford Credit currently uses FICO® scores designed specifically for automotive financing known as FICO® 8 scores. FICO® scores range from 250 to 900. An applicant's FICO® score is a factor in Ford Credit's consumer origination scoring models. An applicant's lease-to-value and payment-to-income ratios are also factors, among others, in Ford Credit's consumer origination scoring models.

The first step Ford Credit takes on receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity and the applicant's credit profile. This classification determines the particular origination scoring model to be used. Ford Credit's proprietary origination scoring models assess the creditworthiness of the applicant using the information in the applicant's credit application, the proposed terms of the lease, the applicant's credit bureau information and other information obtained by Ford Credit. The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of paying the amounts due under their leases. The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit's evaluation process. The origination scoring models update the applicant's risk score in real time throughout the evaluation and purchasing process, if any of the inputs to the risk score change. However, using origination scoring models does not eliminate credit risk in Ford Credit's origination, underwriting and purchasing practices.

Ford Credit's origination scoring models are developed internally based on Ford Credit's portfolio databases of millions of leases originated over several decades to identify key variables that predict an applicant's probability of paying the amount due under the lease. Certain origination scoring models for consumer credit applicants are developed using advanced statistical tools to improve data interactions and evaluate and create more predictive variables, which enhance the model's ability to assess risk. Those origination scoring models can sometimes place a greater emphasis on the newly created variables, which continue to be derived from certain information in an applicant's credit bureau report, other available credit information and the proposed lease terms, with relatively less emphasis placed on traditional variables such as an applicant's FICO® score.

Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its lease portfolio. Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan. Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall risk scores or modifying the weighting of selected variables.

Underwriting and Credit Evaluation. After all information is obtained and a proprietary risk score is generated, Ford Credit evaluates the application to determine whether to approve it. Ford Credit's decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of

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the lease, the credit bureau information, the proprietary risk score and other information. The evaluation emphasizes the applicant's ability to pay and creditworthiness focusing on payment, affordability, applicant credit history and stability factors as key considerations. The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

The lease-to-value ratio used in the origination scoring models is determined by dividing the acquisition cost by the collateral value of the vehicle. The collateral value of the vehicle for this purpose is generally the MSRP, but it may be increased to reflect equipment added to the vehicle, including accessories and software services. The collateral value is generally higher than the wholesale value because it excludes adjustments to the dealer invoice price. Ford Credit may adjust the collateral value before calculating the lease-to-value ratio that is used in the origination scoring models.

The payment-to-income ratio, or "PTI," is determined by dividing the base monthly payment by the combined gross monthly income and other monthly income of the applicant and any co-applicant as reported by them in the credit application or as adjusted in limited cases through Ford Credit's income verification process. PTI is not calculated on leases for which the lessee prepays every monthly payment in a single up-front payment. PTI is also not calculated for commercial use leases with a business entity as the primary lessee. PTI is not used for credit evaluation for a limited number of leases where the applicant stated no income or negligible income and leases where Ford Credit has determined that the PTI is unreliable.

All credit applications automatically go into Ford Credit's electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently. The electronic decisioning process first identifies the applications to approve, reject or make a conditional offer for a resulting lease, and then the remaining applications are assigned to a credit analyst for further evaluation. These electronic decisions are made using a strategy that generally replicates the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit's experience have resulted in credit analysts' approval, rejection or conditional offer decisions. Ford Credit regularly reviews its electronic decisioning process and makes adjustments in response to market conditions, lease terms and the performance of its portfolio or to increase or decrease the percentage of applications electronically approved, conditionally offered or rejected. Ford Credit electronically approves between approximately 70% to 75% of the purchased leases, as measured by acquisition cost of total originations. Ford Credit uses a single level underwriting standard for all credit applications including those that are electronically decisioned and those decisioned by a credit analyst. Many of the applications not approved in the electronic decisioning process are evaluated and approved by a credit analyst.

On receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit's purchasing standards. Each credit application is reviewed separately and the credit analyst makes an individual decision based on the credit analyst's assessment of the strengths and weaknesses of the application. The credit analyst may work with the dealer to determine acceptable lease terms for applications that cannot be approved as originally submitted. The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or a security deposit or on changes to the lease terms, such as a higher cash payment from the lessee or a less expensive vehicle being leased. For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using Ford Credit's established procedures before a decision is made.

To support consistent credit and purchase decisions and the overall quality of the portfolio, as described in "— Portfolio Quality" below, Ford Credit establishes purchasing standards and procedures including purchase quality guidelines and risk factor guidelines that are used by its credit analysts. Purchase quality guidelines set targets for the purchase of lower and marginal quality leases and may be set at different levels for different Ford Credit business regions. Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like PTI and debt-to-income ratios, FICO® score and lease term. Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating an application determine whether there may be

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other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, residency and employment stability and eligibility for Ford-sponsored marketing programs. Ford Credit also uses performance monitoring software to improve process discipline and consistency of decisions. Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit's evaluation and credit and purchase decision process.

Managers review or approve any credit application that contains specific characteristics or combinations of characteristics identified in Ford Credit's risk factor guidelines. Ford Credit's credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve a credit application or purchase a lease that would not otherwise be approved or purchased through Ford Credit's decision process.

Ford Credit also has a compliance management program designed to ensure that Ford Credit's processes comply with legal and regulatory requirements. The compliance management program is commensurate with Ford Credit's structure and the complexity of the products and services it offers.

Credit and purchase decisions are typically communicated to the dealer electronically and credit decisions made through the electronic decisioning process are typically communicated within seconds. For credit applications not decisioned electronically, Ford Credit typically makes a decision within 20 minutes of receipt of an application. Less creditworthy applicants may require additional investigation and take longer before a decision can be made.

Lease Purchasing Process. For approved credit applications, dealers must submit leases, signed by both the customer and the dealer, on paper or electronic forms approved by Ford Credit and determined by Ford Credit to be in compliance with law and enforceable. After the dealer submits a completed lease, Ford Credit confirms that the terms of the lease are consistent with the application approval and checks for errors apparent in the lease disclosures made by the dealer. If the lease is consistent with the approval but contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the customer or obtain a signed modification agreement from the customer. If the lease is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new lease.

As part of the approval process, Ford Credit establishes a lease factor that is used to calculate the lessee's monthly payments. The lease factor applicable to a particular lease is based on a combination of factors, including Ford Credit's proprietary risk score and the lease characteristics. If the dealer submits a lease with a lease factor exceeding the maximum allowed by Ford Credit, either the titling company will not purchase the lease or Ford Credit will adjust the lease factor to meet Ford Credit guidelines. Ford and Ford Credit may also offer marketing programs where the lease factor is determined primarily based on the specific applicant or lease characteristics, including the leased vehicle, rather than on the risk scores. These programs are generally offered to attract particular types of applicants, such as current college students and recent college graduates or first time buyers of Ford or Lincoln vehicles, or to promote sales of particular Ford and Lincoln vehicles.

A titling company purchases the lease from the dealer for an amount equal to the acquisition cost plus, if applicable, a set fee or the portion of the lease charges that exceed the lease factor established by Ford Credit. The portion of the lease charge earned by the dealer is generally calculated using the difference between the lease factor set by Ford Credit and the lease factor of the lease that is submitted by the dealer.

At the time the lease is originated, the dealer must collect the first month's lease payment because lease payments are made in advance. Less creditworthy lessees may also be required to make a security deposit typically equal to approximately one month's payment. The dealer also collects required license fees, acquisition fees and other fees and taxes to register the vehicle that are not included in the lease.

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The lessee agrees to maintain comprehensive, collision, and liability insurance on the leased vehicle, and the dealer is required to confirm insurance is in place at the beginning of the lease. The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements. The maximum allowable deductible is $1,000. The titling company must be named as an additional insured and loss payee on insurance policies. Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary. Ford Credit generally does not track whether the lessee maintains the required insurance after the origination of the lease.

Each dealer signs an assignment agreement with Ford Credit and represents that the lease assigned to the applicable titling company is complete, all required lease disclosures were properly made and all material statements made to Ford Credit by the dealer on behalf of the customer are true. If, after investigation, these representations are later determined to have been untrue when made, including due to fraud, Ford Credit may require the dealer to repurchase the lease and the lease is paid off in Ford Credit's receivables system, or may retain the lease and obtain a dealer guaranty in case there is a subsequent default on the lease.

Lease Maintenance. Leases purchased by the titling companies are either completed in paper form and are physically signed by the customer or are completed in electronic form and are electronically signed by the customer. Ford Credit, as custodian for the collateral agent, maintains possession of the paper leases and related documents through a third-party vendor in secure, limited access facilities. These facilities use security access measures, including physical badge or biometric authentication and may use video surveillance. These facilities have fire suppression systems and are subject to disaster recovery and business continuity plans to ensure safekeeping and preservation of the documents. The electronic leases are stored in a specially-designed computer system or "electronic vault" maintained by a third-party vendor that establishes Ford Credit's "control" of the electronic leases as the custodian for the collateral agent. Access to the electronic vault is limited to users having a business need and controlled by user identification, passwords, machine token authentication and access logs. Access to the data center housing the electronic vault is limited to authorized system maintenance users and is controlled by anti-intrusion software, video surveillance and physical badge or biometric authentication. The data center and electronic vault are subject to disaster recovery and business continuity plans.

All leases purchased by the titling companies are entered into Ford Credit's originations and receivables systems and assigned a unique account number for the life of the lease. Ford Credit considers a lease to be originated on the date the lease is signed by the customer.

Purchased leases and related documents are electronically imaged. For electronic leases, a separate image of the original lease is created for servicing purposes. Once imaged, the documents may be viewed on Ford Credit's systems for servicing, but may not be altered or deleted from those systems. Additional documents generated or received by Ford Credit during servicing are also added to the imaged file.

Vehicle Title. The assignment agreement also requires the dealer to apply immediately for a certificate of title for the leased vehicle naming the applicable titling company as the owner of the leased vehicle and naming the collateral agent as secured party. Ford Credit or its vendor verifies each title to confirm that the titling company is identified as owner and that the collateral agent's security interest is noted, using procedures to follow up with the dealer, the customer or state vehicle regulatory agencies. In most states, the verification occurs when the certificate of title is received. Ford Credit or its vendor receives the certificate of title and holds it until the lease is paid off. If Ford Credit cannot verify that the lien of the collateral agent is noted on the certificate of title within an established period of time or if the lien notation is incorrect, it follows up with the dealer, the customer or the state vehicle regulatory agencies to properly note or correct the lien.

Ford Credit's vendor stores paper certificates of title in secure facilities controlled by physical badge authentication. Access to the title storage area is limited to authorized personnel with a business need. Ford Credit also uses the electronic certificate of title process offered in many states that maintain electronic records of the certificate of title and lienholder information. Electronic titles are processed by Ford Credit's vendor and, unless prohibited by state law, are converted to paper titles and stored at the vendor's secure facilities.

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Types of Leases and Vehicle Classification. Nearly every lease purchased by the titling companies is for new Ford and Lincoln vehicles that have not had their title registered. The titling companies also purchase leases for vehicles that were previously used by a dealer as courtesy vehicles for the dealer’s service customers as well as demonstrator vehicles used by a dealer. Dealers are not required by Ford Credit to title and register those vehicles unless required by federal, state or local laws and regulations. Ford Credit considers those courtesy and demonstrator vehicles, which generally have fewer than 6,000 miles, to be new vehicles at the time of lease origination.

Most leases are with individuals who lease vehicles for personal use. The titling companies generally purchase leases with terms of 24, 36, 39 and 48 months, but will purchase leases with other terms. The lease term is the number of months that the lessee keeps the leased vehicle, but the lease term does not end upon receipt of final payment from the lessee because lease payments are made in advance.

Ford Credit classifies vehicles into categories. The car category includes sedans, hatchbacks and coupes. The light truck category includes minivans, vans and light pick-up trucks including a limited number that may have specialty bodies. The utility category includes wagons, SUVs and cross overs.

Each lease purchased by the titling companies has a related leased vehicle with either a gasoline, hybrid, plug-in hybrid or battery electric power source. The majority of the leased vehicles in Ford Credit's lease portfolio have a gasoline power source, however, the total number and percentage of leased vehicles with other power sources fluctuates over time in response to consumer preferences and various compliance and regulatory thresholds, including zero emission vehicle mandates in California and other states.

For more information about the leased vehicles in the reference pool with hybrid, plug-in hybrid or battery electric power sources, you should read "Annex A — Composition of the Reference Pool — Distribution by Powertrain of Leases."

Determination of Residual Values. The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term. The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment. The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle at the end of the lease term, if applicable.

Ford Credit uses proprietary residual value models and an internal review process to establish residual values. These residual value models use a number of factors about a vehicle to determine its residual value, including the manufacturer's suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal used market trends. In addition to those factors, Ford Credit’s residual value models also consider a number of macroeconomic factors such as gasoline prices, inflation and trends in the national gross domestic product. Ford Credit regularly reviews and updates its residual value models. The internal review process considers the accuracy of the current residual value models as vehicles come off lease, current or planned Ford-sponsored marketing programs, market acceptance of vehicles and competitive actions within the vehicle segment. In a small number of cases, such as limited vehicle models or new vehicle models where there is not sufficient information available, the residual values are set using only the internal review process. In establishing residual values for leased vehicles, Ford Credit also compares its residual values to historical used market values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, including Automotive Lease Guide or "ALG."

Ford Credit sets residual value percentages quarterly for each new Ford and Lincoln vehicle generally for lease terms of 24, 36, 39 and 48 months. Ford Credit may set residual value percentages for other lease terms to promote the use of the other lease terms to maximize used market values on returned leased vehicles and to more evenly spread out the termination dates of leases in its portfolio. If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term. Residual value percentages are also determined based on maximum mileage levels ranging from 7,500 to 19,500 miles per year for Ford vehicles and 5,000 to 19,500 miles per year for Lincoln vehicles. Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles), which reduces the contract residual value, but the residual value

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percentage will not be adjusted. Certain dealer-installed equipment and accessories are eligible to be included in the residual calculation, subject to limits and conditions set by Ford Credit.

Ford sponsors marketing programs on particular vehicles to lower a lessee's monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit. Vehicles that are leased under these Ford-sponsored marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time. For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the residual value that Ford Credit would otherwise set.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle's contract residual value and there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle's contract residual value.

Commercial Accounts. Some of the leases purchased by the titling companies are for lessees who are either business entities or individuals who use the leased vehicles for commercial purposes. Commercial customers may have multiple vehicles financed with Ford Credit and a portion of commercial customers have lines of credit that allow the customer to finance the purchase and lease of multiple vehicles up to the approved amount under pre-established terms, subject to some conditions.

Ford Credit's origination scoring models for commercial applicants that are business entities include factors relevant to businesses and use commercial credit bureau information. Consumer credit bureaus do not provide data or FICO® scores for business entities. The origination scoring models for commercial applications that include individuals as the applicant, co-applicant or guarantor use the individual's FICO® score, but still factor in the commercial use of the leased vehicle and commercial credit bureau information if the commercial applicant is a business entity.

For the majority of commercial applicants that are business entities, the commercial credit bureau information used in Ford Credit's origination scoring models includes the primary applicant's Small Business Credit Share, or SBCS® score, even if there is also a FICO® score because the commercial application included an individual. SBCS® scores are generated using statistical models created by Experian and measure the likelihood that a commercial applicant will become severely delinquent. SBCS® scores range from 0 to 100. Ford Credit uses the SBCS® Acquisition Score in its commercial origination scoring models to generate a proprietary risk score for the applicants. Commercial credit bureau scores are not as significant a factor in Ford Credit's commercial origination scoring models as FICO® scores are in the consumer origination scoring models.

If the credit analyst requires additional information on a commercial applicant, the analyst may obtain a credit report from Dun & Bradstreet. The analyst may regenerate the applicant's proprietary risk score through the commercial origination scoring models using data from this report, including various scores on the applicant. The credit report obtained from Dun & Bradstreet also includes the applicant's D&B Delinquency Predictor Score, a commercial credit score that is created by Dun & Bradstreet to measure the likelihood that a business will become severely delinquent. D&B Delinquency Predictor Scores range from 101 to 670. Ford Credit uses the D&B Delinquency Predictor Score in its commercial origination scoring models if the credit analyst determines that the Dun & Bradstreet credit report provides more fulsome information for an applicant or an SBCS® Acquisition Score is unavailable for a commercial applicant that is a business entity.

For commercial line of credit applicants, there are two steps in the process. First, Ford Credit evaluates the applicant for approval of the line of credit. Underwriting procedures vary based on desired line of credit size, but the procedures include a commercial credit report from Dun & Bradstreet that contains payment history information and various scores on the applicant and may include review of the applicant's financial statements and proposed vehicle usage. Once the applicant is approved for a line of credit, the second step in the process occurs each time there is a request to lease a vehicle under the line of credit. At this time, Ford Credit gathers the same information for commercial customers with a line of credit as it does for other

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commercial customers and generates a proprietary risk score. The key considerations for requests to lease a vehicle under a line of credit are that there is capacity under the line of credit and there have been no significant changes to the customer's financial condition.

Similar to purchase decisions for consumer applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle. For these reasons, Ford Credit uses a different electronic decisioning process for commercial applicants and its purchase standards are often different. Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle's contract residual value. As a result, the titling companies have few leased vehicles with specialty bodies. In addition, Ford Credit has dedicated commercial credit analysts to review and evaluate commercial applications.

An important difference between commercial leases and other leases is that commercial leases with the same lessee may be included in a separate cross-collateral agreement that covers one or more leases and leased vehicles and/or financing agreements with that lessee for certain related equipment, such as vehicle charging equipment, or for other financing. These cross-collateral agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles and/or collateral under the financing agreements, if any, based on specific triggers. These repossession rights may apply even if some of the leases and/or financing agreements are not past due. Payments or other amounts received on a specific lease, such as repossession sale proceeds, generally are applied first to that lease. Excess amounts collected for one lease may be applied to other leases or financing agreements with the same lessee to reduce losses.

Portfolio Quality. Ford Credit uses its purchasing standards to manage the overall quality of its lease portfolio. Ford Credit reviews credit analysts' decisions regularly to ensure they are consistent with Ford Credit's purchasing standards and credit approval authority. In addition, a specific auditing group within Ford Credit regularly reviews the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality leases, and to provide ongoing training for credit analysts. These reports are generated at several levels including total company, geographic region, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its lease portfolio to evaluate the effectiveness of its credit decisions and purchasing standards. If external economic factors, credit losses or delinquencies, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, to change the quality of its portfolio or to achieve other business objectives.

Origination Characteristics

The following table contains information about the leases purchased from dealers by Ford Credit as servicer for the titling companies during each of the periods indicated.

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Origination Characteristics

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Number of leases originated(1)	55,142	55,326	243,937	223,029	182,481	170,114	223,270
Total acquisition cost (in millions)	$2,717	$2,615	$11,665	$10,251	$8,312	$7,296	$9,379
Weighted average(2) original term (in months)	38.5	37.0	37.7	35.8	35.5	34.4	34.8
Weighted average(2) FICO® score(3) at origination	759	761	760	762	762	761	759
No FICO® score consumer(4)(5)	0.6%	0.6%	0.6%	0.5%	0.4%	0.6%	0.4%
Weighted average(2) LTV(6)	97%	92%	93%	92%	92%	93%	94%
Weighted average(2) PTI(7)	7.7%	7.5%	7.4%	7.7%	8.1%	8.0%	7.8%
Commercial use(4)(8)	8%	9%	9%	9%	9%	9%	8%

(1)	This is the total number of leases originated during the period indicated, including those for which Ford Credit does not have an ALG residual value.

(2)	Weighted averages are weighted by the acquisition cost of each lease.

(3)	Excludes leases with primary lessees who did not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing."

(4)	As a percentage of the acquisition cost of the leases purchased during the period.

(5)	Leases with lessees who are individuals with minimal or no recent credit history.

(6)	The LTV for a lease for purposes of this table is acquisition cost divided by the wholesale value of the leased vehicle.

(7)	The PTI for a lease is the base monthly payment divided by the monthly combined income of the lessee and any co-lessee. Excludes leases for which the lessee prepaid every monthly payment in a single up-front payment, commercial use leases with business entities as the primary lessee, leases where the applicant stated no income or negligible income in the credit application and leases where Ford Credit has determined that PTI is unreliable.

(8)	Leases with lessees who use the leased vehicle for commercial purposes. These lessees may be business entities or individuals.

From time to time Ford Credit changes its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies. Although Ford Credit's origination and purchasing policies focus on supporting the sale of new Ford and Lincoln vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for lease purchases based on a percentage of Ford's retail vehicle sales forecast and works with Ford to design vehicle marketing incentive programs to achieve this target. Targets can vary across vehicle models over time.

Ford Credit's target for lease purchases has been relatively consistent. Although the target may remain consistent, the number of leases originated by Ford Credit in any year can fluctuate over time because other factors influence Ford Credit's willingness to originate leases and customers' willingness to lease vehicles. For example, the relative cost and availability of funding sources impact Ford Credit's willingness to purchase leases. In addition, nearly every lease purchased by Ford Credit's titling companies is originated under Ford-sponsored marketing programs. From a customer's perspective, the relative attractiveness of leasing a vehicle or purchasing it can depend on the Ford-sponsored marketing programs available to the customer, which can influence the customer's monthly payment by increasing the contract residual value of the leased vehicle, lowering the lease factor of the lease and/or providing cash to the lessee. Changes in these programs are the primary reasons for increases or decreases in the number of leases originated.

The total acquisition cost of the leases in Ford Credit's lease portfolio has increased and decreased primarily as a function of the total number of leases originated. In more recent years, the total acquisition cost of the leases has also been affected by an increase in the average acquisition cost of each lease. Due to increased acquisition cost, increases in the number of leases originated have a more pronounced impact on the total acquisition cost of the leases in Ford Credit’s lease portfolio and the effect of decreases in the number of leases originated are offset relative to prior periods. The average acquisition cost of each lease has increased primarily due to mix shift among vehicle types and higher-trim vehicles of all vehicle types.

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Material Changes to Origination, Underwriting and Purchasing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new origination scoring models for:

•	consumer credit applicants in May 2023, October 2023, May 2024 and again in November 2025 for certain FICO® and product segments,

•	commercial credit applicants in January 2024, and

•	commercial line of credit applicants in April 2022.

For more details about Ford Credit's origination, underwriting and purchasing policies and procedures, you should read "Sponsor and Servicer — Origination, Underwriting and Purchasing."

Servicing Experience

Ford Credit will be the servicer for the leases and leased vehicles in the reference pool and this securitization transaction. Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer. Ford Credit has been the servicer for its public lease securitization program in the United States since its start in 2011. None of the asset-backed securities in this program have experienced losses or events of default. Ford Credit has not had any material instances of noncompliance with the servicing criteria in its publicly-registered securitization program for leases.

Ford Credit services all the leases it originates, including leases allocated in securitizations. Ford Credit uses technologies and has comprehensive online servicing policies and procedures that ensure common servicing practices and procedures are used for leases. These technologies, practices and procedures are described in "— Servicing and Collections" below. Servicing personnel do not know if a given lease they are servicing has been included in a securitization transaction.

Ford Credit's servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status. The systems also capture communications with lessees and allow management to review collection personnel activities.

As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform some servicing processes. These processes include processing monthly lockbox payments from lessees, providing telephonic and internet payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing and processing paper and electronic leases and certificates of title, providing lessee communications and notifications and early stage collections support, communicating with lessees in languages other than English, recovering deficiencies for selected accounts and performing data entry and administrative functions. Ford Credit requires vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed on processes, amounts collected or the timing for amounts applied to lessee accounts. Ford Credit believes these vendors could be replaced, if necessary. Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors follow their own procedures.

As servicer of this securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

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Servicing and Collections

General. Ford Credit utilizes a blended work approach for its servicing personnel, incorporating both fully remote roles and hybrid positions in its business centers. Ford Credit's servicing operations are structured into three departments— account services, collections and vehicle liquidations. The account services department manages non-collection related customer requests. The collections department is divided into two main functions — early stage delinquency, which includes account maintenance, and late stage delinquency, which is dedicated to loss prevention. The vehicle liquidations department oversees the disposal of returned and repossessed vehicles. To support its collections operations , Ford Credit utilizes a suite of technologies including workforce scheduling software, call monitoring software, auto dialer technology, specialized collection systems and workflow operating systems.

Ford Credit's customer service personnel handle inbound customer calls and Ford Credit maintains a specialty department for collection of charged off accounts. Ford Credit uses specialty teams in its servicing operations for some functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt lessees, and repossession reinstatements or repossession redemptions. Additionally, Ford Credit’s dedicated commercial operating team handles account services and collections for its commercial use portfolio.

Payments and Application of Payments. Ford Credit encourages lessees to make payments electronically, including through direct debit, online payment applications or telephone payment. Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.

Ford Credit applies almost all payments that are received before the designated processing time on each business day to a lessee's account on the day payment is received. By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account. A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

If a payment is applied to a lessee's account but is later reversed or if a misapplied payment is reversed or corrected, an account may have negative collections for the period.

Lessees may prepay their leases by making partial prepayments in multiple small amounts or larger lump sum payments at any time. These partial prepayments result in the lease being paid ahead and no payment being due for a period of time that is typically one or two months but may be longer depending on the amount of the prepayment. Many lessees continue to make their monthly payments even though no payment is due.

Ford Credit also writes off the remaining amount if the lessee dies and the estate of the deceased lessee meets requirements that include returning the vehicle.

Behavioral Scoring Models. Ford Credit uses behavioral scoring models to assess the probability of payment default for each lease and implements collection efforts based on its determination of the credit risk of the lessee on the payment due date. These models assess a number of variables including origination characteristics, customer account history, payment patterns, expected net losses and periodically updated FICO® scores, if applicable. Based on data from these models, leases are grouped by risk category for collection. These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where dedicated customer service representatives follow the account until the delinquency is resolved. Ford Credit develops new behavioral scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables. Ford Credit may make adjustments to improve the performance of the behavioral scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

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Servicing and Collections. Most of the leases are paid without any additional servicing or collection efforts. If an account becomes delinquent, Ford Credit will attempt to contact the lessee to determine the reason for the delinquency and identify the lessee's plans to resolve the delinquency. A number of communication methods are employed by Ford Credit to contact lessees whose accounts are delinquent and encourage resolution to the delinquencies, including auto dialing technology, directed telephone calls, e-mails and text messaging. Ford Credit considers an account to be delinquent if more than a specified amount of a scheduled payment is past due (currently $49.99, although such amount may change from time to time as provided in Ford Credit's servicing procedures, but will not exceed 15% of the scheduled payment). Accounts with bankrupt lessees, accounts in repossession status and accounts that have been charged off are not considered delinquent because they are removed from Ford Credit's standard servicing process or have been accelerated. Ford Credit assesses a late fee to delinquent accounts after a grace period has ended. Most delinquent accounts are resolved because the lessee makes the past due payment. In certain cases, Ford Credit may grant a payment extension to allow a lessee to continue to make the normal monthly payments or the lessee may request and process a payment extension online.

A payment extension defers one or more past due payments and moves the scheduled lease end date by the number of months extended. The mileage allowance and contract residual value, however, are not changed. The length of a typical payment extension is one month, although payment extensions may be granted for more than one month. Multiple payment extensions may be given over the term of a lease. Payment extensions for a lessee are generally limited to a maximum of six months over the term of the lease. After a payment extension, the account generally is no longer considered delinquent. Ford Credit's guidelines for offering a payment extension generally require that the lessee's payment problem is temporary, the lessee has an income source for making the next payment and the lessee made at least one payment since the origination of the lease. Payment extensions are reviewed regularly by Ford Credit's servicing managers. When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the base monthly payment for each month the lease is extended.

From time to time Ford Credit may offer goodwill extensions to lessees whose leases meet certain eligibility criteria established by Ford Credit. For example, an extension of up to three months may be offered to lessees who live in an area affected by a flood, hurricane, wildfire or tornado. In the servicer’s experience, the acceptance rate for these goodwill extension offers is generally less than 5%.

A lessee may also request a term extension. As a result of a term extension, the current scheduled lease end date is extended and the mileage allowance and leased vehicle's contract residual value are changed. During a term extension, the lessee makes additional monthly payments. A term extension is typically approved if the lessee is awaiting delivery of a new Ford or Lincoln vehicle or the lessee has other special circumstances. Most term extensions have historically been for one or two months and term and payment extensions in total generally do not exceed twelve months. However, from time to time, Ford Credit may offer promotional term extensions to lessees awaiting delivery of a new Ford or Lincoln vehicle or with other special circumstances who meet eligibility criteria established by Ford Credit for a period of time that, combined with the lessee's previous term and payment extensions, may exceed twelve months. To be eligible for a term extension, the lessee cannot be in default. If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term. If no extension arrangements are made at the end of the lease's current scheduled lease end date and the lessee does not return the leased vehicle or make a firm purchase arrangement by the 10th day after the scheduled lease end date, the lessee may receive a one-month term extension and be responsible for an additional monthly payment.

Ford Credit may allow a lessee to change the monthly payment due date typically by not more than 30 days over the life of the lease, if, for example, the day on which the lessee is paid by their employer changes. A due date change is generally not allowed for delinquent accounts and may not be used to bring an account current. A due date change is not considered to be a payment extension.

Occasionally, Ford Credit allows a change to the lessees on the lease by releasing a co-lessee or adding a new lessee who may assume the lease with the original lessee either still obligated or released from the terms of the lease. In rare instances, Ford Credit may permit a substitution of the leased vehicle with a vehicle of similar value.

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In limited circumstances, Ford Credit may cancel its purchase of a lease if there are mistakes that cannot be corrected or to resolve an issue with a customer. In the case of such a cancellation, all payments and fees are reversed, the lease is returned to the dealer and the collateral agent's lien on the leased vehicle is released.

Ford Credit uses periodic management reports on delinquencies, payment extensions, term extensions and other measurements and operating audits to maintain control over the use of collection actions. Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures. Areas tested include method, timing and frequency of customer contact and when it is more effective for the early stage delinquency team or the late stage delinquency team to contact the lessee. If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio. Ford Credit's servicing policies and procedures may change over time.

Customer Service and Complaint Handling. Ford Credit provides general account services to customers who contact its customer service team by phone, chat, e-mail, or written correspondence. Services include responding to general inquiries, processing address and due date changes, handling title paperwork when a customer relocates to another state, providing account payoff information and offering early stage collection support. Customer service personnel also assist customers with Ford Credit's online account manager application that allows customers to manage their accounts by making payments, updating their information, such as address and phone number, and requesting payment and goodwill extensions.

Ford Credit may receive complaints from customers regarding the origination or servicing of their leases, including concerns related to the dealers who leased the vehicles. These complaints are handled by customer service and collections personnel, including a dedicated customer relations team authorized to resolve customer issues. A defined escalation process is in place to ensure customers have a pathway to further address concerns if needed. All complaints are recorded in a complaint tracking system for monitoring, reporting and regulatory purposes. Reports are reviewed by senior operations management and the compliance function to promote uniform, consistent, and timely handling and to identify opportunities for process improvements.

Vehicle Maintenance; Excess Mileage and Excess Wear and Use. The lessee is responsible for maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease. The lessee is also responsible if the vehicle is lost, stolen or seized by a government agency.

If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use. Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit in the lease. Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle's body, interior, lights, trim or paint. If the lessee does not pay all of the excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts. Ford Credit may offer marketing programs to pay some or all of these amounts on behalf of a returning lessee who meets eligibility criteria established by Ford Credit.

If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to $5,000 for Ford vehicles and up to $10,000 for Lincoln vehicles. Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.

In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease. In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.

Lease End Communication. About eight months before the current scheduled lease end date of a lease, Ford Credit will notify the lessee of the current scheduled lease end date, the lessee's options and obligations at lease end, the vehicle inspection process and information about new Ford and Lincoln vehicles. The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the

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lessee near the current scheduled lease end date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer any lessee questions.

Because the leases are closed-end leases, the titling company, not the lessee, retains the residual risk on the leased vehicle. The lessee may purchase the leased vehicle at lease end by paying the purchase option price stated in the lease, if applicable, which equals the contract residual value plus a fee of up to $500 and other amounts owed under the lease. If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease's current scheduled lease end date and, if applicable, pay the disposition fee.

If the lessee does not return or purchase the vehicle by the 10th day after the lease's current scheduled lease end date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.

Vehicle Inspection. If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition. An inspection may occur before the current scheduled lease end date and is usually conducted by a third party inspection company. At the time of the inspection the lessee is typically given a vehicle condition report that states the amount the lessee must pay for excess wear and use on the leased vehicle. If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.

Vehicle Disposal. Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross sale proceeds less selling fees and costs for reconditioning and transporting the vehicles. Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions. On average, returned leased vehicles are sold within 25 to 35 days of return.

Ford Credit uses a proprietary vehicle pricing model to establish an expected price for each vehicle based on recent prices of similar vehicles at physical auctions and taking into account options included on the vehicle, mileage and any excess wear and use. In a small number of cases, including limited vehicle models or new vehicle models where there is not sufficient auction sale information available, prices are set using a manual pricing process with input from an experienced pricing analyst.

After the price is established, Ford Credit generally offers returned vehicles for sale first using an online remarketing application called Accelerate, through which eligible dealers may purchase returned vehicles over the internet before they are shipped to auction. Ford Credit may decide to ship vehicles more quickly to auction for a variety of reasons including insufficient space on dealer lots, which can be impacted by weather and the volume of returned vehicles. In general, returned vehicles are sold through Accelerate within seven business days of their return. By selling returned vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction. If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically. The percentage of eligible vehicles purchased through Accelerate has ranged between 26% and 44%.

Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States. Vehicles are typically shipped to the closest auction site, but Ford's vehicle remarketing group uses a proprietary model to determine whether to ship the vehicle to another region to maximize net sale proceeds. At each auction site, each vehicle is inspected by trained auction personnel. As part of the inspection, the auction personnel provide an assessment of the condition of the vehicle and make recommendations for any repairs to improve the condition to maximize auction value. The Ford vehicle remarketing area manager decides whether to make the repairs and oversees vehicle repairs and reconditioning. Most of the vehicles, including the ones in the best condition, are offered first in Ford-sponsored auctions open only to Ford dealers and may subsequently be offered in auctions open to every dealer. The remarketing area manager may declare a 'no sale' for any vehicle because the bid amount did not match the minimum amount expected for a vehicle. These vehicles are auctioned at a later date to maximize net sale proceeds. The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a

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real-time webcast of physical auctions that allow internet bidders to participate. After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.

Early Termination by Lessee. A lessee may terminate a lease before making the originally scheduled number of payments. If the lessee terminates the lease early, the lessee must return the vehicle or may purchase the leased vehicle, if applicable.

If the lessee returns the vehicle early, the lessee must pay the money owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use and, if applicable, a disposition fee. Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee. At the lessee's option, the vehicle's wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale. If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

Ford Credit allows the estate of a deceased lessee to terminate the lease early without requiring additional payments, subject to certain requirements including returning the leased vehicle.

Early Termination Program. To encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may allow selected lessees to terminate their leases early without making a stated number of remaining monthly payments. These programs may be offered either nationally or regionally to lessees based on the vehicle model they lease and the period during which their lease is scheduled to terminate. To be eligible to participate, a lessee must lease or buy a new Ford or Lincoln vehicle and finance it through Ford Credit. If a lessee accepts the offer, the dealer must pay Ford Credit the total of the monthly payments that are waived under the program. The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges. Ford reimburses the dealer for the dealer payment. A dealer is under no obligation to participate in the program.

Repossession and Charge Off. Ford Credit makes reasonable efforts to collect on delinquent accounts and to keep leases current. Repossession is considered only after other collection efforts have failed. While some delinquent lessees voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually occurs by an independent contractor taking possession of the leased vehicle. On average, Ford Credit repossesses the vehicle when the account is between 60 and 70 days delinquent, but may do so earlier or later depending on the risk of the account or other circumstances. Following repossession, the lessee may reinstate their lease in some states under a mandatory reinstatement right before the vehicle is sold. To minimize credit losses, Ford Credit may allow some lessees to reinstate their leases in states where there is no mandatory reinstatement right.

When repossessed vehicles are sold, the vast majority are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the lease. As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds. On average, vehicles are sold at auction within 35 to 50 days of repossession. A small number of repossessed vehicles are sold through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may receive a settlement amount from an insurance company due to a total loss claim filed on the repossessed vehicle.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims are applied, Ford Credit charges off any remaining balance owed by the lessee. In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service department for charged off leases. Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectible due to bankruptcy of the lessee, or the lessee dies and the estate of the deceased lessee meets certain requirements that include

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returning the vehicle or the statute of limitations on claims under the lease expires. After several cycles of collection activity on charged off leases, Ford Credit may sell them as a final effort to realize value. Ford Credit may decide not to pursue further collection of the lease if the expected cost of collection exceeds the balance owed by the lessee.

Ford Credit may give up ownership of the leased vehicle and release the title to an insurer to receive proceeds from insurance covering the vehicle, as part of a discounted settlement of the lease or in connection with abandoning its rights in the leased vehicle, in each case according to its policies and procedures.

Total Loss – Deficiency Waiver. A lease account is considered a total loss when the leased vehicle has been damaged beyond repair or stolen. When a lessee maintains proper insurance, Ford Credit waives the lessee's responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement. A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due before the date of loss. If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.

Bankruptcy Accounts. When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to a specialty team that handles accounts with bankrupt lessees. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, generally prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval. In both Chapter 7 and Chapter 13 proceedings, most lessees must assume their obligations under the lease in order to retain the leased vehicle. If a lease is assumed in a Chapter 7 proceeding, the lessee is bound by the lease after completion of the Chapter 7 proceeding and the lease is returned to normal servicing after the lessee is discharged from bankruptcy. If a lease is assumed as part of a Chapter 13 proceeding, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan. The typical plan of reorganization in a Chapter 13 proceeding lasts from two to five years. The payments required on an assumed lease will be the same as the original lease payments. No modifications of a lease are permitted. In some Chapter 13 proceedings, a debtor may be given a period of time in which to correct pre-bankruptcy payment defaults, typically six to twelve months. A debtor who assumes a lease as part of a Chapter 13 proceeding may be held responsible for excess mileage charges, excess wear and use charges and a disposition fee or any deficiency balance on the lease.

Portfolio Residual Performance, Delinquency, Repossession and Credit Loss Information

The following tables show Ford Credit's residual performance, delinquency, repossession and credit loss information for its portfolio of leases, including leases in reference pools that Ford Credit continues to service. Residual performance, delinquencies, repossessions or credit losses may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. It is not certain that the residual performance, delinquency, repossession or credit loss information of a particular pool of leases will be similar to the historical information shown below or that any trends shown in the tables will continue for any period. It is also uncertain that the historical residual performance, delinquency, repossession and credit loss information included in the table below will accurately predict or be similar to the performance of Ford Credit's portfolio of leases or particular reference pools of leases in the near future.

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Residual Performance Information

	Three Months Ended March 31,				Year Ended December 31,
	2026		2025		2025		2024		2023		2022		2021
Number of Leases Terminated	26,103		27,501		120,784		158,504		239,525		292,327		347,742
Number of Vehicles Returned and Sold	10,998		14,145		59,689		83,474		63,902		33,956		113,545
Return Rate	42.13%		51.43%		49.42%		52.66%		26.68%		11.62%		32.65%

Vehicles Returned and Sold
Average Adjusted MSRP	$55,053		$52,295		$54,420		$51,057		$48,785		$47,861		$42,511
Average ALG Base Residual Value	28,674		28,141		29,039		28,309		25,828		23,678		19,527
Average Residual Loss (Gain)(1)	(4,076)		(4,118)		(3,487)		(3,234)		(5,591)		(10,057)		(9,343)

Residual Loss (Gain) as a % of Adjusted MSRP(1)(2)
Car	(20.33)%		(19.74)%		(18.78)%		(16.58)%		(18.95)%		(27.20)%		(20.35)%
CUV(3)	(6.35)		(6.79)		(5.09)		(5.03)		(10.51)		(24.69)		(23.41)
SUV(3)	(7.79)		(9.01)		(8.57)		(10.38)		(13.65)		(17.94)		(23.73)
Truck	(8.27)		(8.79)		(7.15)		(5.92)		(10.45)		(16.19)		(19.62)
Average	(7.40)%		(7.88)%		(6.41)%		(6.33)%		(11.46)%		(21.01)%		(21.98)%

Residual Loss (Gain) as a % of ALG Base Residual Value(1)(4)	(14.21)%		(14.63)%		(12.01)%		(11.42)%		(21.65)%		(42.47)%		(47.85)%

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(5)	57.10%		58.03%		57.96%		58.76%		56.19%		54.12%		52.33%
Average ALG Base Residual Value as a % of Adjusted MSRP(6)	51.97%		53.65%		53.18%		54.59%		51.95%		48.46%		46.31%
Contract Residual Value Higher (Lower) than ALG Base Residual Value	5.13pp	ts	4.38pp	ts	4.77pp	ts	4.17pp	ts	4.24pp	ts	5.65pp	ts	6.02pp	ts

(1)	The "residual loss (gain)" for each leased vehicle returned and sold equals (a) the base residual value of the leased vehicle, minus (b) the sum of (i) the net sale proceeds from the sale of the leased vehicle, plus (ii) the amounts assessed under the related lease for excess mileage and/or excess wear and use, plus (iii) the amount claimed under any related excess wear and use waiver contract or program.
(2)	The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.
(3)	Explorers and Escapes are classified as CUV instead of SUV for purposes of this table.
(4)	The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles.
(5)	The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.
(6)	The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.

Residual Performance. Changes in the number of leases terminated in a period primarily reflect increases or decreases in originations 24 to 48 months prior to the relevant period, Ford-sponsored marketing programs that impact the terms of the lease such as early lease termination programs, other early terminations by lessees, and term extensions. As used in the table above, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by March 31, 2026, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period.

"Vehicles returned and sold" refers to the terminated leases that are returned during the period and sold by March 31, 2026. During the periods covered in the table above, the average residual loss or gain on vehicles returned and sold has been impacted by changing used market values driven by supply and demand in the used vehicle market. Residual losses generally increase in periods where low demand and/or excess supply leads to lower used market values and either decrease or transition to residual gains in periods where high demand or constrained supply leads to higher used market values. Shifts in the composition of the portfolio of terminating off lease vehicles can also drive portfolio outcomes, with relative gains and losses within portfolio segments and vehicle models partially or wholly offsetting each other.

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Return rates are also sensitive to used market values. In periods where average residual losses are lower (or average residual gains are higher), return rates tend to decrease, because in those periods lessees at the end of their term have a greater equity position if they purchase the vehicle rather than return it. Used market values remain variable and can be seasonal.

The table above titled "Residual Performance Information" excludes information about any lease with a leased vehicle that was returned but not sold by March 31, 2026.

References to ALG base residual value in the table represent ALG's forecasts of the value of used vehicles in the future. For more information about these values and the factors that are used to determine them, you should read "Risk Factors — Residual value losses may result in losses on your notes" and "Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn." The residual losses for a particular pool of leases originated in any period may differ from that shown in the table above.

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Delinquency, Repossession and Credit Loss Information

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Average number of leases outstanding(1)	564,450	487,829	510,579	460,196	498,643	633,451	799,725
Average portfolio outstanding (in millions)(2)	$22,309	$18,761	$19,852	$17,277	$17,268	$20,348	$24,199

Delinquencies
Average number of delinquencies(3)(4)
31 - 60 days	3,438	3,056	3,183	3,157	3,667	4,463	4,355
61 - 90 days	527	448	446	467	525	593	536
91 - 120 days	72	61	57	65	71	84	67
Over 120 days	10	9	7	10	13	28	27
Average number of delinquencies as a percentage of average number of leases outstanding(3)(4)
31 - 60 days	0.61%	0.63%	0.62%	0.69%	0.74%	0.70%	0.54%
61 - 90 days	0.09%	0.09%	0.09%	0.10%	0.11%	0.09%	0.07%
91 - 120 days	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate balance of delinquent leases as a percentage of average portfolio outstanding(3)(5)
31 - 60 days	0.59%	0.63%	0.69%	0.74%	0.69%	0.77%	0.66%
61 - 90 days	0.07%	0.07%	0.11%	0.10%	0.12%	0.11%	0.08%
91 - 120 days	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Repossessions and Credit Losses
Repossessions as a percentage of average number of leases outstanding(8)	0.73%	0.55%	0.60%	0.54%	0.48%	0.40%	0.39%
Aggregate net losses (gains) (in millions)(6)	$20	$10	$43	$31	$14	$4	($7)
Net losses (gains) as a percentage of average portfolio outstanding(6)(8)	0.36%	0.20%	0.22%	0.18%	0.08%	0.02%	(0.03)%
Net losses (gains) as a percentage of gross liquidations(6)(7)(8)	0.98%	0.55%	0.57%	0.37%	0.14%	0.04%	(0.05)%
Number of leases charged off	1,914	1,233	5,501	4,557	3,476	3,374	5,613
Number of leases charged off as a percentage of average number of leases outstanding(8)	1.36%	1.01%	1.08%	0.99%	0.70%	0.53%	0.70%
Average net loss (gain) on leases charged off(6)	$10,386	$7,794	$7,839	$6,698	$4,027	$1,271	($1,162)

(1)	Average of the number of leases outstanding at the beginning and end of each month in the period.
(2)	Average of the aggregate balance of leases outstanding at the beginning and end of each month in the period.
(3)	The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off.
(4)	Average of the number of leases delinquent at the beginning and end of each month in the period.
(5)	Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period.
(6)	Net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods. Net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.
(7)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.
(8)	For non-annual periods, the percentages are annualized.

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Delinquencies, Repossessions and Credit Losses. Delinquency, repossession and credit loss trends for Ford Credit’s portfolio of leases can be affected by extrinsic events and Ford Credit’s response to such events, as well as by business cycles and used market values. For example, following the onset of the COVID-19 pandemic in early 2020, Ford Credit granted goodwill payment extensions to lessees and temporarily suspended involuntary repossessions of leased vehicles, which contributed to a decline in 30 day delinquency and repossessions.

Delinquency, repossession, and credit loss trends for Ford Credit's portfolio of leases can also be affected by cyclical events like the business cycle, seasonal trends such as used market values and other variables. Used market values remain variable, can be seasonal and can sometimes be subject to historically uncharacteristic volatility, such as the sharp increase to used vehicle values in 2021. This sharp increase was primarily attributable to a supply chain constraint resulting in curtailed new vehicle production, fewer new vehicles available for sale and corresponding increased and substituted relative consumer demand for used vehicles.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit's lease portfolio in the table above. Over the periods shown, the portfolio size increased as new leases were originated and decreased as existing leases were paid down or liquidated. The delinquency, repossession and credit loss percentages for a particular pool of leases originated in any period may differ from the portfolio percentages shown in the table above.

Material Changes to Servicing Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new behavioral scoring models for its:

•	consumer portfolio in May 2026, and

•	commercial portfolio in May 2023.

In August 2021, Ford Credit formalized a fully remote work pattern for nearly all servicing personnel in the United States while maintaining physical locations to accommodate in-person work as needed. In June 2025, Ford Credit reopened one U.S. business center with employees working a hybrid work pattern. In October 2025, Ford Credit further expanded this hybrid work model by reopening a second U.S. business center.

For more details about Ford Credit's servicing policies and procedures, you should read "Sponsor and Servicer — Servicing and Collections."

Demands to Reallocate Leases and Leased Vehicles – Prior Securitized Pools

The transaction documents for prior securitizations of leases and leased vehicles sponsored by Ford Credit require Ford Credit to reallocate a lease or leased vehicle from the related reference pool for breach of a representation made about that lease and leased vehicle that has a material adverse effect on the lease or leased vehicle and is not corrected before the date the lease is required to be reallocated. During the three year period ended June 30, 2026, neither Ford Credit nor any of the depositors, the indenture trustees or the owner trustees for those securitizations received a demand to reallocate a lease or leased vehicle from the reference pool in those securitizations. Ford Credit, as securitizer, discloses all reallocation demands and related activity on SEC Form ABS-15G. Ford Credit filed its most recent Form ABS-15G for reallocation requests related to the three year period ended December 31, 2025, with the SEC on February 6, 2026. Ford Credit's CIK number is 0000038009.

Static Pool Information – Prior Securitized Pools

Annex B contains static pool information about prior amortizing reference pools of leases and related leased vehicles securitized by Ford Credit. The information in Annex B consists of summary information

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about the original characteristics of the prior securitized pools and a graphical presentation of prepayment, delinquency, termination and loss data for each prior securitized pool. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the reference pool in this securitization transaction. This is because Ford Credit's portfolio of leases and leased vehicles, from which the reference pools are selected, changes over time in response to changing economic and market conditions, although such changes generally occur gradually. As a result, prior securitized pools are generally comparable to the reference pool in this securitization transaction, however, the oldest prior securitized pools generally have the largest differences in characteristics to the reference pool in this securitization transaction.

Despite the differences in characteristics among the prior securitized pools, the performance of the related securitization transactions has been generally consistent over time, and any difference in performance in the reference pool in this securitization transaction compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in characteristics.

In addition, although the selection criteria used for the leases and leased vehicles in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the reference pool in this securitization transaction. Prepayments, delinquencies, terminations or losses for the reference pool in this securitization transaction may differ from the information shown in Annex B for prior securitized pools.

Reference Pool

The following description of the reference pool summarizes parts of the transaction documents, including the exchange note purchase agreement, the servicing supplement, the indenture and the asset representations review agreement, but is not a complete description of these agreements. For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Trust Assets

The primary asset of the trust will be an exchange note issued by the titling companies to Ford Credit under the credit and security agreement. The exchange note will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers, and not by any other lease assets in Ford Credit's portfolio. On the closing date, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor and the depositor will sell the exchange note and other related assets to the trust. The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders.

The trust assets will be:

•	the exchange note and all amounts paid or due on it on and after the cutoff date,

•	rights to funds and investments in bank accounts relating to the notes,

•	rights under the transaction documents, including:

•	rights for the reallocation of certain leases and leased vehicles, including ineligible leases,

•	rights for any servicer advances, and

•	rights to credit enhancement for the notes, and

•	all proceeds of the above.

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Selection of Reference Pool

The leases and leased vehicles in the reference pool were selected by Ford Credit from its U.S. portfolio of leases that met the selection criteria as of the cutoff date. Ford Credit did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles. The selection criteria include that each lease and/or leased vehicle:

•	has an original term of not more than 48 months,

•	was a new car, light truck or utility vehicle at the beginning of the lease,

•	is currently not more than 30 days delinquent as of the cutoff date (Ford Credit considers a lease delinquent if more than a specified amount of a scheduled payment is past due (currently $49.99, although such amount may change from time to time as provided in Ford Credit's servicing procedures, but will not exceed 15% of the scheduled payment)) although it may have been more than 30 days delinquent in the past,

•	has not been granted payment extensions of more than three months as of the cutoff date, and

•	is not subject to a bankruptcy proceeding as of the cutoff date.

Composition of Reference Pool

Information about the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A.

Initial Asset-Level Data

The depositor prepared asset-level data for the reference pool or the "initial asset-level data," and related information and filed it with the SEC on Form ABS-EE by the date of filing of this prospectus as exhibits to Form ABS-EE. This Form ABS-EE, and the related information attached as exhibits to the form, is incorporated by reference into this prospectus. The initial asset-level data contains detailed information for each lease and leased vehicle about its identification, origination, lease terms, lessee, payment activity, servicing and status. Certain data in the initial asset-level data, such as data related to scheduled termination dates and vehicle types, may not match the data provided in this prospectus due to differences in how this data is required to be reported for the initial asset-level data and how this data is reported for this prospectus. Investors should carefully review the initial asset-level data and related information attached as exhibits to Form ABS-EE.

For more details about the monthly asset-level data, you should read "Monthly Reports."

Depositor Review of Reference Pool

The depositor performed a review of the leases and leased vehicles in the reference pool designed and effected to provide reasonable assurance that the disclosures about the reference pool in this prospectus, including the initial asset-level data, are accurate in all material respects. This review consisted of a statistical data review, a lease review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit's business and systems control processes. The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review. The depositor also engaged a third party to assist it in its statistical data review and the lease review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the reference pool. The depositor takes full responsibility for the review of the reference pool, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

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The depositor completed a multistep quality assurance review of the reference pool selected for this securitization transaction in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the leases and leased vehicles in the reference pool meet the selection criteria described in "Reference Pool — Selection of Reference Pool" as of the cutoff date. As part of the reference pool selection process, certain data and information about the reference pool that was transferred from Ford Credit's receivables system and other system sources to Ford Credit's securitization system, including the initial asset-level data, was systematically verified back to the source systems and the depositor found no discrepancies.

The reference pool composition and stratification tables and other reference pool information in "Summary — Reference Pool" and in Annex A were systematically created by Ford Credit's securitization system or calculated from data in Ford Credit's securitization system or other source data by Ford Credit's securitization funding personnel. Ford Credit securitization funding personnel reviewed and verified the data and information in these tables as consistent with the data and information from Ford Credit's securitization system and other source data. In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data. To the extent applicable, the data and information in these tables were confirmed to be consistent with the initial asset-level data. The depositor found no discrepancies in the reference pool composition and stratification tables or the other reference pool information in these tables.

The depositor reviewed a sample of 125 lease files randomly selected from the leases in the reference pool described in this prospectus, and compared specific lease information in the sample leases relevant to the data and information about the reference pool in this prospectus to the same information in Ford Credit's receivables system. The depositor found zero errors out of 2,250 data points reviewed or compared in the sample leases. The depositor considers that the review indicates no systemic errors in the reference pool data or other errors that could have a material adverse effect on the data and information about the reference pool in this prospectus. Receivables system data for the sample of 125 lease files was also compared against the initial asset-level data.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the reference pool in this prospectus. Senior managers and legal office personnel reviewed and confirmed as accurate the descriptions of the general information about the reference pool and how the leases in the reference pool were originated. Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the leases in the reference pool accurately reflect the terms of the forms of leases purchased by the titling companies, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the reference pool accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and the remedies available for breach of these representations accurately reflect the terms of the securitization transaction documents.

The depositor's review of the reference pool, including the initial asset-level data, is supported by Ford Credit's extensive control processes used in the day-to-day operation of its business. These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal reviews of key business functions, including lease and leased vehicle purchasing, servicing and systems processing, controls to verify compliance with procedures and legal requirements, and quality assurance reviews for credit decisions, lease and leased vehicle purchases and securitization processes. In addition, Ford Credit uses an integrated network of computer applications to ensure that information about the reference pool is accurately entered, captured and maintained in its lease and other systems and accurately transferred among its systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor concluded that it has reasonable assurance that the disclosure about the reference pool in this prospectus, including the initial asset-level data, is accurate in all material respects.

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Representations About Reference Pool

As sponsor, Ford Credit will make representations to the depositor about each lease and leased vehicle in the reference pool. Generally, these representations relate to the origination of the lease, the characteristics of the lease and leased vehicle, legal compliance, terms of the lease and status of the lease, as well as the selection criteria described in "—Selection of Reference Pool" above. In addition, the representations include:

•	each lease and leased vehicle in the reference pool was originated and has been serviced in compliance with law in all material respects,

•	the applicable titling company has good title, or Ford Credit, as servicer, has begun procedures that will result in good title, to each lease and leased vehicle,

•	the collateral agent has a first priority perfected security interest, or Ford Credit, as servicer, has begun procedures that will result in the perfection of the collateral agent's first priority security interest, in the related lease and leased vehicle, and

•	each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted a right of rescission, setoff, counterclaim or defenses against the lease.

The depositor will make similar representations to the trust about each lease and leased vehicle and the reference pool and other property.

Obligation to Reallocate Ineligible Leases and Leased Vehicles

If any representation made by Ford Credit or the depositor about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be allocated to the reference pool. If either Ford Credit or the depositor knows, or receives notice from the trust, the owner trustee or the indenture trustee of a claim to the effect that any representation made about a lease or leased vehicle was untrue when made, Ford Credit must investigate whether a breach of that representation has occurred, and if so and if the breach has a material adverse effect on the lease or leased vehicle, Ford Credit or the depositor must reallocate the lease and leased vehicle from the reference pool. In addition, a noteholder may make a request or demand to the indenture trustee that a lease or leased vehicle be reallocated from the reference pool due to a breach of representation made about the leases or leased vehicles and the indenture trustee will notify Ford Credit of any noteholder request or demand it receives.

Ford Credit and the depositor will be considered to know about a breach if a responsible person of Ford or Ford Credit knows of the breach. A "responsible person" of a party is a designated employee or officer of the party who is responsible for this securitization transaction. Ford Credit and the depositor will designate to the indenture trustee their responsible persons for this purpose.

None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer are obligated to monitor the lease or leased vehicles or investigate whether any representations have been breached.

If Ford Credit or the depositor knows of a breach or receives notice of a breach, a reallocation request or demand or a review report from the asset representations reviewer indicating that a test was failed for a lease, Ford Credit or the depositor will investigate the lease or leased vehicle or leases and leased vehicles to confirm the breach and determine if it has a material adverse effect on any lease or leased vehicle. Ford Credit will report any fulfilled and unfulfilled requests or demands to reallocate leases or leased vehicles and related activity and status on SEC Form ABS-15G, as required by the Securities Exchange Act of 1934.

If a reallocation is required, Ford Credit or the depositor will reallocate the lease or leased vehicle from the reference pool on the first payment date after the month in which it obtained knowledge or was notified of the breach or, at its option, on the next payment date, unless it corrects the breach in all material respects before that payment date. On that payment date, Ford Credit or the depositor will reallocate the lease or

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leased vehicle from the reference pool, effective as of the last day of the second prior month by depositing in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

These reallocation obligations will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from breaches of the representations of Ford Credit or the depositor about the leases or leased vehicles.

Asset Representations Review

If two factual conditions, which we refer to as "triggers" are met, the asset representations reviewer will perform a review of leases to test for compliance with the representations made by Ford Credit and the depositor about the leases and leased vehicles. The first trigger is a "delinquency trigger" that will occur if the aggregate securitization value of leases in the reference pool that are more than 60 days delinquent as a percentage of the total securitization value as of the end of a month meets or exceeds the delinquency trigger for that month set by Ford Credit as described in " — Delinquency Trigger" below. If the delinquency trigger occurs, it will be reported on the investor report and reported in the Form 10-D for that month. The second trigger is a " voting trigger" that will be met if, after the occurrence of a delinquency trigger, the noteholders of at least 5% of the principal amount of notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review.

Delinquency Trigger. The "delinquency trigger" will be 0.50% for all months that the notes are outstanding. Ford Credit developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of leases and leased vehicles in this program from 2009 through December of the prior calendar year. The delinquency rate is calculated as the aggregate securitization value of the leases that are more than 60 days delinquent as a percentage of the total securitization value as of the end of a month. For this purpose, a "delinquent" lease is a lease with more than a specified amount of a scheduled payment past due (currently $49.99, although such amount may change from time to time as provided in Ford Credit's servicing procedures, but will not exceed 15% of the scheduled payment), including leases with bankrupt lessees but excluding leases with leased vehicles in repossession status or that have been charged off by the servicer according to its servicing procedures.

Annually, Ford Credit reviews monthly delinquency percentages from these prior securitization transactions and uses this data to construct a delinquency curve which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency curve for the leases over economic cycles. To derive the delinquency trigger, Ford Credit applies a multiple of 2.0 to the highest monthly delinquency percentage observed and then rounds the resulting percentages up to the nearest multiple of 0.05. By establishing this multiple consistent with, or within, the multiples of expected cumulative net losses that the Class D notes are expected to be able to withstand without a loss, Ford Credit believes the delinquency trigger is an appropriate threshold at the point when noteholders may benefit from an asset representations review.

Ford Credit believes that the delinquency trigger is appropriate based on:

•	its experience with delinquency in its prior securitized pools of leases, and in its portfolio of leases,

•	its experience setting delinquency triggers in its prior securitization of leases and leased vehicles, and

•	its assessment of the amount of cumulative net losses that would likely result in a loss to noteholders of the most junior notes in prior securitized pools.

For Ford Credit's prior securitized pools from 2009 through December of the prior calendar year, the highest percentage of leases that have been more than 60 days delinquent is 0.24%, which occurred in 2025. The following chart shows the monthly percentages of leases more than 60 days delinquent in Ford

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Credit's prior securitized pools and the average monthly delinquency rate for these prior securitized pools from 2009 through December of the prior calendar year compared to the delinquency trigger established for this securitization transaction.

Voting Trigger. If the delinquency trigger occurs on the last day of the month, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review. If noteholders of at least 5% of the principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders of record as of the most recent record date through DTC. The vote will remain open until the 150th day after the filing of that Form 10-D. Assuming a voting quorum of noteholders holding at least 5% of the principal amount of the notes is reached, if the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review, the indenture trustee will issue a review notice to the asset representations reviewer and the servicer directing an asset review. If the requirements of the voting trigger are not met within these time periods, no review of the leases will be performed for that occurrence of the delinquency trigger.

Asset Representations Review Process. If the indenture trustee issues a review notice as described in the preceding paragraph, the asset representations reviewer will perform the related review on all of the leases that are 60 or more days delinquent at the end of the month prior to the date of the issuance of direction. We refer to this set of leases as the "review leases." Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the lease files and other information necessary for the review of all of the review leases. Upon receiving access to the review materials, the asset representations reviewer will start its review of the review leases and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each review lease and determining whether each test was passed or failed. If the servicer notifies the asset representations reviewer that a review lease was paid in full or reallocated from the reference pool before the review report is delivered, the asset representations reviewer will terminate the tests of that review lease and the review of that review lease will be considered complete. If a review lease was included in a prior review,

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the asset representations reviewer will not be required to perform any tests on the lease, and will include the results of the previous tests in the review report for the current review. However, the asset representations reviewer may provide additional information in a review report about any review lease that it determines in good faith to be material to the review.

The review tests were designed by Ford Credit to determine whether a review lease was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the lease or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination of the lease. The review is not designed to determine whether the lease was serviced in compliance with the servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether Ford Credit's origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent.

Review Report. Within five days after the end of the review period, the asset representations reviewer will provide a report to the sponsor, the depositor, the trust, the servicer and the indenture trustee on the test results for each review lease and each representation, including any review lease for which the tests were considered complete, and the related reason. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if a lease is required to be reallocated from the reference pool.

On delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $175 for each lease tested in the review. On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under "Description of the Notes — Priority of Payments." A summary of the report of the asset representations review will be included in the Form 10-D for the trust in the next month.

For more information about the asset representations reviewer, you should read "Transaction Parties — Asset Representations Reviewer."

Dispute Resolution for Reallocation Requests

If a request is made for the reallocation of a lease and leased vehicle due to a claim of a breach of a representation made about the leases or leased vehicles, and the reallocation request is not resolved within 180 days after Ford Credit or the depositor receives notice of the reallocation request, the requesting party, including a noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization with 90 days after the end of the 180-day period. Ford Credit and the depositor must agree to participate in the selected resolution method. Dispute resolution to resolve reallocation requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred. However, if the lease subject to a reallocation request has been part of an asset representations review and the asset representations review report states that no tests were failed for the lease, the reallocation request for the lease will be deemed to be resolved.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Ford Credit, using its rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by Ford Credit or the depositor. Any party or witness may appear by teleconference or video conference.

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A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation. Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the reallocation request to arbitration.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties. Discovery will be scheduled for completion within 30 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will not have the power to award punitive or consequential damages or award remedies not consistent with the transaction documents. The arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable and may be entered and enforced in any court with appropriate jurisdiction. By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the reallocation request and the dispute resolution confidential, except as may be required by applicable law.

Description of Exchange Note

The titling companies will issue the exchange note under an exchange note supplement to the credit and security agreement among the titling companies, the administrative agent, the collateral agent and Ford Credit. The following summarizes the main terms of the exchange note and the exchange note supplement but is not a complete description of the exchange note, the credit and security agreement or exchange note supplement. For more details about the exchange note and the credit and security agreement and the exchange note supplement, you should read the credit and security agreement and the form of exchange note supplement that are exhibits to the registration statement filed with the SEC that includes this prospectus.

Ford Credit finances the titling companies' purchase of leases and leased vehicles under the credit and security agreement as described in "Sponsor and Servicer — Use of Titling Companies; Financing Purchases of Leases by Titling Companies." At any time, Ford Credit may request that the titling companies exchange a portion of the amount outstanding under the credit and security agreement for a term note evidenced by an "exchange note" and allocate a portion of the leases and leased vehicles that secure the loans under the credit and security agreement to that exchange note. The exchange note issued for this securitization transaction will represent a debt obligation of the titling companies secured by the leases and leased vehicles in the "reference pool" allocated to the exchange note.

On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the "exchange note supplement." Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust. The trust will pledge the exchange note and its other assets to the indenture trustee for the benefit of the noteholders. The primary asset of the trust will be the exchange note.

As holder of the exchange note, the trust will be entitled to the payments made on the exchange note. Payments on the exchange note will be based on the amounts received on the leases and leased vehicles in the reference pool. These amounts include:

•	payments by or on behalf of the lessees on the leases in the reference pool applied on or after the cutoff date,

•	net proceeds from the sale of the leased vehicles in the reference pool, and

•	proceeds from claims on insurance companies for insurance covering the lessees, the leases or the leased vehicles in the reference pool.

Interest will accrue on the exchange note at a rate of 4.84% per annum. This interest rate equals the interest rate on the Class B notes plus 0.01%. The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero. The servicer will instruct the indenture trustee to make interest and principal payments on the exchange note on each payment date from exchange note available funds as described under "— Priority of Payments on Exchange Note" below.

The indenture trustee will have a first priority security interest in the exchange note for the benefit of the holders of the notes. The exchange note is secured by a security interest in the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool. Under the credit and security agreement, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before sale, if Ford Credit, as servicer, deposits an amount equal to those proceeds in the collection account under the servicing agreement. However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, if available, shared amounts allocated to the exchange note from other reference pools. The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders of the other exchange notes and other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and related hedging arrangements. However, the trust will be able to accelerate the maturity of the exchange note on default and then bring suit and obtain a judgment against either of the titling companies on the exchange note.

The trust will also agree that, before the date which is one year and one day after payment in full of the obligations under the credit and security agreement, including the exchange notes, it will not begin or join in bankruptcy proceedings against the titling companies.

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of a majority of the controlling class, will be entitled to exercise the rights and remedies of the trust as holder of the exchange note.

Funds Available for Payments on Exchange Note

Payments on the exchange note will be made from "exchange note available funds," which for any payment date generally will be equal to collections on the reference pool for the collection period, amounts withdrawn from the reserve account and, if available, shared amounts from other reference pools allocated to the exchange note. For each payment date, the "collection period" is the calendar month preceding the payment date.

Collections. For each month, "collections" on the reference pool will consist of the following amounts:

•	base monthly payments on the leases in the reference pool for the month that are received by the servicer, plus

•	any advances of base monthly payments for the month made by the servicer on the leases, minus reimbursements of any servicer advances previously made on the leases in the reference pool, plus

•	proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•	amounts paid by Ford Credit or the depositor for the reallocation of ineligible leases and leased vehicles from the reference pool, plus

•	amounts paid by the servicer for the reallocation of servicer modified or servicer impaired leases and leased vehicles from the reference pool, plus

•	other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•	amounts assessed by the servicer to the lessees of leases in the reference pool for a payment extension, minus

•	following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees, fines or other amounts paid by the servicer on behalf of a lessee, (4) amounts spent by the servicer and charged to the account of a lessee, (5) amounts paid to third parties for repossession and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off leases.

Base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.

This diagram shows the sources of exchange note available funds for each payment date. Exchange note available funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

The following diagram shows how exchange note available funds are distributed on each payment date. The priority of payments shown in this diagram will apply unless the exchange note is accelerated after a facility default or an exchange note default.

Priority of Payments on Exchange Note

General Rule. On each payment date, the servicer will direct the indenture trustee to use exchange note available funds for the collection period to make payments in the order of priority listed below. This priority will apply unless the exchange note is accelerated after a facility default or an exchange note default.

(1)	to the servicer, servicing fees due and reimbursement of any outstanding servicer advances,

(2)	to the trust, interest due on the exchange note,

(3)	to the trust, amounts necessary to cover any shortfall in payments under items (1) through (9) under "Description of the Notes — Priority of Payments,"

(4)	to the reserve account, the amount required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class D notes,

(5)	to the trust, principal of the exchange note equal to the excess of the principal amount of the notes (or, if the trust is no longer the holder of the exchange note, the principal amount of the exchange note) over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any payments in respect of principal made in item (3) above,

(6)	to be applied as shared amounts on any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)	remaining money, to the trust as excess exchange note amounts.

If collections on the reference pool on any payment date are insufficient to cover the money payable under items (1) through (3), the servicer will direct the indenture trustee to withdraw the shortfall from the reserve account if available and use it to pay amounts payable under items (1) through (3) that remain unpaid.

If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (3) that remain unpaid.

Post-Acceleration Exchange Note Priority of Payments. If the exchange note is accelerated after a facility default or an exchange note default, on each payment date starting with the payment date relating to the month in which the acceleration occurs, the indenture trustee will apply the amount in the collection account, together with any shared accounts allocated to the exchange note for the payment date, to make payments in the following order of priority:

(1)	to the collateral agent, money due to the collateral agent related to the exchange note or the reference pool,

(2)	to the administrative agent, money due to the administrative agent related to the exchange note or the reference pool,

(3)	to the servicer, servicing fees due and reimbursement of any outstanding servicer advances,

(4)	to the trust, interest due on the exchange note,

(5)	to the trust, the amount required to cover money payable under items (1) through (10) under "Description of the Notes — Post-Acceleration Priority of Payments,"

(6)	to the trust, principal of the exchange note until paid in full,

(7)	to be applied as shared amounts to any other exchange note that is in default as a result of non-payment of principal or interest, and

(8)	remaining money, to the trust as excess exchange note amounts.

Shared Amounts

Collections remaining after making the payment described in item (5) in "— Priority of Payments on Exchange Note — General Rule" above will be available for allocation to other exchange notes. This excess, plus any similar excesses from other exchange notes are called "shared amounts" and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default for failure to pay principal or interest has occurred and is continuing. In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction as a result of a failure to pay principal or interest, shared amounts from other exchange notes may be available to the exchange note issued for this securitization transaction on each payment date.

If a default for failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from the exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of the exchange notes.

Shared amounts, if available for the exchange note issued for this securitization transaction, will cover shortfalls in the payments described in items (1) through (5) in "— Priority of Payments on Exchange Note — General Rule" above.

Amendments to Credit and Security Agreement and Exchange Note Supplement

The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:

•	further protect the collateral agent's interest in the leases and leased vehicles or the indenture trustee's interest in the exchange note or other trust property,

•	add any covenants for the benefit of the secured parties,

•	transfer or pledge any property to the collateral agent,

•	cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•	evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•	make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to the amendment).

The credit and security agreement may also be amended in any other way with the consent of each exchange noteholder.

The exchange note supplement may also be amended in any other way with the consent of the indenture trustee, as directed by a majority of the controlling class.

Facility Defaults and Exchange Note Defaults; Rights on Default

Each of the following events will be a "facility default" under the credit and security agreement:

•	bankruptcy or dissolution of any of the titling companies, and

•	bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.

If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.

Each of the following events will be an "exchange note default":

•	failure to pay interest due on the exchange note within five business days after the due date,

•	failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•	failure by either titling company to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not corrected for a period of 60 days after notice was given to the appropriate titling company, and

•	any representation of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not corrected for a period of 60 days after notice was given to the titling companies.

If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of a majority of the controlling class, may accelerate the exchange note and declare the exchange note to be immediately due and payable. Under some circumstances, the indenture trustee, acting at the direction of a majority of the controlling class, may rescind this declaration.

If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of a majority of the controlling class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) begin foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (3) exercise any other remedies of a secured party. If the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.

Description of the Notes

The trust will issue the notes under an indenture between the trust and the indenture trustee. The following description summarizes the main terms of the notes and the indenture but is not a complete description of the notes or the indenture. For more details about the notes and the indenture, you should read the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Payments of Interest

General. Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus and will be due and payable to the noteholders on each payment date. The interest rate for the floating rate notes will be determined as described below under "— Floating Rate Benchmark Rate; Benchmark Transition Event." Interest on the Class A-1 notes and the floating rate notes will accrue on an "actual/360" basis from the prior payment date to the following payment date (or from the closing date, for the first period). Interest on all other classes of notes will accrue on a "30/360" basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to August 15, 2026, for the first period).

All interest due but not paid on a payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate. Failure to pay interest that is due on the notes of the controlling class that continues for five days after the payment date will be an event of default. Failure to pay interest that is due on any class of notes that is not part of the controlling class will not be an event of default.

The trust will pay interest on the notes on each payment date from exchange note available funds on that payment date. Interest will not be paid on any subordinated class of notes until interest due on more senior classes of notes is paid in full.

If exchange note available funds are insufficient to pay all interest due on any class of notes on a payment date, each holder of that class of notes will receive its pro rata share of the funds that are available. Any priority principal payments on more senior classes of notes will be made before the payment of interest due on the Class B, Class C and Class D notes.

For more details about the priority of payments made from exchange note available funds on each payment date, including priority payments of principal of senior classes of notes, you should read " — Priority of Payments" below.

If the notes are accelerated after an event of default, interest due on the subordinated classes of notes will not be paid until both interest on and principal of more senior classes of notes are paid in full. For instance, interest due on the Class B notes will not be paid until interest on and principal of the Class A notes are paid in full.

For more details about the payment priorities after an acceleration of the notes, you should read " — Post-Acceleration Priority of Payments" below.

Floating Rate Benchmark Rate; Benchmark Transition Event. Interest on the floating rate notes will accrue at a floating rate based on a benchmark rate initially based on the secured overnight financing rate, or "SOFR," published by the FRBNY but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below. The benchmark rate will initially be "30-day average SOFR," which for any determination date is the average of the daily SOFR for the preceding 30 calendar days, compounded daily on SOFR business days. The 30-day average SOFR rate will be obtained by the calculation agent for each interest period by referring to a published source of the rate. The calculation agent will obtain 30-day average SOFR for each interest period on the "SOFR determination date," which is the second SOFR business day before that interest period. If a published 30-day average SOFR rate is unavailable on a SOFR determination date, the rate will be the 30-day average SOFR for the most recent SOFR business day on which such rate was published. For purposes of calculating the SOFR rate, a "SOFR business day" means a business day determined in accordance with the SOFR publication calendar of the FRBNY. All determinations of 30-day average SOFR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

Notwithstanding the foregoing, if the trust determines that a benchmark transition event and its related benchmark replacement date have occurred prior to the SOFR determination date or otherwise prior to the determination date of the then-current benchmark, the benchmark replacement will replace the then-current benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.

A "benchmark transition event" means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark,

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark, or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

A "benchmark replacement date" means:

(1)	in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark, or

(2)	in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.

The "benchmark replacement" will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)	the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment, or

(2)	the sum of (a) the alternate rate of interest that has been selected by the trust in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.

The "corresponding tenor" will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

The "benchmark replacement adjustment" will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement, or

(2)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected by the trust in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.

The "unadjusted benchmark replacement" is the benchmark replacement excluding the benchmark replacement adjustment. The "relevant governmental body" is the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY, or any successor thereto.

In connection with the implementation of a benchmark replacement, the trust will have the right from time to time to make "benchmark replacement conforming changes," which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest, rounding of amounts or tenors, and other administrative matters) that the trust decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the trust decides that adoption of any portion of such market practice is not administratively feasible or if the trust determines that no market practice for use of the benchmark replacement exists, in such other manner as the trust determines is reasonably necessary).

Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes will be included in the monthly investor report. Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the monthly investor report, the relevant transaction documents will be deemed to have been amended to reflect the new unadjusted benchmark replacement, benchmark replacement adjustment and/or benchmark replacement conforming changes without further compliance with the amendment provisions of the relevant transaction documents.

Any determination, decision or election that may be made by the trust in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the trust's sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositor or the servicer will have any liability for any determination made by or on behalf of the trust in connection with a benchmark transition event or a benchmark replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositor or the servicer relating to any such determinations.

Payments of Principal

The trust will pay principal of the notes on each payment date in the amounts described below. Principal will be paid sequentially to each class of notes in order of seniority, starting with the Class A-1 notes. The Class A-2a notes and the Class A-2b notes are a single class with equal rights to payments of principal and interest, which will be made on a pro rata basis. The trust will not pay principal of any class of notes until the principal amounts of more senior classes are paid in full. Ford Credit expects the principal amount of each class of notes to be repaid by that class's final scheduled payment date. If the principal amount of any class of notes is not paid in full by its final scheduled payment date, an event of default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The notes benefit from the application of exchange note available funds remaining after payment of the senior fees and expenses of the trust, interest due on the notes and any required deposits in the reserve account, including the portion of the remaining payments that is excess spread. After those amounts are paid, the trust will apply any remaining exchange note available funds to pay principal of the notes, in order of priority, until the targeted overcollateralization amount is reached before any funds will be distributed to the holder of the residual interest.

After the targeted overcollateralization amount is reached, the trust will pay principal of the notes on each payment date generally in an amount equal to the excess of (a) the principal amount of the notes as of the close of business on the prior payment date over (b) the excess of the total securitization value as of the beginning of the month that includes the payment date minus the targeted overcollateralization amount. In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the total securitization value for the prior month, unless the actual amount of overcollateralization differs from the targeted overcollateralization amount. All exchange note available funds will be used to make these payments.

Unless a priority principal payment is required, the trust will pay principal of the notes on each payment date only after all interest due on the notes is paid in full and any required deposit in the reserve account is made. Priority principal payments are required when the total securitization value is less than the principal amount of the Class A, Class B, Class C or Class D notes. Priority principal payments are also required for the Class A, Class B, Class C and Class D notes if they are not paid in full before their respective final scheduled payment date. These priority principal payments will be paid to more senior classes of notes before payments of interest on subordinated classes of notes. The "priority principal payments" for a payment date are:

•	a "first priority principal payment" payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full, and

•	a "second priority principal payment" payable to the Class A and Class B noteholders, equal to (a) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, minus (b) the amount of any first priority principal payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full.

•	a "third priority principal payment" payable to the Class A, Class B and Class C noteholders, equal to (a) the excess of the principal amount of the Class A, Class B and Class C notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, minus (b) the amount of any first priority principal payment minus (c) the amount of any second priority principal payment, except that on and after the final scheduled payment date for the Class C notes, this amount will equal the principal amount of the Class C notes until paid in full.

The trust will pay the regular principal payment to the notes after all interest due on the notes and any required priority principal payments are paid in full. The regular principal payment pays principal to the notes if required to reach the targeted overcollateralization amount before any funds are distributed to the holder of the residual interest. The "regular principal payment" for a payment date is equal to:

•	the excess of the principal amount of the notes as of the close of business on the prior payment date over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount for the current payment date, minus

•	the sum of any first priority principal payment, second priority principal payment and third priority principal payment made on that payment date,

except that on and after the final scheduled payment date for the Class D notes, the regular principal payment will equal the principal amount of the Class D notes until paid in full.

The amount of the regular principal payment will be limited by the remaining available funds after more senior payments are made.

Priority of Payments

On each payment date, the servicer will direct the indenture trustee to use available funds for the related collection period to make payments and deposits in the order of priority listed below and, unless indicated below, pro rata based on the amounts due. This priority will apply unless the notes are accelerated after an event of default:

(1)	to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, if not paid by the depositor or administrator, up to a maximum of $250,000 per year,

(2)	to the servicer, all unpaid administration fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date),

(4)	to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the first priority principal payment, if any,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the second priority principal payment, if any,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the Class A, Class B and Class C noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the third priority principal payment, if any,

(9)	to the Class D noteholders, interest due on the Class D notes,

(10)	to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class D notes,

(11)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the regular principal payment,

(12)	to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer and to or at the direction of the trust, all fees, expenses and indemnities due but not paid under item (1), and

(13)	to the holder of the residual interest in the trust, all remaining available funds.

This diagram shows how available funds are paid on each payment date. The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default.

Post-Acceleration Priority of Payments

If the notes are accelerated after an event of default, on each payment date, the servicer will direct the indenture trustee to use the amounts in the collection account for the related collection period and the reserve account to make payments in the order of priority listed below and, unless indicated below, pro rata based on the amounts due:

(1)	to the indenture trustee, the owner trustee, the Delaware trustee and the asset representations reviewer, all amounts due, including indemnities, to or at the direction of the trust, any expenses of the trust incurred under the transaction documents,

(2)	to the servicer, all unpaid administration fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date),

(4)	to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class B noteholders, principal of the Class B notes until paid in full,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the Class C noteholders, principal of the Class C notes until paid in full,

(9)	to the Class D noteholders, interest due on the Class D notes,

(10)	to the Class D noteholders, principal of the Class D notes until paid in full, and

(11)	to the holder of the residual interest in the trust, any remaining amounts.

For more details about events of default and your rights after an event of default, you should read "— Events of Default and Acceleration" below.

Events of Default and Acceleration

Each of the following will be an "event of default" under the indenture:

•	the trust fails to pay interest due on the notes of the controlling class within five days after any payment date,

•	the trust fails to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	the trust fails to observe or perform a material covenant or agreement made in the indenture or a representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not corrected for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the controlling class, and

•	a bankruptcy or dissolution of the trust.

If a responsible person of the trust knows of an event that with notice or the lapse of time, or both, would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days. Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an event of default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an event of default. If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days.

A majority of the controlling class may waive any event of default and its consequences except an event of default (a) in the payment of principal of or interest on any of the notes (other than an event of default relating to failure to pay principal due only because of the acceleration of the notes) or (b) relating to a covenant or term of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes. If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the controlling class may accelerate the notes and declare the notes to be immediately due and payable. If an event of default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

A majority of the controlling class may rescind a declaration of acceleration if:

•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•	the trust deposited with the indenture trustee an amount sufficient to pay the interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and other outstanding fees and expenses of the trust, and

•	events of default (other than the nonpayment of amounts due only because of the acceleration of the notes) are corrected or waived by a majority of the controlling class.

Remedies After Acceleration. If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee may, and at the direction of a majority of the controlling class, will:

•	start a legal proceeding for the collection of the notes and enforce any judgment obtained,

•	start foreclosure proceedings on the exchange note,

•	sell or liquidate all or any part of the exchange note at one or more public or private sales,

•	exercise any remedies of a secured party under the UCC, and

•	take any other action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, depending on which event of default has occurred:

•	If an event of default occurs because of the late payment of interest on or principal of any note, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by a majority of the controlling class.

•	If an event of default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:

—	the noteholders of the controlling class consent to the sale,

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes, or

—	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of 66-2/3% of the controlling class.

•	If an event of default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:

—	the noteholders consent to the sale, or

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes.

The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note. Any noteholder, the depositor and the servicer may submit a bid to purchase the exchange note at a sale proceeding.

Payments After Sales of Exchange Note. After an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid according to the "post-acceleration" priority of payments described in "— Post-Acceleration Priority of Payments" above.

Standard of Care of the Indenture Trustee After an Event of Default. If an event of default occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. A majority of the controlling class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee after an event of default and acceleration of the notes.

Limitation on Legal Proceedings. No noteholder will have the right to start any legal proceeding for any remedy under the indenture described in "— Remedies After Acceleration" above unless:

•	the noteholder notified the indenture trustee of a continuing event of default,

•	at least 25% of the controlling class requested the indenture trustee to start the legal proceeding,

•	the requesting noteholders offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•	the indenture trustee failed to start the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•	a majority of the controlling class has not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to start a proceeding at any time to enforce its right to receive principal and interest due to it under its note.

The indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the trust.

Optional Redemption or "Clean Up Call" Option

The servicer will have a "clean up call" option to purchase the exchange note from the trust on any payment date if the principal amount of the notes on that payment date will be 10% or less of the initial principal amount of the notes. The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date the option is exercised. The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account on the business day before the payment date the option is exercised (or, with the satisfaction of the rating agency condition, on that payment date), and the trust will transfer the exchange note to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of principal of and interest on the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final collection period will be sufficient to pay in full the notes and all fees and expenses of the trust. The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note plus any accrued and unpaid interest minus the collections in the collection account in the final month. On the servicer's exercise of its clean up call option, the notes will be redeemed and paid in full.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•	the indenture trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,

•	the trust has paid all other amounts payable by it under the transaction documents, and

•	the trust has delivered an officer's certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•	further protect the indenture trustee's interest in the exchange note and other trust assets under the lien of the indenture,

•	add to the covenants of the trust for the benefit of the noteholders,

•	transfer or pledge any trust assets to the indenture trustee,

•	correct any ambiguity or mistake or add a term that is not inconsistent with the other terms of the indenture, if it will not have a material adverse effect on the notes,

•	to resolve any inconsistency between the provisions of the indenture and description of those provisions contained in this prospectus in order to conform the provisions of the indenture to the description in this prospectus, and

•	modify, eliminate or add a term required by or necessary to qualify the indenture under the Trust Indenture Act.

The indenture trustee and the trust may amend the indenture to add, change or eliminate a term or modify the noteholders' rights under the indenture:

•	without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) the "rating agency condition" is satisfied, which generally means, for any proposed action, that each rating agency either (i) confirms that the proposed action will not result in a reduction or withdrawal of its then-current ratings of the notes or (ii) within ten business days of receiving notice of the proposed action, does not notify the depositor, the servicer, the owner trustee or the indenture trustee that the proposed action will result in a reduction or withdrawal of its then-current ratings of the notes, or

•	with the consent of a majority of the controlling class.

In each case, the indenture trustee must receive a legal opinion that, for U.S. federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for U.S. federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•	change the terms for amending the indenture or voting or consent under the indenture,

•	change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed after exercise of the clean up call option by the servicer or the percentage of the initial principal amount of the notes at which that option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•	change the right of noteholders to start legal proceedings to enforce the indenture,

•	change the percentage of the note balance or of the controlling class required for any action,

•	change the definitions of "controlling class" or "outstanding,"

•	change the calculation of the amount of a payment of principal of or interest on any note, or

•	permit the creation of a lien ranking prior or equal to, or impair, the lien of the indenture trustee on the trust assets.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC or by notice to the indenture trustee.

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

A noteholder may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. The trust will promptly deliver any such request to the servicer. On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the trust received a communication request,

•	the date the request was received,

•	the name of the requesting noteholder,

•	a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents, a noteholder must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below. All notes will be held in book-entry form by The Depository Trust Company, or "DTC," in the name of Cede & Co., as nominee of DTC. Noteholders' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Noteholders may hold their notes through DTC or Clearstream Banking Luxembourg S.A., which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations. Noteholders who hold global notes through Clearstream accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no "lock-up" or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC's rules and procedures.

Prospective noteholders should review the rules and procedures of DTC and Clearstream for clearing, settlement, payments and tax withholding applicable to their purchase of the notes. In particular, noteholders should note that DTC's rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•	the administrator determines that DTC is no longer willing or able to properly discharge its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•	the administrator terminates the book-entry system through DTC, or

•	after the occurrence of an event of default or a servicer termination event, a majority of the controlling class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of interest on and principal of definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on a definitive note will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to a transfer or exchange.

Computing Outstanding Principal Amount

The monthly investor report will include a note factor for each class of notes that can be used to compute the outstanding principal amount of that class of notes each month. The note factor for each class of notes is a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The note factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines. For each note, the portion of the outstanding principal amount of that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

Notes Held by Transaction Parties

Notes held by the depositor, the trust, the servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes has taken any action under the indenture or any other transaction document.

Credit Enhancement

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest on and principal of the notes and decreases the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust's ability to do so. The amount of credit enhancement will be limited and it is not certain it will be sufficient in all circumstances. The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee at U.S. Bank National Association, for the benefit of the noteholders. On the closing date, the depositor will deposit, or cause to be deposited, in the reserve account from the net proceeds of the sale of the notes an amount equal to at least $3,901,378.37, which is at least 0.25% of the initial total securitization value. The exact amount on deposit in the reserve account will be determined by the depositor prior to the closing date.

If, on a payment date, exchange note available funds (excluding reserve account amounts) are insufficient to pay the senior fees and expenses of the trust, interest and any priority principal payments on the notes, the servicer will direct the indenture trustee to use amounts in the reserve account to cover the shortfall. Similarly, if any class of notes would not be paid in full on its final scheduled payment date from exchange note available funds (excluding reserve account amounts), the servicer will direct the indenture trustee to use amounts in the reserve account to pay those notes in full. Ford Credit does not expect that amounts in the reserve account will be required for this purpose.

If amounts in the reserve account are used on a payment date other than the final scheduled payment date for the Class D Notes, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all more senior payments due on the exchange note on that payment date and (2) amounts paid to the trust on the exchange note after making more senior ranking payments on that payment date, in each case, until the reserve account is replenished to its initial level.

On payment of the notes in full, the servicer will distribute any amounts remaining in the reserve account to the titling companies. Net investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described in "Servicing — Transaction Bank Accounts" and will not be available to make payments on the exchange note.

For information about how amounts in the reserve account may be invested, you should read "Servicing — Transaction Bank Accounts."

Subordination

This securitization transaction is structured so that the trust will pay interest on the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, starting with the Class A-1 notes, and will not pay principal of any class of notes until the principal amounts of more senior classes of notes are paid in full. In addition, if a priority principal payment is required on a payment date, the trust will pay the priority principal payment to the most senior class of notes outstanding before the payment of interest on any subordinated class of notes on that payment date.

If the notes are accelerated after an event of default, the priority of payments will change and the trust will pay interest and principal sequentially by class, starting with the Class A notes (paying interest on the Class A notes, pro rata, and principal of the Class A notes sequentially, starting with the Class A-1 notes), and will not pay interest on or principal of the Class B, Class C and Class D notes until all more senior classes of notes are paid in full. These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes. On the closing date, overcollateralization will be $109,251,349.39, or 7.00% of the initial total securitization value. The overcollateralization for the notes has two parts. First, there is the overcollateralization representing the excess of the total securitization value over the note balance of the exchange note. On the closing date, this amount will be $64,365,782.38, or 4.12% of the initial total securitization value. Second, there is the overcollateralization representing the excess of the note balance of the exchange note over the principal amount of the notes. On the closing date, this amount will be $44,885,567.01 or 2.88% of the initial total securitization value.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, interest due on the notes, any priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal of the notes until the targeted overcollateralization amount is reached.

The "targeted overcollateralization amount" for the notes will be an amount equal to (a) $140,449,621.45, or 9.00% of the initial total securitization value, for the cutoff date and any payment date on or before the date the Class A-2 notes are paid in full or (b) $117,041,351.20, or 7.50% of the initial total securitization value, for any payment date after the Class A-2 notes are paid in full.

To increase the amount of overcollateralization on a payment date and reach the targeted overcollateralization amount, the trust must pay principal of the notes in an amount greater than the decline in the total securitization value for the prior month. The use of excess spread to make regular principal payments and priority principal payments is expected to increase overcollateralization as a percentage of each class's principal amount. The class of notes receiving principal payments will experience the greatest increase in overcollateralization. When the actual amount of overcollateralization is less than the targeted overcollateralization amount, principal will be paid to the noteholders from available funds until the targeted overcollateralization amount is reached.

Excess Spread

Excess spread on the exchange note for a payment date will be the amount by which the collections on the reference pool during the collection period exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, reimbursements of any outstanding servicer advances and interest due on the exchange note for that payment date and any required deposit in the reserve account. Excess spread on the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee, owner trustee and asset representations reviewer fees and expenses, the administration fee and the interest payments due on the notes for that payment date. Any excess spread on the exchange note will be available to pay principal of the exchange note or to cover any shortfall in payments on the notes. Any excess spread for the notes will be available to pay principal of the notes. In general, excess spread provides a source of funds to offset any losses on the reference pool and to reduce the likelihood of losses on the notes.

Maturity and Prepayment Considerations

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus. Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date. The final payment of any class of notes could occur significantly earlier (or could occur later) than that class's final scheduled payment date because the rate of principal payments on each class of notes depends primarily on the rate of payment by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.

The weighted average life of each note is uncertain because it generally will be determined by the rate at which principal payments on the exchange note are made, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold, which is referred to in this section as a prepayment. "Prepayments" on the leases will occur in the following circumstances:

•	Prepayments — proceeds may be received on the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying the money due under their leases,

•	Defaults — proceeds may be received on the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•	Early termination programs — proceeds may be received on the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•	Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•	Reallocation of leases and leased vehicles by Ford Credit and the depositor — Ford Credit and the depositor may be required to reallocate ineligible and other leases and leased vehicles from the reference pool as described in "Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles,"

•	Reallocation of leases and leased vehicle by the servicer — the servicer may be required to reallocate leases and leased vehicles from the reference pool if the servicer fails to maintain the security interest of the collateral agent in the leased vehicles or impairs the rights of the collateral agent in the lease and leased vehicle or if the servicer makes certain modifications to the leases as described in "Servicing — Servicer Modifications and Obligation to Reallocate Leases and Leased Vehicles,"

•	Exchange note acceleration — proceeds may be received on the liquidation of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement, and

•	Clean up call option — the servicer will have the option to purchase the exchange note from the trust on any payment date if the principal amount of the notes on that payment date will be 10% or less of the initial principal amount of the notes.

In Ford Credit's experience, prepayments on its leases occur primarily when lessees decide to purchase or lease new vehicles, lessees participate in Ford-sponsored early termination programs, defaulted contracts are liquidated or insurance proceeds are received after a leased vehicle is determined to be a total loss. Unlike some other asset classes, such as residential mortgage loans, leases for cars, light trucks and utility vehicles historically have not experienced significant voluntary prepayments as interest rates decline.

Any reinvestment risk resulting from a faster or slower rate of prepayment of leases will be borne entirely by the noteholders. For more information about reinvestment risk, you should read "Risk Factors — The timing of principal payments on your notes is uncertain."

Weighted Average Life

Prepayments on the leases can be measured against a prepayment standard or model. This securitization transaction uses the Absolute Prepayment Model commonly referred to as "ABS," which uses an assumed rate of prepayment each month relative to the original number of leases in a pool. For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month. ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.

The ABS tables below were prepared based on the reference pool having the characteristics in the "Payment Schedule of Leases" table in Annex A, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

Ford Credit developed the prepayment curve and the "100% prepayment assumptions" described below for the leases in the reference pool based on the historical performance of Ford Credit's lease portfolio:

•	prepayments will occur during the life of the leases (1) at 0.050% ABS for month 1, (2) increase by 0.037% ABS each month starting with month 2 until reaching 0.605% in month 16, and remain at that level through month 28, (3) increase by 0.047% ABS each month starting in month 29 until reaching 0.934% ABS in month 35, and remain at that level through month 38, and (4) decrease by 0.134% ABS to 0.800% ABS in month 39, and remain at that level until the leases are paid in full,

•	as of the cutoff date, 11 months have passed since the origination of the leases,

•	if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•	unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•	unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due,

•	no lease and leased vehicle is reallocated from the reference pool,

•	interest accrues on the notes at the following rates:

Class	Interest Rate
Class A-1	4.131%
Class A-2a	4.51%
Class A-2b	4.23211%
Class A-3	4.71%
Class A-4	4.77%
Class B	4.97%
Class C	0.00%
Class D	0.00%

•	the principal amount of the Class A-2 notes is allocated to the Class A-2a notes in the amount of $255,860,000 and to the Class A-2b notes in the amount of $255,860,000.

The actual characteristics and performance of the reference pool will differ from the assumptions used in the prepayment tables. The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant. It is unlikely that the leases in the reference pool will prepay based on the 100% prepayment assumption. The diverse terms of the leases could produce slower or faster prepayment rates for any payment date, which would result in principal payments occurring earlier or later than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a description of factors which may affect the rate of principal payments on the notes, you should read "Risk Factors — The timing of principal payments on your notes is uncertain."

The ABS tables show the percent of the initial principal amount of notes that would be outstanding after each payment date based on various percentages of the 100% prepayment assumption. For example, the 0% prepayment assumption means that none of the leases will prepay and the 75% prepayment assumption means that the leases will prepay at 75% of the 100% prepayment assumption.

Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the 100% prepayment assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1						Class A-2a and A-2b
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2026	86.03	83.55	82.25	80.93	79.57	78.17	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2026	73.38	68.26	65.59	62.85	60.03	57.13	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	60.65	52.74	48.61	44.36	39.99	35.48	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	47.90	37.05	31.37	25.53	19.50	13.28	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	35.06	21.14	13.84	6.31	0.00	0.00	100.00	100.00	100.00	100.00	99.58	97.28
January 15, 2027	14.47	0.00	0.00	0.00	0.00	0.00	100.00	99.31	96.77	94.16	91.45	88.66
February 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	99.77	94.14	91.18	88.12	84.95	81.67
March 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	94.94	88.53	85.17	81.68	78.07	74.33
April 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	90.05	82.90	79.14	75.25	71.21	67.03
May 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	84.70	76.85	72.72	68.45	64.02	59.42
June 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	77.89	69.43	64.97	60.36	55.58	50.62
July 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	71.23	62.19	57.43	52.50	47.38	42.08
August 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	64.23	54.66	49.62	44.40	38.99	33.37
September 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	57.19	47.15	41.86	36.37	30.69	24.79
October 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	49.78	39.32	33.81	28.09	22.17	16.02
November 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	42.51	31.66	25.95	20.03	13.89	7.52
December 15, 2027	0.00	0.00	0.00	0.00	0.00	0.00	34.77	23.62	17.74	11.65	5.33	0.00
January 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	25.68	14.29	8.28	2.05	0.00	0.00
February 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	18.50	6.76	0.56	0.00	0.00	0.00
March 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	10.77	0.00	0.00	0.00	0.00	0.00
April 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	2.53	0.00	0.00	0.00	0.00	0.00
May 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2028	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(1)	0.31	0.27	0.25	0.23	0.22	0.20	1.24	1.13	1.07	1.02	0.97	0.92
Weighted Average Life to Maturity (years)(1)	0.31	0.27	0.25	0.23	0.22	0.20	1.24	1.13	1.07	1.02	0.97	0.92

(1)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3						Class A-4
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2027	100.00	100.00	100.00	100.00	100.00	98.77	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2028	100.00	100.00	100.00	100.00	95.58	93.43	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2028	100.00	100.00	100.00	94.12	92.00	85.02	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2028	100.00	98.72	92.34	90.27	83.35	76.12	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2028	100.00	94.78	88.24	81.41	74.26	66.77	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2028	94.88	86.84	80.11	73.06	65.66	57.86	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2028	91.97	79.07	72.15	64.88	57.20	49.04	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2028	84.73	71.55	64.44	56.92	48.94	40.38	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2028	74.02	60.92	53.83	46.30	38.24	29.55	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2028	62.19	49.39	42.43	35.01	27.04	18.38	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2028	45.11	33.24	26.76	19.82	12.35	4.18	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2028	31.93	20.86	14.81	8.35	1.37	0.00	100.00	100.00	100.00	100.00	100.00	60.37
December 15, 2028	17.36	7.35	1.89	0.00	0.00	0.00	100.00	100.00	100.00	74.83	34.76	0.00
January 15, 2029	1.38	0.00	0.00	0.00	0.00	0.00	100.00	53.71	23.62	0.00	0.00	0.00
February 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	43.58	0.00	0.00	0.00	0.00	0.00
March 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(1)	2.22	2.14	2.08	2.03	1.96	1.90	2.59	2.51	2.49	2.45	2.41	2.35
Weighted Average Life to Maturity (years)(1)	2.22	2.14	2.08	2.03	1.96	1.90	2.59	2.51	2.49	2.45	2.41	2.35

(1)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class B						Class C
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2028	100.00	100.00	100.00	100.00	100.00	92.13	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2029	100.00	100.00	100.00	92.43	61.80	28.43	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2029	100.00	94.51	70.48	44.77	17.05	0.00	100.00	100.00	100.00	100.00	100.00	65.89
March 15, 2029	78.64	40.08	18.99	0.00	0.00	0.00	100.00	100.00	100.00	90.72	27.49	0.00
April 15, 2029	10.48	0.00	0.00	0.00	0.00	0.00	100.00	45.00	*(1)	0.00	0.00	0.00
May 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(2)	2.70	2.66	2.61	2.58	2.52	2.46	2.72	2.72	2.63	2.63	2.55	2.47
Weighted Average Life to Maturity (years)(2)	2.71	2.66	2.62	2.58	2.53	2.48	2.80	2.75	2.72	2.71	2.66	2.60

(1)	The value is greater than 0.00 but less than 0.005.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class D
Payment Date	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2026	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2027	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2028	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2029	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2029	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2029	100.00	100.00	100.00	100.00	100.00	80.65
April 15, 2029	100.00	100.00	100.00	77.43	53.11	26.67
May 15, 2029	68.06	39.73	24.22	7.63	0.00	0.00
June 15, 2029	35.66	10.60	0.00	0.00	0.00	0.00
July 15, 2029	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (years)(1)	2.72	2.72	2.63	2.63	2.55	2.47
Weighted Average Life to Maturity (years)(1)	2.89	2.84	2.82	2.79	2.76	2.72

(1)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS tables.

Credit Risk Retention

The risk retention regulations in Regulation RR under the Securities Exchange Act of 1934 require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the leases and leased vehicles. The depositor is a wholly-owned affiliate of Ford Credit and will retain the required economic interest in the credit risk of the leases and leased vehicles to satisfy the sponsor's requirements under Regulation RR.

The depositor's retention of the residual interest satisfies the requirements for an "eligible horizontal residual interest" under Regulation RR. The fair value of the residual interest will represent at least 5% of the sum of the fair value of the notes and the residual interest on the closing date. The depositor, Ford Credit, or another majority-owned affiliate of Ford Credit, is required to retain the residual interest until the latest of two years after the closing date, the date the total securitization value of the reference pool is one-third or less of the initial total securitization value, or the date the principal amount of the notes is one-third or less of the original principal amount. None of Ford Credit, the depositor or any of their affiliates may sell, transfer or hedge the residual interest during this period other than as permitted by Regulation RR. The depositor intends to retain the residual interest for the life of this securitization transaction.

In general, the residual interest represents the rights to the overcollateralization, amounts in the reserve account and excess spread not needed to make required payments on the notes, offset losses on the leases, or pay expenses and fees of the trust. Because the residual interest is subordinated to each class of notes and is only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in "Description of the Notes — Priority of Payments" and "Description of the Notes — Post-Acceleration Priority of Payments," the residual interest offsets all losses on the leases and leased vehicles by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes. For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read "Credit Enhancement."

The fair value of the notes and the residual interest is summarized below. The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A notes	$1,250.0	77.2%
Class B notes	91.3	5.6
Class C notes	30.0	1.9
Class D notes	64.1	4.0
Residual Interest	183.8	11.4
Total	$1,619.2	100.0%

The sponsor determined the fair value of the notes and the residual interest using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes, except the Class C notes and the Class D notes, is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the

Class C notes, the Class D notes and the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes, except the Class C notes and the Class D notes, is assumed to be equal to the initial principal amount, or par. The fair value of the Class C notes is assumed to be equal to $30,048,406.51. The fair value of the Class D notes is assumed to be equal to $64,102,126.11. The interest rates in the table below are based on the final pricing of the notes. For the Class A-2b notes, the interest rate below is based on 30-day average SOFR at the time of pricing plus the applicable spread:

Class	Interest Rate
Class A-1	3.930%
Class A-2a	4.39%
Class A-2b	SOFR + 0.36%
Class A-3	4.68%
Class A-4	4.73%
Class B	4.83%
Class C	0.00%
Class D	0.00%

To calculate the fair value of the residual interest, Ford Credit used an internal valuation model. This model projects future cash flows on the reference pool, the payments on the exchange note, interest and principal payments on each class of notes, transaction fees and expenses and the servicing fee. The model also assumes that the servicer will exercise its clean up call option on the first payment date that the option is available and that the purchase price paid for the exchange note will be equal to the outstanding principal balance of the notes, which is the minimum principal amount the depositor may pay for the exchange note. The resulting cash flows to the residual interest are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, Ford Credit made the following assumptions:

•	interest accrues on the notes at the rates described above. In determining the interest payments on the floating rate notes, assumptions for 30-day average SOFR are consistent with the applicable forward rate curve as of the date of this prospectus,

•	cash flows for the leases and leased vehicles are calculated using the assumptions as described in "Maturity and Prepayment Considerations—Weighted Average Life," except that retained and returned leased vehicles are assumed to be sold for an amount equal to the lower of (a) ALG's most recent mark-to-market residual value and (b) the contract residual value,

•	leases prepay at an ABS rate using a 100% prepayment assumption as described in "Maturity and Prepayment Considerations—Weighted Average Life,"

•	cumulative net losses on the reference pool, as a percentage of the initial total securitization value, occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	17	0.19%
2	0.00%	18	0.19%
3	0.01%	19	0.19%
4	0.02%	20	0.20%
5	0.04%	21	0.20%
6	0.05%	22	0.20%
7	0.06%	23	0.20%
8	0.08%	24	0.19%
9	0.09%	25	0.18%
10	0.11%	26	0.17%
11	0.12%	27	0.16%
12	0.13%	28	0.15%
13	0.15%	29	0.14%
14	0.16%	30	0.17%
15	0.17%	31	0.17%
16	0.18%	32	0.17%

•	each of the Class C notes and Class D notes cash flows are discounted at 6.0%, and the residual interest cash flows are discounted at 12.5%.

Ford Credit developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the leases and the performance of its prior securitized amortizing pools included in Annex B,

•	Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the reference pool, the 10-year historical average performance of its prior securitized amortizing pools including those in Annex B, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the hired NRSROs. Default and recovery rate estimates are included in the cumulative net loss assumption,

•	Discount rate applicable to the Class C notes and Class D notes cash flows – estimated to reflect the credit exposure to each of the Class C notes and Class D notes cash flows. Due to the lack of an explicit credit rating for each of the Class C notes and Class D notes, the discount rate was derived by evaluating each class’s respective break-even loss assumptions and applying a discount rate using current benchmarks and applying a credit spread based on other structured notes with similar coverage, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows. Due to the lack of an actively traded market in residual interests, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

Ford Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective noteholder's ability to evaluate the fair value calculation. The fair value of the notes and the residual interest were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the reference pool that will differ from the actual characteristics and performance of the reference pool. You should be sure you understand these assumptions when considering the fair value calculation.

Ford Credit will recalculate the fair value of the notes and the residual interest after the closing date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described above. The fair value of the residual interest as a dollar amount and as a percentage of the sum of the fair value of the notes and the residual interest will be included in the first investor report, together with a description of any material changes in the methodology or key inputs and assumptions used to calculate the fair value.

Servicing

The servicer will service the reference pool and this securitization transaction under a servicing supplement to a servicing agreement among Ford Credit, as servicer, the titling companies and the collateral agent. The following description summarizes the main terms of the servicing agreement and the servicing supplement but is not a complete description of the agreements. For more details about the servicing agreement and the servicing supplement, you should read the servicing agreement and the form of servicing supplement that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Servicing Obligations

Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the "servicing supplement," the servicer's main obligations will be to:

•	collect and apply all payments made on the leases in the reference pool and any other amounts received related to the leases in the reference pool,

•	process returns of leased vehicles in the reference pool and then sell returned leased vehicles,

•	investigate delinquencies,

•	send invoices and respond to inquiries of lessees,

•	pay taxes related to payments on leases or to the leased vehicles in the reference pool,

•	process requests for extensions, modifications and adjustments,

•	administer payoffs, defaults and delinquencies,

•	repossess and then sell leased vehicles,

•	maintain accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•	prepare and provide monthly investor reports and instructions to the indenture trustee, and

•	provide the custodian with updated records for the lease files.

The servicer may delegate or perform its servicing obligations to or through others. No delegation or subcontracting will relieve the servicer of its servicing obligations. The servicer will be responsible for paying the fees of any delegates or subcontractors.

Servicing Fees

The servicer will earn a servicing fee each payment date for servicing of the reference pool equal to 1/12 of 1% of the total securitization value at the beginning of the related collection period (or the cutoff date for the first payment date) and an administration fee equal to 1/12 of 0.01% of the principal amount of the notes at the end of the related collection period (or the closing date for the first payment date). In addition, the servicer will retain any late fees and other administrative fees received from lessees and receive net investment earnings on funds in the transaction bank accounts. The servicer will be reimbursed for (i) fees, fines or other amounts paid by the servicer on behalf of a lessee, (ii) amounts spent by the servicer and charged to the account of the lessee, (iii) amounts paid to third parties for repossession and disposition of leased vehicles, (iv) amounts required to be refunded to a lessee and (v) external costs of collection activities on charged off leases. The servicer may net these fees and expenses from collections deposited in the collection account.

Servicer Modifications and Obligation to Reallocate Leases and Leased Vehicles

The servicer will follow its policies and procedures in servicing the leases and processing returned leased vehicles in the reference pool. As part of its normal collection efforts, the servicer may waive or modify the terms of a lease, including granting a payment extension and a rebate and rewriting, rescheduling or amending any lease, refunding advance payments or waiving late fees, extension fees or other administrative fees. The servicer may reallocate any lease and related leased vehicle from the reference pool if it refunds advance payment amounts, and will reallocate any lease and related leased vehicle from the reference pool if it (a) changes the amount of the base monthly payment owed by the lessee or (b) gives a payment or term extension resulting in the scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the trust. However, the servicer will not be required to reallocate any modified lease and related leased vehicle from the reference pool if the modification was required by law or court order, including by a bankruptcy court, although it may choose to do so. Ford Credit's servicing systems identify these types of modifications and will automatically reallocate the modified lease and the related leased vehicle from the reference pool on the payment date after the month in which the modification is made. On payment of the reallocation amount, the reallocation will be effective at the end of the month before the month in which the modification is made. The servicer must deposit in the collection account for each reallocation an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due. The reallocation of a lease and leased vehicle by the servicer due to a modification is effectively the same as a prepayment of the lease in full, and will result in payment of principal of the notes earlier than would have been the case if the lease and leased vehicle was not reallocated. For modifications or waivers that do not result in the reallocation of a lease and leased vehicle, Ford Credit does not expect, on the basis of its past portfolio servicing experience, that these changes or waivers will materially affect the cash flows on the reference pool; however, there can be no assurance that future modifications, refunds or waivers will not materially affect the cash flows on the reference pool.

For more information about the servicer's policies and procedures for servicing the leases and leased vehicles, you should read "Sponsor and Servicer — Servicing and Collections."

The servicer must maintain perfection of the collateral agent's security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until immediately before the time the leased vehicle is sold. For a charged-off lease, the servicer may release the security interest in a sale of charged off leases as permitted by the servicer's policies and procedures. If the servicer fails to maintain perfection of the collateral agent's security interests in a lease and leased vehicle or impairs the rights of the applicable titling company or the collateral agent in the lease and leased vehicle (other than according to its policies and procedures), the servicer must reallocate the lease and leased vehicle from the reference pool on the following payment date, unless is corrects the failure or impairment before that date.

The servicer must deposit in the collection account for each reallocation an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due. On payment of the reallocation amount, the reallocation will be effective as of the last day of the second month before the payment date.

For more information about the servicer's policies and procedures for releasing the security interest in a lease and leased vehicle, you should read "Sponsor and Servicer — Servicing and Collections —Repossession and Charge Off."

Transaction Bank Accounts

The servicer will establish a collection account and will deposit collections on the reference pool and amounts relating to the reallocation of leases and leased vehicles from the reference pool by the servicer in the collection account. The servicer will also establish the reserve account and, together with the collection account, the "transaction bank accounts." The transaction bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the transaction bank accounts will be invested in highly rated short-term investments that mature or are made available on or before the next payment date. Net investment earnings on funds in the transaction bank accounts will be paid to the servicer each month. The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an event of default. The trust may invest the funds in the transaction bank accounts in obligations issued by the underwriters or their affiliates.

The servicer will have no access to the funds in the transaction bank accounts. Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay net investment earnings on the transaction bank accounts to the servicer. The indenture trustee will make payments from the transaction bank accounts to the noteholders and others based on information provided by the servicer.

Servicer Advances

If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer may advance an amount equal to the shortfall by depositing that amount in the collection account. The servicer may only make an advance to cover base monthly payment shortfalls if the servicer determines that the advance will be recoverable from collections on the lease. Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due. The servicer will be reimbursed for outstanding servicer advances on a lease from collections and recoveries on that lease or from collections on other leases. The servicer is not obligated to make servicer advances and, even if it makes servicer advances on any leases, it may stop making servicer advances at any time.

Deposit of Collections

Ford Credit will deposit all collections (except recoveries) in the collection account within two business days of applying them to the lessees' accounts, and will deposit recoveries on the business day before each payment date. However, if at any time Ford Credit's short-term unsecured debt is rated equal to or higher than "P-1" by Moody's and "A-1" by S&P, and if no servicer termination event has occurred, Ford Credit may deposit all collections for the collection period in the collection account on the business day before each payment date or, with satisfaction of the rating agency condition, on each payment date. Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections in the collection account each month net of the servicing fee and reimbursements of any outstanding servicer advances payable to the servicer for the month, but must account for transactions individually. If amounts are deposited in error, they will be returned to the servicer or netted from later deposits.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the titling companies and will maintain a lease file for each lease in the reference pool. A lease file will include originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee. Each lease file will be maintained separately, but will not be segregated from other similar lease files or stamped or marked to reflect the pledge to the collateral agent so long as Ford Credit is servicing the leases. The lease files are held by Ford Credit, directly or through third-party vendors, as described in "Sponsor and Servicer —

Origination, Underwriting and Purchasing — Vehicle Title" and "Sponsor and Servicer — Origination, Underwriting and Purchasing — Types of Leases and Vehicle Classification."

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, except for its own willful misconduct, bad faith or negligence in the performance of its obligations. The servicer will not be obligated to start, pursue or defend any legal proceeding that is not incidental to its servicing obligations and that may cause it to incur expense or liability. The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer's willful misconduct, bad faith or negligence in the performance of its servicing obligations.

Amendments to Servicing Agreement and Servicing Supplement

The titling companies, the collateral agent and the servicer may amend the servicing agreement and the servicing supplement, without the consent of the noteholders, to clarify an ambiguity, correct an error or correct or supplement any term of the agreement or supplement that may be defective or inconsistent with the other terms of the agreement or supplement or as may be necessary to conform the terms of the agreement or supplement to its description contained in this prospectus.

The titling companies, the collateral agent and the servicer may amend the servicing agreement and the servicing supplement to add, change or eliminate terms of the agreement or supplement if:

•	the titling companies or the servicer certify that the amendment will not have a material adverse effect on the exchange noteholders or, if such a certification cannot be made, the consent of each exchange noteholder (for amendments to the servicing agreement) or the related exchange noteholder (for amendments to the servicing supplement) is received, and

•	the titling companies or the servicer deliver a legal opinion that, for U.S. federal income tax purposes, the amendment will not cause any exchange note to be deemed sold or exchanged, cause a titling company to be treated as an association or publicly traded partnership taxable as a corporation or if such an opinion cannot be delivered, the consent of each exchange noteholder is received.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer unless it is legally unable to perform its servicing obligations. No resignation will become effective until a successor servicer has been engaged by the indenture trustee or the date the servicer becomes legally unable to act.

Each of the following events will be a "servicer termination event" for the reference pool under the servicing agreement and the servicing supplement:

•	the servicer fails to deposit any collections, payments or other amounts and that failure continues for five business days after it receives notice of the failure from the collateral agent, the administrative agent, the trust, as exchange noteholder, or the indenture trustee, or a responsible person of the servicer knows of the failure, unless:

—	the failure was caused by an event outside the servicer's control and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the collateral agent, the administrative agent and the trust, as exchange noteholder, of the failure and the steps being taken by the servicer to correct it, or

—	the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer's long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after the servicer receives notice of the failure or a responsible person of the servicer learns of the failure or (b) if the servicer's long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•	the servicer fails to perform its obligations regarding the reference pool under the transaction documents and that failure has a material adverse effect on the rights of the trust, as exchange noteholder, and continues for 90 days after it receives notice of the failure from the collateral agent, the administrative agent, the trust, as exchange noteholder, or the indenture trustee, and

•	certain circumstances relating to a bankruptcy of the servicer.

The indenture trustee, acting at the direction of a majority of the controlling class, may waive any servicer termination event. As long as a servicer termination event has not been corrected, the titling companies may, and at the direction the collateral agent, the administrative agent or the indenture trustee, acting at the direction of a majority of the controlling class, must, terminate the servicer for the reference pool.

If the servicer resigns or is terminated, the indenture trustee, acting at the direction of a majority of the controlling class, will promptly engage a successor servicer to assume the servicing obligations. If a successor servicer is not appointed when the servicer stops performing its obligations, the indenture trustee may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle leases.

If a bankruptcy trustee or similar official is appointed for the servicer and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from terminating the servicer.

The servicer will agree to cooperate to effect an orderly servicing transfer and make available its records on payments on the leases and the lease files. The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications. The predecessor servicer will reimburse the successor servicer for reasonable expenses for the transition of servicing obligations.

Monthly Reports

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies. Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the reference pool during the collection period and the status of any credit enhancement. An officer of the servicer will certify the accuracy of the information in each investor report. The servicer may post each investor report on its website located at https://www.ford.com/finance/investor-center/asset-backed-securitization. The investor report will contain the following information for each payment date:

•	collections on the leases and leased vehicles in the reference pool for the collection period,

•	the fees and expenses payable to the indenture trustee, the owner trustee, the asset representations reviewer and the trust,

•	the fees payable to the servicer and administrator,

•	the payments on the exchange note,

•	the amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the regular principal payment and any priority principal payments,

•	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of any servicer advances and the amount of any additional servicer advances or reimbursements of any outstanding servicer advances,

•	the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•	the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•	information on the performance of the reference pool for the collection period, including the total securitization value, collections and the aggregate amount paid by Ford Credit or the depositor to reallocate leases and leased vehicles from the reference pool, any reallocation demand activity, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•	delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the collection period,

•	lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate,

•	the targeted overcollateralization amount, and

•	the amount of available funds released to the holder of the residual interest.

The first investor report will also include the fair value of the residual interest as a percentage of the sum of the fair value of the notes and the residual interest and as a dollar amount as of the closing date, together with a description of any material changes in the methodology or key inputs and assumptions used to calculate the fair value, as described in "Credit Risk Retention."

The servicer will use the investor report to direct the indenture trustee on payments to be made to the noteholders on each payment date. The indenture trustee will not be obligated to verify calculations made by the servicer. On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to noteholders through the indenture trustee's internet website, which is located at https://pivot.usbank.com.

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date, which will include the investor report for that payment date and the following information, if applicable:

•	a description of the events that triggered a review of the review leases by the asset representations reviewer during the prior month,

•	if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•	if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change,

•	a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method by which the other noteholders may contact the requesting noteholder, and

•	any material change in the depositor's retained interest in this securitization transaction.

The servicer, on behalf of the trust, will also prepare asset-level data for the reference pool for the prior month and related information and file it with the SEC on Form ABS-EE before filing the Form 10-D. This Form ABS-EE, and related information attached as exhibits to the form, will be incorporated by reference into the Form 10-D. The asset-level data will contain detailed information for each lease and leased vehicle about its identification, origination, lease terms, lessee, payment activity, servicing and status. Certain data in the asset-level data, such as data related to collections, reallocated leases, losses on the leases and repossessions, may not match the data provided on the investor report due to differences in how this data is required to be reported for asset-level data and how this data is reported for the investor report. Investors should carefully review the asset-level data and related information attached as exhibits to Form ABS-EE to find more information about the differences, if any, between the asset-level data and investor reports.

Annual Compliance Reports

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the trust, the indenture trustee and the rating agencies the following:

•	Compliance Certificate: a certificate stating that the servicer fulfilled its obligations under the servicing agreement and the servicing supplement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•	Assessment of Compliance: copies of any report by the servicer and any other "party participating in the servicing function" (as contemplated by "Regulation AB" under the Securities Act of 1933 and the Securities Exchange Act of 1934) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving leases and leased vehicles that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•	Attestation Report: copies of any report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer and any other "party participating in the servicing function" (as contemplated by Regulation AB) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving leases and leased vehicles that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust's annual report on Form 10-K within 90 days after the end of the calendar year. A copy of these items may be obtained by any noteholder by request to the indenture trustee.

Transaction Parties

The following descriptions of the transaction parties summarize parts of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements. For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Depositor

The depositor for this securitization transaction is Ford Credit Auto Lease Two LLC, a Delaware limited liability company created in October 2006. The depositor met the registrant requirements of paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed and as of June 30, 2026.

Ford Credit is the sole member of the depositor. The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under Regulation AB about this prospectus, the disclosures made about the characteristics of the leases and leased vehicles and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor will make representations about the leases and leased vehicles in the reference pool. If any of these representations prove to have been untrue when made and the breach has a material adverse effect on a lease or leased vehicle in the reference pool, the depositor must reallocate the lease and leased vehicle unless it corrects the breach in all material respects before the date it is required to reallocate the lease and leased vehicle. In addition, the depositor must enforce Ford Credit's reallocation obligation described in "Reference Pool — Obligation to Reallocate Ineligible Leases and Leased Vehicles." In addition, the depositor will represent that it owns the exchange note free of liens or claims.

The depositor will be responsible for filing required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust's security interest in the exchange note and other trust assets.

The depositor will:

•	pay the administrator's annual fees,

•	indemnify the owner trustee for liabilities and damages resulting from the owner trustee's performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement,

•	reimburse the expenses of the owner trustee or the indenture trustee if they resign or are removed, if those expenses are not paid by the trust, and

•	indemnify the underwriters for certain liabilities as described in "Underwriting."

The depositor will initially retain the Class C and Class D notes. Any retained notes may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 2026-B, a Delaware statutory trust. The trust's fiscal year is the calendar year.

The purpose of the trust will be to:

•	acquire and hold the exchange note and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes,

•	issue additional notes or certificates in exchange for the residual interest of the trust, and

•	engage in any other related activities to accomplish these purposes.

The trust may not engage in other activities and may not invest in other securities or make loans to anyone.

The depositor and the owner trustee may amend the trust agreement, without the consent of the noteholders, to (a) clarify an ambiguity, correct an error or correct or supplement any term of the agreement that may be inconsistent with the other terms of the agreement or in order to conform the terms of the agreement to its description contained in this prospectus or (b) provide for, or facilitate the acceptance of the agreement by, a successor owner trustee.

The depositor and the owner trustee may amend the trust agreement to add, change or eliminate terms of the agreement if:

•	the holder of the residual interest certifies that the amendment will not have a material adverse effect on the noteholders or, if such a certification cannot be made, the consent of a majority of each class of notes (with each class voting separately, except that the Class A notes will vote together as a single class) is received,

•	the holder of the residual interest delivers a legal opinion that, for U.S. federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for U.S. federal income tax purposes, and

•	the consent of the indenture trustee is received if the amendment has a material adverse effect on the rights or obligations of the indenture trustee, which consent will not be unreasonably withheld.

The prior consent of all affected noteholders will be required for any amendment that would:

•	change the amount, timing, allocation or priority of distributions required to be made to the noteholders, or

•	reduce the percentage of noteholders that are required to consent to an amendment.

The trust may not dissolve, merge with or sell its assets to anyone or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

On the closing date, the depositor will sell the exchange note to the trust and make, or cause to be made, an initial deposit in the reserve account, equal to at least the amount indicated in the table below, in exchange for the notes and the residual interest in the trust. The following table shows the approximate capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$146,000,000.00
Class A-2a notes	411,720,000.00
Class A-2b notes	100,000,000.00
Class A-3 notes	511,720,000.00
Class A-4 notes	80,560,000.00
Class B notes	91,290,000.00
Class C notes	35,110,000.00
Class D notes	74,900,000.00
Residual Interest —- Overcollateralization	44,885,567.01
Total —- Exchange Note Initial Note Balance	$1,496,185,567.01

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.

The administrator's main obligations will be to provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents, including to:

•	obtain and maintain the trust's qualification to do business where necessary,

•	notify the rating agencies and the indenture trustee of events of default,

•	prepare and file reports with the SEC,

•	cause the servicer to perform its obligations under the sale and servicing agreement,

•	make determinations regarding any benchmark transition event and benchmark replacement, and

•	cause the indenture trustee to notify the noteholders of the redemption of their notes.

The administrator will indemnify the owner trustee, the indenture trustee and the asset representations reviewer for liabilities and damages resulting from the performance of their obligations under the transaction documents unless resulting from their willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their representations in the transaction documents.

The depositor will pay the administrator an annual administration fee.

The administrator may not resign unless it is legally unable to perform its administrative obligations. If the servicer is terminated, the administrator will immediately resign on the appointment or engagement of a successor servicer (other than the indenture trustee), who will automatically become the successor administrator. The owner trustee, with the consent of a majority of the controlling class, may remove the administrator if (a) the administrator fails to perform in any material respect its obligations, which continues for 90 days after the administrator receives notice of the failure from the owner trustee, the indenture trustee or at least 25% of the controlling class or (b) an insolvency event of the administrator occurs. No resignation or removal of the administrator will become effective until a successor administrator is in place.

Owner Trustee and Delaware Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the "owner trustee" under the trust agreement.  The principal corporate trust office of The Bank of New York Mellon is located at 240 Greenwich Street, New York, New York 10286. BNY Mellon Trust of Delaware, a Delaware banking corporation, will act as "Delaware trustee" under the trust agreement for the sole purpose of satisfying Section 3807 of the Delaware Statutory Trust Act that the issuing entity have at least one trustee with a principal place of business in the State of Delaware.  The principal place of business of BNY Mellon Trust of Delaware is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, DE 19809. The owner trustee and the Delaware trustee are the "co-trustees" of the trust. The Bank of New York Mellon has been, and currently is, serving as owner trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables. BNY Mellon Trust of Delaware has been, and currently is, serving as Delaware trustee on numerous securitization transactions.

The owner trustee's main obligations will be to:

•	create the trust by filing a certificate of trust with the Delaware Secretary of State, along with the Delaware trustee and

•	execute documents on behalf of the trust.

Neither co-trustee will be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. Neither co-trustee will be required to exercise any of its rights or powers under the transaction documents or to start, conduct or defend any legal proceedings on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to such co-trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify each co-trustee for liabilities and damages resulting from such co-trustee's performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of such co-trustee or the breach of representations made by such co-trustee in the trust agreement. The servicer will indemnify each co-trustee for liabilities and damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the co-trustees, reimburse the co-trustees for expenses incurred in performing its obligations, and pay any indemnities due to the co-trustees, to the extent those amounts are not paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the co-trustees on each payment date, along with similar amounts owed to the indenture trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $250,000 per year before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and required interest and principal payments on the notes and after any required deposits in the reserve account are made. After an event of default, however, these fees, expenses and indemnities will be paid first.

Either co-trustee may resign at any time by notifying the depositor and the administrator at least 30 days in advance. The administrator may remove either or both co-trustees at any time and for any reason by notifying the co-trustee at least 30 days in advance. The administrator must remove a co-trustee if the co-trustee becomes legally unable to act as co-trustee, becomes subject to a bankruptcy or is no longer eligible to act as co-trustee under the trust agreement because of changes in its legal status, financial condition or ratings. No resignation or removal of a co-trustee will be effective until a successor owner trustee or Delaware trustee, as appropriate, is in place. If not paid by the trust, the depositor will pay a co-trustee and the successor co-trustee for the expenses for replacement of such co-trustee.

The trust agreement will terminate when:

•	the exchange note has been redeemed after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied, or

•	the trust paid all notes in full and all other amounts payable by it under the transaction documents.

On termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

Indenture Trustee

U.S. Bank National Association, or "U.S. Bank N.A.," a national banking association, made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to as "U.S. Bank"). Upon U.S. Bank Trust Co.'s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The indenture trustee will maintain the accounts of the issuing entity in the name of the indenture trustee at U.S. Bank N.A.

U.S. Bank Trust Company, National Association, or "U.S. Bank Trust Co.," a national banking association, will act as the "indenture trustee," registrar and paying agent under indenture. U.S. Bancorp, with total assets exceeding $700 billion as of March 31, 2026, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of March 31, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with a network of more than 50 domestic offices and international locations in London, England and Dublin, Ireland. The indenture will be administered from U.S. Bank's corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2026, U.S. Bank was acting as trustee with respect to over 164,000 issuances of securities with an aggregate outstanding principal balance of over $7.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly report available to each holder of notes via the indenture trustee's internet website at https://pivot.usbank.com. Holders of notes with questions, including regarding the use of the indenture trustee's internet website, may direct them to the indenture trustee's bondholder services group at (800) 934-6802.

As of March 31, 2026, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 224 issuances of automobile receivable-backed securities with an outstanding aggregate principal balance of approximately $97,056,600,000.

The indenture trustee's main obligations will be to:

•	hold the security interest in the exchange note and other trust assets on behalf of the noteholders,

•	administer the transaction bank accounts,

•	enforce remedies at the direction of the controlling class after an event of default and acceleration of the notes,

•	act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•	act as note paying agent to make payments from the transaction bank accounts to the noteholders and others,

•	notify the asset representations reviewer when a review has been directed by the noteholders, and

•	notify the noteholders of an event of default.

Except in limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days. If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days. If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of the controlling class must, start proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, start foreclosure proceedings and, in some circumstances, sell the exchange note.

The indenture trustee's obligations and standard of care change depending on whether an event of default has occurred. Before an event of default, the indenture trustee is only required to perform the obligations stated in the indenture and will not have any implied obligations and will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. After an event of default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. After an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor and Ford Credit.

For a description of the rights and obligations of the indenture trustee after an event of default and on acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration."

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior year, including a change to the indenture trustee's eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or incur financial liability in the performance of its obligations if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to litigation, investigations, requests, demands or directions of the noteholders, other than litigation, investigations, requests, demands, or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the litigation, investigation, request, demand or direction.

The trust and the administrator will indemnify the indenture trustee for liabilities and damages resulting from the indenture trustee's performance of its obligations under the indenture unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or the breach of representations made by the indenture trustee in the indenture. The servicer will indemnify the indenture trustee for damages resulting from the servicer's willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its obligations as servicer.

The trust will pay the acceptance fees and annual fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its obligations and pay any indemnities due to the indenture trustee, to the extent those amounts are not paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $250,000 per year before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date other fees and expenses of the trust and required interest and principal payments on the notes and after any required deposits in the reserve account have been made. After an event of default, however, these fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be considered to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes. Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the controlling class will have the right to exercise remedies and only the controlling class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.

The indenture trustee may resign at any time by notifying the trust at least 30 days in advance. A majority of the controlling class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust at least 30 days in advance. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act as indenture trustee, becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or ratings. No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place. If not paid by the trust, the depositor will pay the indenture trustee and the successor indenture trustee for any expenses for replacement of the indenture trustee.

Titling Companies

The titling companies are CAB East LLC and CAB West LLC, each a Delaware limited liability company, that were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers. Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC. CAB West Holdings, LLC is the sole member of CAB West LLC. CAB East Holdings, LLC and CAB West Holdings, LLC are wholly-owned subsidiaries of Ford Credit.

The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those of other "bankruptcy-remote" special purpose entities. These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions. Each titling company's purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities related to owning the leased vehicles.

Under the credit and security agreement, the titling companies will pay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, exchange the amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note. The titling companies will be responsible for making payments on the exchange note under the credit and security agreement. The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles according to the credit and security agreement.

Collateral Agent

HTD Leasing LLC, or "HTD," is the collateral agent under the credit and security agreement. U.S. Bank National Association is the sole member of HTD. HTD's limited liability company agreement contains substantial restrictions on its activities. HTD's purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and some related activities. Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles. HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.

The titling companies have agreed to pay HTD a fee for its services and to pay HTD for liabilities and damages resulting from HTD's performance of its obligations unless caused by HTD's willful misconduct, bad faith or negligence.

Administrative Agent

U.S. Bank National Association is the administrative agent under the credit and security agreement.  For additional information about U.S. Bank, you should read "— Indenture Trustee" above.

The administrative agent is responsible for performing, on behalf of the collateral agent, administrative functions under the credit and security agreement. These functions include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title on termination of the related leases and disposition of the leased vehicles, which obligations may be performed by Ford Credit in its capacity as collateral agent administrator. The collateral agent has granted a power of attorney to the administrative agent to perform these functions.

Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank National Association as the administrative agent, with or without cause, and designate a successor administrative agent. Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody's and may not be Ford Credit or an affiliate of Ford Credit.

If U.S. Bank National Association is removed or resigns, and a successor is designated, U.S. Bank National Association will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and rights under HTD's limited liability company agreement. Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD's limited liability company agreement.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or "Clayton," will act as the "asset representations reviewer" under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an "eligible asset representations reviewer," meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the leases. For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.

The asset representations reviewer's main obligations will be to:

•	review each review lease after receipt of a review notice from the indenture trustee, and

•	provide a report on the results of the review to the sponsor, the depositor, the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read "Reference Pool—Asset Representations Review."

The asset representations reviewer is not responsible for (a) reviewing the leases for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any lease or leased vehicle is required to be reallocated.

The asset representations reviewer will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the leases and leased vehicles.

The trust and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer's performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

The trust will pay annual fees and review fees of the asset representations reviewer, reimburse the asset representations reviewer for their reasonable travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator. The trust will pay these amounts to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee and the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit of $250,000 per year, before the trust makes any other payments. The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. After an event of default, however, these fees, expenses and indemnities will be paid first.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer. The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) breaches any of its representations, covenants or obligations or (c) becomes subject to a bankruptcy. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place. The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer's obligations to the successor asset representations reviewer.

Affiliations and Related Transactions

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the leases originated by motor vehicle dealers and related leased vehicles in the reference pool and the servicer of the leases and leased vehicles in the reference pool. As the sponsor, Ford Credit caused the depositor to be formed for purposes of participating in securitization transactions. Ford Credit is the sole member of the depositor. Ford Credit caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust. The depositor is the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm's length terms and conditions. In addition, one of the underwriters, BNY Mellon Capital Markets, LLC, is an affiliate of the owner trustee, The Bank of New York Mellon and the Delaware trustee, BNY Mellon Trust of Delaware. Further, one of the underwriters, U.S. Bancorp Investments, Inc., is an affiliate of the indenture trustee, U.S. Bank Trust Company, National Association.

Transaction Fees and Expenses

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee, the asset representations reviewer and the servicer. The fees of the indenture trustee, the owner trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the owner trustee and the asset representations reviewer. To the extent these fees have not been paid by the depositor or the administrator, they will be paid on each payment date from exchange note available funds in the order of priority described in "Description of the Notes — Priority of Payments." The fees payable to the servicer will be paid from collections as described in "Description of Exchange Note — Priority of Payments on Exchange Note." These fees will not change during the term of this securitization transaction.

Fee	Amount
Indenture trustee acceptance fee	$5,000 on closing of the transaction
Indenture trustee annual fee	$7,500 each year
Owner trustee acceptance fee	$2,500 on closing of the transaction
Owner trustee annual fee	$3,500 each year
Asset representations reviewer annual fee	$5,000 each year
Asset representations reviewer review fee	Up to $175 for each review lease on completion of a review
Administration fee	1/12 of 0.01% of the principal amount of the notes each month
Servicing fee	1/12 of 1.00% of the total securitization value each month

The indenture trustee acceptance fee and the owner trustee acceptance fee are one-time fees payable to the indenture trustee and the owner trustee on closing of the transaction in consideration of their acceptance of their obligations under the transaction documents. The indenture trustee annual fee will be paid to the indenture trustee for performance of its obligations under the indenture. The owner trustee annual fee will be paid to the owner trustee for performance of its obligations under the trust agreement. The asset representations reviewer annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer's obligations under the asset representations review agreement. The asset representations reviewer review fee will be paid to the asset representations reviewer on completion of a review for its performance of the review.

The trust will pay and reimburse the indenture trustee and the owner trustee for their fees and reasonable expenses incurred under the indenture and the trust agreement and the asset representations reviewer for its reasonable travel expenses for a review under the asset representations review agreement, each to the extent not paid by the depositor or the administrator. The trust also will pay any indemnities owed to the indenture trustee, the owner trustee or the asset representations reviewer if not paid by the depositor or the administrator. For information about indemnities applicable to the indenture trustee, the owner trustee and the asset representations reviewer, you should read "Transaction Parties — Indenture Trustee," "Transaction Parties — Owner Trustee and Delaware Trustee" and "Transaction Parties — Asset Representations Reviewer."

The administration fee is paid to the servicer for its role in administering the trust. In that capacity, the servicer will handle payments, administer defaults and delinquencies and perform other duties relating to the trust. The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement. The servicer will be responsible for its own expenses under the servicing agreement except (1) amounts charged to the account of a lessee, (2) external costs for the repossession and disposition of a leased vehicle and (3) external costs of collection on charged off leases.

Use of Proceeds

The net proceeds from the sale of the notes issued on the closing date will be used by the depositor to purchase the exchange note from Ford Credit. Ford Credit will use the proceeds from the sale of the exchange note for general corporate purposes. No expenses were incurred in connection with the selection or allocation of leases for this securitization transaction.

Legal Proceedings

There are no legal proceedings pending or known to be contemplated by any governmental authorities against the sponsor, the depositor, the owner trustee, the indenture trustee, the trust or the servicer, or of which any of their property is subject, that are material to noteholders.

Important Legal Considerations

Bankruptcy Considerations

Sale of Exchange Note by Ford Credit to Depositor and by Depositor to Trust. The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust's rights in the exchange note. Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will be a "true sale." The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will be a "true sale." Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to reallocate ineligible leases and leased vehicles from the reference pool for breaches of representations.

On the closing date, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:

•	the exchange note and the collections on the exchange note would not be property of Ford Credit's or the depositor's bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.

Structure of Holding Companies, Titling Companies and Depositor; Risk of Substantive Consolidation. Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it "bankruptcy-remote." These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that it will have any creditors. Each limited liability company agreement also restricts the special purpose entity from starting a voluntary case or proceeding under U.S. bankruptcy laws or similar state laws without the unanimous consent of its board of managers, including independent managers, who are instructed to take into account the interests of creditors of the special purpose entity and, for the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy. Each limited liability company agreement also contains covenants meant to maintain the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates. These restrictions and covenants may not be amended without the consent of the entire board of managers, including the independent managers, and satisfaction of the rating agency condition.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against the holding companies, the titling companies or the depositor.

On the closing date, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders. This opinion will be subject to assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement. A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit's creditors instead of the noteholders or the trust. Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit's creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as "substantive consolidation."

Assuming that the sale of the exchange note by Ford Credit to the depositor is a "true sale," the sale of the exchange note by the depositor to the trust is a "true sale," the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the exchange note and collections on the reference pool (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is begun) will be available to make payments on the exchange note.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer. The depositor does not intend to start, and Ford Credit will agree that it will not cause the depositor to start, a voluntary bankruptcy proceeding while the depositor is solvent.

The bankruptcy of the servicer will be a servicer termination event. If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer, or the servicer as debtor-in-possession, may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer, or to reject, assume or modify the contracts to which the servicer is party if the requisite approvals of the bankruptcy court or creditors are obtained.

Payments made by Ford Credit or the depositor to reallocate leases and leased vehicles may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding against Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Act established the Orderly Liquidation Authority, or "OLA," under which the Federal Deposit Insurance Corporation, or "FDIC," is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from U.S. federal bankruptcy laws in several ways. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in a receivership, it is unclear what impact OLA will have on a particular company, including Ford Credit, the titling companies, the depositor, the trust, or their respective creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust. It is not clear which companies will be subject to OLA rather than the U.S. federal bankruptcy laws. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (a) the company is in default or in danger of default, (b) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (c) no viable private sector alternative is available to prevent the default of the company and (d) an OLA proceeding would mitigate these effects. It is not clear whether OLA would be applied to Ford Credit, although it is expected that OLA will be used only very rarely. The titling companies, the depositor or the trust could, under some circumstances, also be subject to OLA.

FDIC's Avoidance Power Under OLA. The parts of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case, the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and the exchange note may become unsecured.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC's avoidance power under OLA with the related parts of the U.S. federal bankruptcy laws. Based on these rules, the pledge of the leases and leased vehicles by the titling companies to the collateral agent would not be avoidable by the FDIC as a preference under OLA.

FDIC's Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company's affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the titling companies, the depositor and the trust, and

•	that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company before the end of the transition period of any future regulation, if the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will be a "true sale" between separate legal entities under state law. As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur before the end of any transition period adopted to implement future regulation addressing the FDIC's repudiation authority under OLA. However, it is not certain that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or FDIC actions in an OLA proceeding involving Ford Credit, the titling companies, the depositor or the trust would not be contrary to this opinion.

If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable. In that case, the FDIC would be required to pay compensatory damages that are no less than the then outstanding principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, if the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and accrued interest, as applicable, through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in Exchange Note and Leases and Leased Vehicles

The sale and assignment of the exchange note to the trust, the perfection of the security interest pledged in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders. The exchange note will be secured by a first priority security interest in the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool. Under the credit and security agreement, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately before sale. Ford Credit, as servicer, must deposit an amount equal to those proceeds in the collection account under the servicing agreement. This security interest is for the benefit of Ford Credit, as lender, and the holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued. Although the exchange note for the securitization transaction in which the notes will be issued will be secured by the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.

Security Interest in Exchange Note. Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a Uniform Commercial Code financing statement. The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a Uniform Commercial Code financing statement. The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a Uniform Commercial Code financing statement and by taking possession of the exchange note.

Security Interest in Leases. The leases, including both tangible leases and electronic leases, purchased by the titling companies are "chattel paper" for purposes of the Uniform Commercial Code. The sale, assignment and pledge of "chattel paper" may be perfected either by taking physical possession of tangible leases and taking and maintaining "control" (within the meaning of the Uniform Commercial Code) of electronic leases or by the filing of financing statements under the Uniform Commercial Code. The collateral agent has perfected its security interest in the leases securing the revolving credit facility and the exchange notes by filing a Uniform Commercial Code financing statement against each titling company and by taking physical possession, for tangible leases, or taking and maintaining "control," for electronic leases. The collateral agent has appointed Ford Credit to serve as custodian of the leases. The tangible leases are physically held by Ford Credit or by a third party vendor. The electronic leases are stored in a specially-designed computer system maintained by a third party vendor that establishes Ford Credit's "control" of the electronic leases. Ford Credit will not segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.

Security Interest in Leased Vehicles. As servicer, Ford Credit follows procedures to apply for a certificate of title for each leased vehicle in the name of the titling company and to perfect the collateral agent's security interest in each leased vehicle securing the revolving credit facility and the exchange notes by noting the lien of the collateral agent on the certificate of title for the leased vehicle under state motor vehicle laws. Generally, these procedures require the dealer to apply for a title that includes the titling company's ownership and the collateral agent's lien immediately after a titling company's purchase of a leased vehicle. The procedures to obtain title in the name of the titling company and to perfect the collateral agent's lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities. If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the trust, as holder of the exchange note, will also have the benefits of this security interest in most states. If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of a third party, the collateral agent's security interest could be subordinated to later purchasers of the leased vehicle and subsequent lenders with a perfected security interest. If the collateral agent does not have a perfected security interest in a leased vehicle, the trust's ability to realize on the leased vehicle after an exchange note default would be adversely affected. As collateral agent administrator, Ford Credit must take appropriate steps to maintain perfection of the collateral agent's security interest in the leased vehicles, and under the servicing supplement the servicer must reallocate the leased vehicle from the reference pool if the collateral agent fails to obtain a perfected first priority security interest in the leased vehicle and the lease or leased vehicle is materially and adversely affected.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, Ford Credit, as collateral agent administrator, files a Uniform Commercial Code financing statement against each titling company, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The revolving credit facility and the exchange notes, including the exchange note issued for this securitization transaction, are secured by the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable Uniform Commercial Code financing statement, as described in "— Security Interests in Exchange Note and Leases and Leased Vehicles — Security Interest in Exchange Note" above.

In some circumstances, the collateral agent's security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic's liens, priority over even the properly perfected lien of other secured parties. In addition, if a leased vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a "hold harmless" agreement. Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to reallocate any lease or leased vehicle from the reference pool in these circumstances.

PBGC Liens. Under ERISA, the Pension Benefit Guaranty Corporation, or "PBGC", will generally have the ability to place a lien on any of the assets of the Ford controlled group if:

•	a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination, or a "termination lien,"

•	any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member is a substantial employer, and the pension plan is underfunded at the time of withdrawal, or a "withdrawal lien," or

•	the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with other unpaid contributions, exceeds $1 million.

The titling companies, the depositor and the trust are members of the Ford controlled group. In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien begins. Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.

This securitization transaction will be structured to maximize the probability that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files a notice of lien will have priority over a PBGC termination lien or withdrawal lien, notice of which is filed after the closing date.

Under state law, the priority of the collateral agent's security interest in a lease is established under the Uniform Commercial Code on the date the collateral agent filed its Uniform Commercial Code financing statements. The priority of the collateral agent's security interest in a leased vehicle and identifiable cash proceeds is established on the date the certificate of title for the leased vehicle was filed with the proper state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the Uniform Commercial Code applies). The priority of the indenture trustee's security interest in the exchange note will be established under the Uniform Commercial Code when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law. Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien. Under the Uniform Commercial Code, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time. Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time. Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence. As a result, the security interest of the collateral agent in the leases in the reference pool and any proceeds received after the filing of a notice of lien by the PBGC will have priority over a PBGC termination lien or withdrawal lien only if the applicable titling company's right to receive those monthly payments existed before the PBGC filed the notice of lien.

On the closing date, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and identifiable cash proceeds (including the collections received after a filing of a lien by the PBGC) would be before any PBGC termination lien or withdrawal lien if the notice of lien is filed after the closing date. This opinion will be subject to assumptions and qualifications and a court may not reach the same conclusion.

Lease Contracts and Leased Vehicles

Repossession of Leased Vehicles; Notice of Sale and Cure Rights. If a lessee defaults on its lease, the servicer will have certain remedies available under that lease contract as allowed by state laws. These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by hiring an independent contractor to take possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If a lessee is in default under its lease, some states require that the lessee be notified of the default and given time to correct the default before repossession. In Ford Credit's experience, this right to correct is exercised by only a limited number of lessees.

On repossession of a vehicle, Ford Credit provides the lessee with notice of the date, time and place of a public sale and/or the date after which a private sale of the vehicle may be held. The lessee has the right to correct the default under the lease before sale by paying the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney's fees when allowed by law.

Deficiency Judgments. Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease. If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments. Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not worthwhile to seek one. If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect.

Consumer Financial Protection Laws. Numerous federal and state consumer financial protection laws and regulations impose substantial requirements on lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with them. The most significant consumer financial protection laws regulating the leases and leased vehicles include:

•	the federal Consumer Leasing Act of 1976 and Regulation M, which require that a number of disclosures be made at the time a vehicle is leased, including money due at the time of origination of the lease, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease before the end of the lease term and the capitalized cost of the vehicle and a warning about possible charges for early termination,

•	the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models,

•	the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft, and

•	the Gramm-Leach-Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.

Every state, other than Louisiana, has adopted Article 2A of the Uniform Commercial Code, which provides protection to lessees through implied warranties and the right to cancel a lease contract relating to defective goods. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each lease complies in all material respects with requirements of law and that each lease is not subject to claims or defenses of the lessee. This representation is based on Ford Credit's review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer. If a lessee has a claim for a violation of law related to a lease, that violation would be a breach by Ford Credit and the depositor and if the breach has a material adverse effect on a lease and leased vehicle, Ford Credit and the depositor would have to reallocate the lease and leased vehicle from the reference pool unless the breach is corrected in all material respects before the date the lease or leased vehicle is required to be reallocated.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, Ford Credit may not charge off a lease or use self-help methods to repossess the leased vehicle of a lessee who enters military service after entering into a qualifying lease. In addition, a lease may be terminated without further obligation at any time if the lessee enters into military service or by a servicemember who enters into a lease and then receives certain qualifying military orders or dies or suffers catastrophic injury or illness. Similar rights related to termination are provided to members of the foreign service posted abroad. No early termination charges may be imposed on the lessee for the termination and a prorated portion of the amount that the lessee paid in advance of the termination will be returned to the lessee. Leases with lessees who are in the military or who enter the military may be included in the reference pool and neither the depositor nor Ford Credit will be required to reallocate from the reference pool a lease and leased vehicle that become subject to these laws.

Bankruptcy Limitations. U.S. bankruptcy laws affect the ability of the trust to realize on collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a bankruptcy court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee. A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease. Neither the depositor nor Ford Credit will be required to reallocate from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date solely as a result of the bankruptcy.

Investment Considerations

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations as to the qualification of the Class A-1 notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund's investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 notes are a legal investment or are subject to restrictions on investment. For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read "Risk Factors – Eligibility of the Class A-1 notes under Rule 2a-7."

Tax Considerations

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This description is based on current provisions of the Internal Revenue Code of 1986, as amended, or "Internal Revenue Code," existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other authorities all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or "IRS," rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. It is not certain that the IRS will not challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as non-U.S. noteholders, insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction, sovereign wealth funds that may rely on Section 892 of the Internal Revenue Code, and holders that will hold the notes as other than capital assets. This information is directed only to prospective noteholders who:

•	purchase notes in the initial distribution of the notes,

•	are U.S. noteholders, and

•	hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of this prospectus, the term "U.S. noteholder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) have the authority to control all substantial decisions of the trust or that has made a valid election under Treasury regulations to be treated as a United States person.

The term "U.S. noteholder" also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this section, the term "non-U.S. noteholder" means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of Trust

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the trust agreement and transaction documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust. If so treated, each holder of an equity interest in the trust (including holders of any offered notes that may have been recharacterized as equity for federal tax purposes) would be required to take into account its allocable share of items of the trust's income, gain, loss, deduction and credit for each of the taxable years ending with or within the taxable year of such holder, regardless of whether the holder has received any distributions on such holder's equity interest. If so treated, the trust might also be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including being unable to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy an applicable safe harbor. Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses. Such a recharacterization might also result in other material adverse federal income tax consequences to beneficial owners of equity in the trust. See also "— Tax Characterization and Treatment of the Notes."

Tax Characterization and Treatment of Notes

Characterization as Debt. In the opinion of Katten Muchin Rosenman LLP, assuming compliance with the terms of the transaction documents, the offered notes will be treated as debt for U.S. federal income tax purposes to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes. Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read "— Tax Characterization of Trust" above.

Treatment of Stated Interest. The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder's method of tax accounting. For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or "OID," rules. Although stated interest on the Class B notes and Class C notes can be deferred under certain circumstances, the trust intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the notes as qualified stated interest.

Original Issue Discount. The Class A-1 notes will be issued with OID and will be subject to additional rules applicable to "short-term obligations" because they have a maturity date of not more than one year from the date of issuance. All stated interest payments on short-term obligations are included in their stated redemption price at maturity and, therefore, are treated as OID. A holder of short-term obligations generally must:

•	include amounts treated as OID in income when received or accrued, depending on the holder's method of accounting,

•	include in ordinary income any gain realized on the sale, exchange or retirement of the short-term obligation to the extent of the unrecognized OID (determined as a ratable share of OID over the number of days the short-term obligation is held, or if an election is made regarding the short-term obligation, on the basis of its yield to maturity and daily compounding), and

•	defer deductions for interest expense on any indebtedness incurred or continued to purchase or carry the short-term obligation in an amount not exceeding the unrecognized OID until it is recognized.

The Class A-1, the Class C notes and the Class D notes will be issued with OID and other classes of notes may be issued with OID. For tax purposes, the Class A-1, the Class C notes and the Class D notes will be treated as issued upon the first date such notes are sold to a person unrelated to the trust. A holder of a note issued with OID must include the OID in income as it accrues, regardless of whether it receives cash payments and regardless of the holder's method of accounting. OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess is less than a de minimis amount. A note's stated redemption price at maturity is the aggregate of all payments required to be made under the note except qualified stated interest. Subject to certain other requirements, qualified stated

interest is interest payments on a note that are unconditionally payable at least annually. The issue price will be the first price at which a substantial amount of notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. Holders of the notes must include OID in income calculated on a constant-yield method. The trust intends to treat the notes as debt instruments described in Section 1272(a)(6) of the Internal Revenue Code (debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments). Special tax rules principally relating to the accrual of OID apply to debt instruments described in Section 1272(a)(6) of the Internal Revenue Code. Accordingly, accruals of OID on the notes will be calculated using a prepayment assumption. Adjustments will be made to the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption. The prepayment assumption that will be used for purposes of computing OID with respect to the notes for U.S. federal income tax purposes is based on the 100% prepayment assumption as described in "Maturity and Prepayment Considerations—Weighted Average Life." Prospective investors should consult with their own tax advisors regarding the effects of Section 1272(a)(6) of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder's adjusted tax basis in the note. The holder's adjusted tax basis will equal the holder's cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders. Subject to the application of the FATCA withholding tax described in "—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities" below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note. This exemption from withholding (the “portfolio interest exemption”) is not available, however, to a non-U.S. noteholder that is (i) a controlled foreign corporation related to the trust (within the meaning of Section 864(d)(4) of the Internal Revenue Code) or (ii) a direct or indirect holder of 10% or more of the residual interest (including a capital or profits interest if the trust is treated as a partnership). To qualify for the exemption from taxation, the withholding agent must have received a signed statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that the beneficial owner is not a U.S. noteholder, and

•	provides the beneficial owner's name and address.

A "withholding agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent). Generally, this signed statement is made on an IRS Form W-8BEN or W-8BEN-E (or any substitute form), which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely. The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide the signed statement to the withholding agent. However, in this case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above, if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities. A 30% withholding tax generally will apply to payments of interest (including OID) that are made to foreign financial institutions and certain non-financial foreign entities. Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or "FATCA," generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have substantial U.S. owners or furnishes identifying information about each substantial U.S. owner. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA Considerations

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or "ERISA," and the Internal Revenue Code impose obligations and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as "plans," and some entities (including insurance company general accounts and investment vehicles) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises authority or control over the management or disposition of a plan's assets or who gives investment advice for a fee or other compensation regarding a plan is considered to be a fiduciary of that plan, or a "plan fiduciary." Below is a description of the anticipated consequences of the purchase, ownership and disposition of the notes offered by this prospectus by a plan or a fiduciary of that plan. Under ERISA's general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•	whether the investment is permitted under the plan's governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan's funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio, and

•	whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

Subject to the considerations described in this section, plans generally may purchase the notes. A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should consider the restrictions on the purchase, holding and/or disposition of the notes. Unless otherwise stated, references to the purchase, holding or disposition of the notes in these sections also refer to the purchase, holding or disposition of a beneficial interest in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be "plan assets" of a plan investing in notes issued by the trust. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the "plan assets regulation," a plan's assets may be deemed to include an interest in the assets of the trust if the plan acquires an "equity interest" in the trust and none of the exceptions in the plan assets regulation are applicable. In general, an "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation, to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, the traditional default remedies, and the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as indebtedness for ERISA purposes, the purchase, holding or disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their affiliates, including Ford Credit, is or becomes a "party in interest" under ERISA or a "disqualified person" under Section 4975 of the Internal Revenue Code for the plan. In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding or disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan or investor using plan assets, collectively, the "plan investor." Included among these exemptions are:

•	prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

•	prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

•	prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

•	prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions in one or more applicable exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Due to the possibility that the sponsor, the trust, the underwriters or any of their affiliates, or the "transaction parties," may receive certain benefits in connection with the sale or holding of the notes, the purchase of the notes using plan assets over which any of the transaction parties has investment authority, renders investment advice to for a fee with respect to the plan assets or is the employer or other sponsor of the plan, may be deemed to be a violation of Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, the notes may not be purchased using plan assets if any of the transaction parties has investment authority, renders investment advice to for a fee with respect to the plan assets or is the employer or other sponsor of the plan, unless the purchase or holding would not otherwise result in a non-exempt prohibited transaction.

Any plan investor that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code. However, these employee benefit plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, or a "similar law." In addition, any of these employee benefit plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code are subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. Each of these employee benefit plans that are subject to similar laws, and each person acting on behalf of or investing the assets of such an employee benefit plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a violation of these similar laws or regulations.

Underwriting

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus. Subject to some conditions, each underwriter agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes
BMO Capital Markets Corp.	$26,280,000	$74,110,000	$18,000,000
BofA Securities, Inc.	26,280,000	74,110,000	18,000,000
MUFG Securities Americas Inc.	26,280,000	74,110,000	18,000,000
Truist Securities, Inc.	26,280,000	74,110,000	18,000,000
Wells Fargo Securities, LLC	26,280,000	74,110,000	18,000,000
BNY Capital Markets, LLC	5,110,000	14,410,000	3,500,000
U.S. Bancorp Investments, Inc.	5,110,000	14,410,000	3,500,000
Drexel Hamilton, LLC	2,190,000	6,175,000	1,500,000
Mischler Financial Group, Inc.	2,190,000	6,175,000	1,500,000
Total	$146,000,000	$411,720,000	$100,000,000

Underwriters	Class A-3 Notes	Class A-4 Notes	Class B Notes
BMO Capital Markets Corp.	$92,110,000	$14,501,000	$18,258,000
BofA Securities, Inc.	92,110,000	14,501,000	18,258,000
MUFG Securities Americas Inc.	92,110,000	14,501,000	18,258,000
Truist Securities, Inc.	92,110,000	14,501,000	18,258,000
Wells Fargo Securities, LLC	92,110,000	14,500,000	18,258,000
BNY Capital Markets, LLC	17,909,000	2,820,000	-
U.S. Bancorp Investments, Inc.	17,909,000	2,820,000	-
Drexel Hamilton, LLC	7,676,000	1,208,000	-
Mischler Financial Group, Inc.	7,676,000	1,208,000	-
Total	$511,720,000	$80,560,000	$91,290,000

The depositor will initially retain the Class C and Class D notes. These notes may be sold, subject to the requirements in the indenture, directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of these notes. If these notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent's commissions. These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

All classes of offered notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	0.030%	0.020%
Class A-2a notes	0.120%	0.080%
Class A-2b notes	0.120%	0.080%
Class A-3 notes	0.150%	0.100%
Class A-4 notes	0.180%	0.120%
Class B notes	0.210%	0.140%

Each class of notes is a new issue of securities with no established trading market. The underwriters have advised the depositor that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. It is not certain that a secondary market for the notes will develop, that it will continue or that it will provide sufficient liquidity. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to allow noteholders to resell any of the notes.

In connection with the sale of the offered notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if begun, may be discontinued at any time.

The depositor and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates. In addition, one of the underwriters, BNY Mellon Capital Markets, LLC, is an affiliate of the indenture trustee, The Bank of New York Mellon and the Delaware trustee, BNY Mellon Trust of Delaware. Further, one of the underwriters, U.S. Bancorp Investments, Inc., is an affiliate of the indenture trustee, U.S. Bank Trust Company, National Association.

On request by a noteholder who received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

United Kingdom

Each underwriter severally, but not jointly, has represented and agreed that:

•	it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any UK retail investor in the UK,

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust or the depositor, and

•	it has complied and will comply with all applicable provisions of the FSMA for anything done by it in relation to any offered notes in, from or otherwise involving the UK.

For purposes of this provision:

•	the expression "UK retail investor" means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended; or (ii) not a UK Qualified Investor, and

•	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to buy or subscribe for the offered notes.

European Economic Area

Each underwriter severally, but not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes which are the subject of this prospectus to any EU retail investor in the European Economic Area. For the purposes of this provision:

•	the expression "EU retail investor" means a person who is one (or more) of the following:

―	a retail client as defined in point (11) of Article 4(1) of MiFID II, or

―	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or

―	not an EU Qualified Investor, and

•	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

European Economic Area and UK Securitization Requirements

None of the sponsor, the depositor, the servicer, the trust or any underwriter is required, or intends to retain a material net economic interest in the securitization constituted by the issuance of the notes in a manner that would satisfy, or enable any investor to comply with, the requirements of (i) Regulation (EU) 2017/2402 (as amended, the "EU Securitization Regulation") or (ii) the framework for the regulation of securitizations in the UK comprising (A) the Securitisation Regulations 2024, (B) the Securitisation Sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority, (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England and (D) the relevant provisions of the Financial Services and Markets Act 2000 (in each case as amended, supplemented or replaced and, collectively the "UK Securitization Framework"). In addition, none of these parties undertakes to take any other action, or refrain from taking any action, prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any applicable requirement of, the EU Securitization Regulation or the UK Securitization Framework. Additionally, the arrangements described under "Credit Risk Retention" have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the EU Securitization Regulation or the UK Securitization Framework.

Prospective noteholders are responsible for analyzing their own regulatory requirements and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and compliance with these legal requirements.

Legal Opinions

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and U.S. federal income tax and other matters for the trust, the depositor and the servicer. Mayer Brown LLP will review some legal matters relating to the notes and other matters for the underwriters. Mayer Brown LLP has from time to time represented Ford Credit and its affiliates on other matters.

Where You Can Find More Information

The depositor, as originator of the trust, filed with the SEC a registration statement, Registration No. 333-287350 under the Securities Act of 1933, for the notes offered by this prospectus. The transaction documents described in this prospectus are included as exhibits to the registration statement.

The SEC maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the SEC. The address is http://www.sec.gov.

You may obtain more information about Ford and Ford Credit at www.ford.com and www.ford.com/finance. The information about Ford and Ford Credit's websites in this prospectus and their content are not incorporated by reference into this prospectus.

The servicer will file for the trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, monthly asset-level data for the reference pool and related information attached as exhibits to Form ABS-EE, any required current reports on Form 8-K, and amendments to these reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

Incorporation of Documents by Reference

The trust "incorporates by reference" some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The trust incorporates by reference the initial asset-level data and related information attached as exhibits to the Form ABS-EE filed with the SEC by the depositor by the date of filing of this prospectus. The trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the trust before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements under the Securities Act of 1933).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus by reference.

Requests for copies should be directed to:

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters

One American Road

Dearborn, Michigan 48126

Attention: Ford Credit SPE Management Office

Telephone number: (313) 594-3495

E-mail address: FSPEMgt@ford.com

Glossary of Terms

The definitions of some terms that are used in this prospectus and in Annexes A and B to this prospectus are listed below.

(1)	The "acquisition cost" of a lease is the adjusted capitalized cost minus the acquisition fee. The "acquisition cost" of a lease is also equal to the sum of (a) the base monthly payments due under the lease, plus (b) the contract residual value of the leased vehicle, minus (c) the lease charges and the acquisition fee included in the lease.

(2)	The "adjusted capitalized cost" of a lease is generally equal to (a) the price of the leased vehicle, plus (b) if applicable, (i) taxes, (ii) additional products such as insurance and service contracts, (iii) dealer installed or other vehicle accessories, including software services, (iv) vehicle charging equipment, (v) outstanding balances on prior leases or trade-in vehicles and other fees and charges included in the lease, minus (c) any vehicle trade-in, cash payments from the lessee and cash payments from marketing programs offered by Ford and Ford Credit applied to reduce this amount.

(3)	The "adjusted MSRP" for a leased vehicle is the manufacturer's suggested retail price, or "MSRP," of the leased vehicle plus the value of any dealer installed accessories and vehicle charging equipment installed as part of the lease minus the value of any equipment removed from the leased vehicle.

(4)	The "ALG base residual value" for a leased vehicle is (a) the ALG residual value for the leased vehicle or (b) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(5)	The "ALG mark-to-market" for a leased vehicle is the residual value for the leased vehicle on the current scheduled lease end date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1) The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles. The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(6)	The "ALG residual value" for a leased vehicle is the residual value for the leased vehicle as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(7)	The "base monthly payments" due under a lease equal the adjusted capitalized cost minus the contract residual value plus the lease charges (based on an implicit interest rate, called a "lease factor") included in the lease. A customer's total monthly payment also includes any sales or use taxes imposed on the base monthly payments, but these amounts and amounts to cover applicable personal property taxes and similar government charges are not included in collections and will not be available to make payments on the exchange note.

(8)	The "base residual value" for a leased vehicle is the lesser of (a) the contract residual value and (b) the ALG base residual value.

(9)	The "contract residual value" for a leased vehicle is the residual value of the vehicle stated in the related lease.

(10)	The "lease factor" is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(11)	The “lease-to-value ratio” or “LTV" data in this prospectus is determined by dividing the acquisition cost by the wholesale value of the leased vehicle, which is generally the dealer invoice price, but it may be increased to reflect equipment added to the vehicle, including accessories and software services.

(12)	The "remaining scheduled base monthly payments plus base residual value" is the sum, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease and (b) the base residual value of the related leased vehicle.

(13)	The "residual portion of securitization value" for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(14)	The "securitization value" of a lease is the sum of the present values, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease plus (b) the base residual value of the related leased vehicle. The present value is computed (i) using a discount rate set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes, which is equal to the higher of the lease factor used to calculate the base monthly payment under the lease and 9.05%, (ii) on the basis of a 360-day year of twelve 30-day months, (iii) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (iv) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due. The aggregate securitization value of the leases in the reference pool is also referred to as the "total securitization value."

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (a) fewer scheduled base monthly payments remain and (b) the discounting period is shorter. At the beginning of the month in which a lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle. The securitization value of a lease will be zero (i) after the end of the month in which (A) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer's servicing system or (B) the related leased vehicle is sold or (ii) at the beginning of the sixth month after the month in which the lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed.

___________

(1)	ALG residual values and ALG mark-to-market values represent ALG's forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read "Risk Factors – Residual value losses may result in losses on your notes" and "Risk Factors – Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn." As a result, the ALG information cannot be relied on as fact.

Index of Defined Terms

ABS	97
acquisition cost	142
adjusted capitalized cost	47, 142
adjusted MSRP	142
ALG	52
ALG base residual value	142
ALG mark-to-market	142
ALG residual value	142
asset representations reviewer	120
available funds	13
Bankruptcy Code	35
base monthly payments	47, 142
base residual value	12, 142
benchmark replacement	83
benchmark replacement adjustment	83
benchmark replacement conforming changes	84
benchmark replacement date	83
benchmark transition event	83
calculation agent	11
CFPB	35
Class A notes	11
Class A-2 notes	11
Clayton	120
clean up call	11
closing date	10
collection period	75
collections	76
contract residual value	142
controlling class	14
corresponding tenor	83
cutoff date	10
delinquency trigger	71
depositor	10
DISC	4
Dodd-Frank Act	35
DTC	93
EEA	5
electronic lease	30
eligible asset representations reviewer	120
ERISA	135
EU Prospectus Regulation	5
EU Qualified Investor	5
EU Securitization Regulation	140
EUWA	4
event of default	88
exchange note	46
exchange note available funds	75

exchange note default	81
exchange note supplement	74
facility default	81
FATCA	134
first priority principal payment	85
floating rate notes	11
Ford	10
Ford Credit	10
FPO	5
FRBNY	36
HTD	10
indenture trustee	117
initial asset-level data	68
Internal Revenue Code	130
IRS	130
lease factor	47, 142
LTV	142
MiFID II	5
notes	11
NRSRO	23
OEMs	34
offered notes	11
OID	132
owner trustee	116
payment date	11
plan fiduciary	135
plan investor	136
plans	135
POATRS	4
prepayments	96
PRIIPs Regulation	5
priority principal payments	85
PTI	49
rating agencies	16
rating agency condition	92
reference pool	10
regular principal payment	85
Regulation AB	112
relevant governmental body	84
Relevant Persons	5
remaining scheduled base monthly payments plus base residual value	143
residual portion of securitization value	143
responsible person	70
review leases	72
SEC	3
second priority principal payment	85
securitization value	12, 143

servicer	12
servicer termination event	109
shared amounts	80
short-term obligations	132
similar law	137
SOFR	82
SOFR business day	83
SOFR determination date	82
tangible lease	30
targeted overcollateralization amount	95
third priority principal payment	85
titling company	10

total securitization value	12, 143
transaction bank accounts	108
transaction parties	136
trust	10
U.S. Bank	117
U.S. Bank N.A.	117
U.S. Bank Trust Co.	117
UK	4
UK Qualified Investor	4
UK Securitization Framework	140
unadjusted benchmark replacement	84
voting trigger	71

Annex A

The following tables in this Annex A show the characteristics of the reference pool, on the cutoff date, which is July 1, 2026. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding. The definitions of certain terms used in this Annex A are listed in "Glossary of Terms" in this prospectus.

The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG's May-June 2026 edition. ALG residual values and ALG mark-to-market values represent ALG's forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read "Risk Factors — Residual value losses may result in losses on your notes" and "Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn" in this prospectus. As a result, the ALG information cannot be relied on as fact.

Pool Composition Summary

Number of Leases	43,991
Initial Total Securitization Value	$1,560,551,349.39
Residual Portion of Securitization Value	$992,954,391.19
Residual Portion of Securitization Value(1)	63.63%
Base Monthly Payments plus Base Residual Value	$1,838,985,093.75
Base Residual Value	$1,206,032,974.41
Weighted Average(2) Original Term	37.2	months
Weighted Average(2) Remaining Term	25.9	months
Weighted Average(2) FICO® score at Origination(3)	763
Percentage FICO® score less than 650(1)	9.75%
Percentage No FICO® score consumer(1)(4)	0.50%
Weighted Average(2) Lease Factor	4.32%
Weighted Average(2) LTV(5) at Origination	92.58%
Weighted Average(2) PTI(6) at Origination	7.39%
Commercial Use Leases(1)(7)	4.41%
Minimum Discount Rate Used to Calculate Securitization Value	9.05%

_______________

(1)	As a percentage of the initial total securitization value.
(2)	Weighted averages are weighted by the securitization value of each lease on the cutoff date.
(3)	Excludes leases representing 4.87% of the initial total securitization value that have primary lessees who do not have FICO® scores because they (a) are not individuals, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing" in the prospectus. It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date.
(4)	Represents leases with primary lessees that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.
(5)	The LTV for a lease for purposes of this table is the acquisition cost divided by the wholesale value of the leased vehicle.
(6)	The PTI for a lease is the base monthly payment divided by the monthly combined income of the applicant and any co-applicant. Excludes leases for which the lessee prepaid every monthly payment in a single up-front payment, commercial use leases with business entities as the primary lessee, leases where the applicant stated no income or negligible income in the credit application and leases where Ford Credit has determined that PTI is unreliable.
(7)	Leases with lessees who use the leased vehicle for commercial purposes. These customers may be either business entities or individuals.

Lease Characteristics

	Adjusted MSRP	Acquisition Cost	Remaining Scheduled Base Monthly Payments Plus Base Residual Value	Securitization Value
Average	$54,408.94	$47,061.57	$41,803.67	$35,474.33
Highest	138,794.10	142,777.30	145,456.00	122,058.64
Lowest	25,620.00	18,212.31	13,893.00	9,833.26
Total	$2,393,503,474.59	$2,070,285,715.17	$1,838,985,093.75	$1,560,551,349.39

Residual Characteristics

	Contract Residual Value	ALG Base Residual Value	Base Residual Value(1)	Residual Portion of Securitization Value	ALG Mark-to-Market
Average	$31,557.21	$27,558.36	$27,415.45	$22,571.76	$27,884.44
Highest	81,799.70	74,358.00	74,358.00	68,770.92	82,300.00
Lowest	10,947.90	10,352.00	10,352.00	8,037.68	10,901.00
Total	$1,388,233,353.78	$1,212,319,599.00	$1,206,032,974.41	$992,954,391.19	$1,226,664,303.00

Total as a % of Initial Total Securitization Value				63.63%

_______________

(1)	The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 90.16% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 90.16% equal to the ALG residual value and 0.00% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles.

Distribution by Original Term of Leases

Original Term (months)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
24	2,780	6.32%	$171,452,006.67	$135,715,119.02	$103,539,175.44	6.63%	$95,846,796.19	7.95%	$86,466,294.51	$98,521,198.00
36	30,781	69.97	1,664,505,038.72	1,424,449,672.06	1,076,126,592.91	68.96	852,366,130.76	70.68	705,426,736.78	863,254,847.00
39	4,207	9.56	229,083,614.40	207,206,949.88	154,087,997.63	9.87	111,144,701.73	9.22	89,961,755.69	112,969,433.00
48	6,223	14.15	328,462,814.80	302,913,974.21	226,797,583.41	14.53	146,675,345.73	12.16	111,099,604.21	151,918,825.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

Distribution by Year of Origination of Leases

Origination Year	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
2022 CUV	26	0.06%	$1,290,405.00	$1,204,713.86	$527,162.57	0.03%	$463,811.00	0.04%	$442,904.61	$597,619.00
2022 SUV	8	0.02	748,545.00	721,699.87	334,980.73	0.02	292,593.70	0.02	278,699.22	365,470.00
2022 Truck	2	0.00	122,371.48	101,162.47	63,215.95	0.00	58,924.20	0.00	56,107.21	61,588.00
2023 Car	4	0.01	154,645.00	138,114.48	75,390.91	0.00	58,681.95	0.00	53,019.87	74,904.00
2023 CUV	496	1.13	23,820,398.79	21,033,793.38	11,770,071.71	0.75	10,197,935.50	0.85	9,538,516.27	11,349,321.00
2023 SUV	52	0.12	4,376,967.00	4,118,060.52	2,312,897.60	0.15	1,918,241.60	0.16	1,777,303.15	2,238,229.00
2023 Truck	70	0.16	4,350,566.00	3,835,790.03	2,273,143.45	0.15	2,054,034.15	0.17	1,928,927.42	2,315,110.00
2024 Car	35	0.08	1,497,320.90	1,347,055.15	924,618.69	0.06	668,050.50	0.06	576,636.52	738,258.00
2024 CUV	4,980	11.32	239,508,050.08	203,031,856.65	137,695,288.32	8.82	114,015,311.27	9.45	102,110,657.16	119,714,268.00
2024 SUV	757	1.72	48,536,482.04	44,336,337.76	30,975,151.29	1.98	25,099,439.00	2.08	22,124,565.10	26,310,581.00
2024 Truck	1,961	4.46	127,397,656.29	108,906,041.67	73,068,948.30	4.68	64,413,482.06	5.34	57,624,349.66	66,235,412.00
2025 Car	384	0.87	18,866,173.41	17,302,679.85	13,276,871.56	0.85	9,282,669.64	0.77	7,360,204.38	9,359,376.00
2025 CUV	14,807	33.66	712,149,736.31	610,845,248.32	462,963,401.37	29.67	350,078,592.45	29.03	287,989,785.49	361,129,196.00
2025 SUV	2,981	6.78	187,791,389.56	169,680,321.48	138,288,068.49	8.86	103,221,744.35	8.56	83,735,390.35	106,073,785.00
2025 Truck	6,663	15.15	440,062,686.56	365,691,579.96	270,926,292.57	17.36	221,249,099.51	18.35	182,247,431.85	218,009,648.00
2026 Car	310	0.70	15,577,022.45	14,570,150.75	11,471,436.33	0.74	7,699,935.75	0.64	5,842,551.96	7,615,414.00
2026 CUV	6,229	14.16	302,893,561.53	270,564,014.79	215,547,957.93	13.81	155,617,081.73	12.90	121,248,978.95	155,162,223.00
2026 SUV	1,584	3.60	97,435,033.38	90,383,688.97	77,228,260.06	4.95	55,345,928.75	4.59	42,642,833.30	55,337,120.00
2026 Truck	2,642	6.01	166,924,463.81	142,473,405.21	110,828,191.56	7.10	84,297,417.30	6.99	65,375,528.72	83,976,781.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

Distribution by Scheduled Termination Date of Leases

Scheduled Termination Date (by quarter)(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
2026 Q4	534	1.21%	$28,600,231.10	$23,353,323.34	$15,015,440.32	0.96%	$14,345,262.45	1.19%	$13,711,897.72	$15,298,692.00
2027 Q1	1,145	2.60	64,411,665.69	53,462,533.07	34,674,124.83	2.22	32,360,476.90	2.68	30,450,609.90	34,465,011.00
2027 Q2	1,956	4.45	111,616,483.37	93,097,020.31	63,615,811.21	4.08	57,515,631.32	4.77	52,898,045.18	60,629,688.00
2027 Q3	2,646	6.01	144,074,876.93	120,368,417.14	83,281,831.02	5.34	72,795,195.84	6.04	65,492,882.15	75,404,555.00
2027 Q4	3,101	7.05	175,810,206.04	148,217,350.24	104,346,386.25	6.69	88,603,628.85	7.35	77,901,491.56	91,238,473.00
2028 Q1	3,084	7.01	169,611,263.57	145,173,314.78	105,558,764.75	6.76	86,299,391.21	7.16	74,188,429.53	89,121,164.00
2028 Q2	3,100	7.05	168,236,147.05	141,827,224.60	108,647,643.68	6.96	85,142,927.47	7.06	71,568,354.36	88,407,175.00
2028 Q3	6,566	14.93	353,707,974.90	301,137,160.86	227,906,593.22	14.60	178,763,448.66	14.82	146,771,924.26	179,627,480.00
2028 Q4	7,497	17.04	407,413,923.83	350,816,168.48	269,971,338.61	17.30	206,966,721.11	17.16	166,311,797.25	207,406,861.00
2029 Q1	5,727	13.02	307,532,417.02	271,567,215.16	213,785,994.59	13.70	158,532,149.81	13.14	124,538,358.87	157,976,559.00
2029 Q2	4,131	9.39	221,874,134.18	199,179,453.67	160,990,117.48	10.32	114,423,521.41	9.49	88,145,064.43	115,482,037.00
2029 Q3	1,596	3.63	87,245,708.32	80,020,444.85	60,912,031.40	3.90	39,711,934.93	3.29	29,830,670.34	40,626,254.00
2029 Q4	1,482	3.37	78,627,843.86	72,401,995.00	56,145,874.72	3.60	35,708,800.10	2.96	26,218,404.86	36,153,248.00
2030 Q1	1,048	2.38	55,010,938.70	51,350,199.48	40,607,975.95	2.60	25,429,637.50	2.11	18,258,773.56	25,402,303.00
2030 Q2	378	0.86	19,729,660.03	18,313,894.19	15,091,421.36	0.97	9,434,246.85	0.78	6,667,687.22	9,424,803.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Geographic Distribution of Leases

State(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	12,351	28.08%	$681,483,194.30	$565,246,999.52	$424,129,401.51	27.18%	$352,601,833.58	29.24%	$294,466,067.70	$359,299,893.00
New York	4,665	10.60	248,013,695.33	221,525,117.09	167,490,966.25	10.73	127,245,836.39	10.55	104,985,805.90	130,576,935.00
California	4,258	9.68	224,745,749.65	193,662,616.77	145,376,109.22	9.32	109,592,236.88	9.09	89,607,330.11	109,909,230.00
Florida	3,703	8.42	200,151,998.84	176,997,194.85	134,092,619.98	8.59	99,224,483.73	8.23	80,359,436.95	100,859,000.00
New Jersey	2,553	5.80	137,037,043.21	122,941,023.76	93,531,105.12	5.99	70,132,604.48	5.82	57,405,777.49	71,947,785.00
Ohio	2,236	5.08	117,446,512.81	104,990,433.65	79,255,753.78	5.08	58,866,573.30	4.88	48,119,602.95	60,148,463.00
Texas	1,851	4.21	101,363,814.10	92,209,370.53	68,844,398.14	4.41	48,456,514.06	4.02	39,425,064.95	49,273,002.00
Pennsylvania	1,842	4.19	96,980,893.35	83,407,479.80	63,710,683.22	4.08	49,051,635.34	4.07	40,058,194.60	50,066,981.00
Other	10,532	23.94	586,280,573.00	509,305,479.20	384,120,312.17	24.61	290,861,256.65	24.12	238,527,110.54	294,583,014.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.

Distribution by Vehicle Type of Leases

Vehicle Type	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
CUV	26,538	60.33%	$1,279,662,151.71	$1,106,679,627.00	$828,503,881.90	53.09%	$630,372,731.95	52.27%	$521,330,842.48	$647,952,627.00
Truck	11,338	25.77	738,857,744.14	621,007,979.34	457,159,791.83	29.29	372,072,957.22	30.85	307,232,344.86	370,598,539.00
SUV	5,382	12.23	338,888,416.98	309,240,108.60	249,139,358.17	15.96	185,877,947.40	15.41	150,558,791.12	190,325,185.00
Car	733	1.67	36,095,161.76	33,358,000.23	25,748,317.49	1.65	17,709,337.84	1.47	13,832,412.73	17,787,952.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

Distribution by Vehicle Make of Leases

Vehicle Make	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Ford	38,418	87.33%	$2,037,396,926.22	$1,754,397,312.42	$1,332,207,795.82	85.37%	$1,041,565,684.79	86.36%	$856,044,543.59	$1,050,052,836.00
Lincoln	5,573	12.67	356,106,548.37	315,888,402.75	228,343,553.57	14.63	164,467,289.62	13.64	136,909,847.60	176,611,467.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

Distribution by Vehicle Model of Leases

Vehicle Model(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
F-150	10,055	22.86%	$685,516,971.34	$572,843,747.55	$416,762,635.88	26.71%	$342,008,525.38	28.36%	$283,153,164.25	$339,229,633.00
Explorer	7,948	18.07	412,152,082.62	368,568,886.31	289,739,449.36	18.57	229,998,430.15	19.07	188,769,223.38	235,124,990.00
Bronco	4,257	9.68	231,785,823.37	211,464,907.64	174,748,785.47	11.20	134,768,227.45	11.17	107,742,005.86	135,247,134.00
Mustang Mach-E	4,815	10.95	245,261,208.12	197,348,095.57	138,126,833.89	8.85	106,890,694.42	8.86	89,758,629.61	102,879,543.00
Bronco Sport	4,850	11.02	180,346,204.65	160,418,650.06	122,124,130.69	7.83	87,901,517.24	7.29	71,122,883.47	91,699,931.00
Escape	3,464	7.87	125,427,360.87	102,150,027.29	81,568,524.07	5.23	60,818,362.62	5.04	50,595,546.36	63,471,444.00
Nautilus	1,884	4.28	118,378,550.71	105,265,755.82	76,837,964.02	4.92	56,512,258.32	4.69	47,136,470.67	59,344,882.00
Corsair	2,425	5.51	124,206,466.97	107,686,134.56	73,386,394.84	4.70	53,621,845.95	4.45	44,349,512.35	58,437,996.00
Navigator	530	1.20	58,464,557.87	53,682,238.11	40,623,383.01	2.60	27,504,884.10	2.28	22,988,295.60	30,065,809.00
Aviator	734	1.67	55,056,972.82	49,254,274.26	37,495,811.70	2.40	26,828,301.25	2.22	22,435,568.98	28,762,780.00
Expedition	595	1.35	48,638,035.74	44,092,962.85	33,767,189.69	2.16	23,604,835.85	1.96	19,828,489.66	25,012,242.00
Ranger	787	1.79	34,360,330.64	30,914,783.07	26,113,245.30	1.67	19,922,228.83	1.65	15,856,646.70	20,363,043.00
Mustang	733	1.67	36,095,161.76	33,358,000.23	25,748,317.49	1.65	17,709,337.84	1.47	13,832,412.73	17,787,952.00
Other	914	2.08	37,813,747.11	33,237,251.85	23,508,683.98	1.51	17,943,525.01	1.49	15,385,541.57	19,236,924.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	Models representing greater than 1.00% of initial total securitization value.

Distribution by FICO® Score of Leases

FICO® Score(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Greater than 749	25,251	57.40%	$1,378,644,118.24	$1,177,627,528.28	$884,881,581.81	56.70%	$692,892,498.58	57.45%	$572,136,532.83	$706,270,257.00
700 - 749	7,375	16.76	398,558,450.78	347,658,015.25	262,052,146.92	16.79	200,767,939.97	16.65	164,648,125.72	203,817,754.00
650 - 699	5,203	11.83	277,527,701.39	244,754,445.75	185,560,109.38	11.89	140,467,330.94	11.65	114,756,491.73	142,171,881.00
600 - 649	2,723	6.19	143,799,765.15	126,486,397.36	96,711,873.12	6.20	73,464,890.32	6.09	60,031,753.89	74,152,308.00
Less than 600	1,569	3.57	82,775,624.71	72,227,534.51	55,372,606.53	3.55	42,764,286.35	3.55	35,110,971.31	43,240,417.00
Commercial(2)	1,621	3.68	100,554,125.66	91,450,421.16	68,230,748.83	4.37	49,738,078.60	4.12	41,386,346.71	50,978,806.00
No FICO® score(3)	249	0.57	11,643,688.66	10,081,372.86	7,742,282.80	0.50	5,937,949.65	0.49	4,884,169.00	6,032,880.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	Based on the FICO® score of the primary lessees on the origination date of the leases. For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Underwriting and Purchasing." It is not certain that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any primary lessee's credit score would not be lower if obtained on the cutoff date.
(2)	Represents leases with primary lessees that use the financed vehicle for commercial purposes and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history. For a description of commercial accounts, you should read "Sponsor and Servicer – Commercial Accounts."
(3)	Represents leases with primary lessees that use the financed vehicles for personal use and do not have FICO® scores because they (a) are not individuals or (b) are individuals with minimal or no recent credit history.

Distribution by Lease Factor of Leases

Lease Factor(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
0.00 - 0.99%	4,016	9.13%	$223,308,333.55	$183,855,836.96	$124,797,383.28	8.00%	$102,591,029.96	8.51%	$86,258,386.11	$101,169,192.00
1.00 - 1.99	3,063	6.96	159,700,541.76	135,005,341.33	93,956,529.97	6.02	73,311,605.95	6.08	61,270,887.73	73,514,385.00
2.00 - 2.99	5,296	12.04	262,400,814.84	224,065,946.61	159,492,720.65	10.22	123,721,833.57	10.26	103,893,857.18	126,993,201.00
3.00 - 3.99	9,164	20.83	498,338,860.57	436,018,966.15	324,541,198.97	20.80	254,962,022.49	21.14	209,070,420.00	259,585,104.00
4.00 - 4.99	8,095	18.40	466,025,462.23	401,689,927.16	302,569,690.23	19.39	237,537,324.29	19.70	193,813,914.98	239,860,868.00
5.00 - 5.99	6,470	14.71	350,019,200.74	305,998,097.99	241,301,728.74	15.46	184,644,125.77	15.31	151,388,766.09	188,647,102.00
6.00 - 6.99	3,688	8.38	206,526,789.72	181,054,170.87	145,076,671.05	9.30	108,613,747.76	9.01	88,790,248.96	111,318,397.00
7.00 - 7.99	2,041	4.64	110,869,903.78	98,181,995.56	81,408,518.47	5.22	59,067,334.63	4.90	48,311,754.70	61,224,162.00
8.00 - 8.99	1,270	2.89	67,415,175.51	60,226,741.45	50,392,431.75	3.23	35,864,143.88	2.97	29,373,987.02	37,322,906.00
9.00 - 9.99	527	1.20	30,212,565.58	27,289,034.49	22,824,562.79	1.46	15,589,900.33	1.29	12,714,255.81	16,423,557.00
10.00 - 10.99	268	0.61	13,980,841.31	12,542,833.63	10,516,080.67	0.67	7,560,288.43	0.63	6,085,495.24	7,932,318.00
11.00 - 11.99	56	0.13	2,867,063.00	2,651,254.84	2,207,470.76	0.14	1,540,498.40	0.13	1,209,769.16	1,625,110.00
12.00 - 12.99	26	0.06	1,319,754.00	1,238,628.85	1,044,953.39	0.07	719,399.40	0.06	551,714.97	733,636.00
13.00 or greater	11	0.03	518,168.00	466,939.28	421,408.67	0.03	309,719.55	0.03	220,933.24	314,365.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	The lease factor for 97.71% of the leases in the reference pool by securitization value is less than or equal to 9.05%, the minimum discount rate used to calculate securitization value.

Distribution by LTV of Leases

LTV(1) Range	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Less than 86%	12,427	28.25%	$647,133,241.30	$492,798,252.23	$374,281,044.44	23.98%	$318,358,207.73	26.40%	$268,242,613.09	$321,559,187.00
86.00 – 100.00	23,887	54.30	1,307,701,228.38	1,142,814,258.64	860,248,612.21	55.12	669,276,543.53	55.49	549,048,695.68	681,912,426.00
100.01 – 115.00	7,176	16.31	409,123,995.12	402,901,836.82	302,100,773.25	19.36	203,856,736.50	16.90	164,068,072.01	208,422,865.00
115.01 – 130.00	467	1.06	27,506,285.70	29,866,136.05	22,520,223.51	1.44	13,540,458.55	1.12	10,769,515.58	13,746,555.00
Greater than 130	25	0.06	1,498,424.09	1,410,514.88	1,024,002.68	0.07	744,452.50	0.06	622,162.72	762,985.00
Excluded(2)	9	0.02	540,300.00	494,716.55	376,693.30	0.02	256,575.60	0.02	203,332.11	260,285.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	The LTV for a lease for purposes of this table is the acquisition cost divided by wholesale value of the leased vehicle.
(2)	Represents a limited number of leases where Ford Credit has determined that LTV is unreliable.

Distribution by PTI of Leases

PTI(1) Range	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Less than 11%	34,458	78.33%	$1,865,391,782.81	$1,600,081,983.02	$1,210,718,455.20	77.58%	$939,466,625.43	77.90%	$773,014,453.74	$954,361,107.00
11.00 – 15.00	4,504	10.24	239,765,290.53	212,418,550.55	161,714,315.29	10.36	121,373,824.37	10.06	99,592,351.87	123,899,352.00
15.01 – 20.00	1,563	3.55	84,785,805.81	76,020,011.55	58,315,931.99	3.74	43,108,367.63	3.57	35,288,733.64	44,059,051.00
Greater than 20	623	1.42	33,904,886.31	30,360,506.02	23,247,946.71	1.49	17,333,285.16	1.44	14,284,566.92	17,762,731.00
Excluded(2)	2,843	6.46	169,655,709.13	151,404,664.03	106,554,700.20	6.83	84,750,871.82	7.03	70,774,285.02	86,582,062.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	The PTI for a lease is the base monthly payment divided by the monthly combined income of the lessee and any co-lessee.
(2)	Represents leases for which the lessee prepaid every monthly payment in a single up-front payment, commercial use leases with business entities as the primary lessee, leases where the applicant stated no income or negligible income in the credit application and leases where Ford Credit has determined that PTI is unreliable.

Distribution by Powertrain of Leases

Powertrain	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Internal Combustion	31,737	72.14%	$1,638,952,246.80	$1,450,538,401.83	$1,121,430,774.69	71.86%	$853,949,292.68	70.81%	$699,210,414.23	$877,519,169.00
Hybrid Electric(1)	5,742	13.05	385,084,610.14	320,732,717.24	228,973,462.74	14.67	184,932,557.75	15.33	153,418,916.22	188,421,639.00
Battery Electric	6,512	14.80	369,466,617.65	299,014,596.10	210,147,111.96	13.47	167,151,123.98	13.86	140,325,060.74	160,723,495.00
Total	43,991	100.00%	$2,393,503,474.59	$2,070,285,715.17	$1,560,551,349.39	100.00%	$1,206,032,974.41	100.00%	$992,954,391.19	$1,226,664,303.00

_______________

(1)	Includes vehicles with a plug-in hybrid electric power source, which represent 1.11% of initial total securitization value.

Payment Schedule of Leases

The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to the base residual value in the month after the month in which the final base monthly payment is due.

Month	Securitization Value	Scheduled Base Monthly Payments		Base Residual Value
Initial Balance	$1,560,551,349.39
2026
July	1,547,533,830.66	$24,815,944.64	3.92%	$–	–%
August	1,534,417,817.85	24,815,944.64	3.92	–	–
September	1,521,202,566.83	24,815,944.64	3.92	–	–
October	1,507,887,325.85	24,815,944.64	3.92	–	–
November	1,494,471,337.33	24,815,944.64	3.92	–	–
December	1,466,875,238.21	24,549,281.57	3.88	14,345,262.45	1.19
2027
January	1,444,572,991.40	24,362,849.96	3.85	9,029,213.30	0.75
February	1,419,873,915.73	24,145,660.77	3.81	11,474,642.55	0.95
March	1,394,820,652.30	23,931,228.41	3.78	11,856,621.05	0.98
April	1,367,448,814.74	23,660,887.57	3.74	14,256,037.14	1.18
May	1,332,624,157.69	23,232,114.64	3.67	21,930,591.54	1.82
June	1,298,542,891.35	22,827,123.57	3.61	21,329,002.64	1.77
July	1,262,687,884.75	22,349,554.40	3.53	23,322,741.45	1.93
August	1,226,703,967.19	21,874,450.86	3.46	23,655,314.89	1.96
September	1,188,774,911.88	21,385,712.42	3.38	25,817,139.50	2.14
October	1,151,542,925.42	20,874,692.16	3.30	25,344,295.75	2.10
November	1,111,930,451.52	20,316,217.35	3.21	28,001,926.25	2.32
December	1,065,444,764.75	19,634,505.63	3.10	35,257,406.85	2.92
2028
January	1,028,685,831.05	19,106,697.51	3.02	25,707,273.15	2.13
February	989,147,122.52	18,507,836.12	2.92	28,807,814.25	2.39
March	946,979,650.93	17,861,136.04	2.82	31,784,303.81	2.64
April	907,832,730.85	17,270,959.11	2.73	29,034,824.46	2.41
May	869,536,573.55	16,628,797.51	2.63	28,529,402.77	2.37
June	832,504,583.22	16,024,976.87	2.53	27,578,700.24	2.29
July	777,692,203.72	15,086,713.46	2.38	46,016,697.22	3.82
August	717,144,119.92	14,036,708.34	2.22	52,388,028.80	4.34
September	629,731,197.84	12,473,237.56	1.97	80,358,722.64	6.66
October	562,268,897.65	11,256,530.70	1.78	60,964,153.60	5.05
November	487,742,653.79	9,880,101.57	1.56	68,895,032.01	5.71
December	405,959,972.15	8,361,225.03	1.32	77,107,535.50	6.39
2029
January	353,448,552.08	7,363,673.77	1.16	48,216,378.25	4.00
February	298,837,954.30	6,319,912.22	1.00	50,962,758.16	4.23
March	236,617,844.90	5,126,279.85	0.81	59,353,013.40	4.92
April	168,018,740.64	3,784,869.90	0.60	66,603,402.81	5.52
May	143,747,825.91	3,259,517.13	0.51	22,282,154.85	1.85
June	116,628,059.61	2,668,714.64	0.42	25,537,963.75	2.12
July	100,605,214.58	2,306,181.82	0.36	14,598,498.30	1.21
August	88,510,104.80	2,041,337.22	0.32	10,814,415.63	0.90
September	73,178,517.66	1,701,878.64	0.27	14,299,021.00	1.19
October	61,038,508.11	1,427,493.24	0.23	11,265,847.20	0.93
November	47,838,826.86	1,121,598.45	0.18	12,539,470.05	1.04
December	35,464,682.04	832,269.45	0.13	11,903,482.85	0.99
2030
January	26,952,221.55	634,592.50	0.10	8,146,027.35	0.68
February	17,879,560.47	421,705.62	0.07	8,854,800.50	0.73
March	9,364,400.10	221,585.41	0.04	8,428,809.65	0.70
April	65,763.04	1,587.15	–	9,367,987.85	0.78
May	–	–	–	66,259.00	0.01

Total		$632,952,119.34	100.00%	$1,206,032,974.41	100.00%

Total Scheduled Base Monthly Payments plus Base Residual Value				$1,838,985,093.75

Annex B

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

This Annex contains static pool information about prior reference pools of leases and leased vehicles securitized by Ford Credit. The information in this Annex consists of summary information about the original characteristics of the prior securitized pools and a graphical presentation of prepayment, delinquency, termination and loss data for each prior securitized pool. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the reference pool of leases in this securitization transaction described in the prospectus. This is because Ford Credit's portfolio of leases and leased vehicles, from which the securitized pools are selected, changes over time in response to changing economic and market conditions, although such changes generally occur gradually. As a result, prior securitized pools are generally comparable to the reference pool in the securitization transaction described in the prospectus, however, the oldest prior securitized pools generally have the largest differences in characteristics to the reference pool in the securitization transaction described in the prospectus.

Despite the differences in characteristics among the prior securitized pools, the performance of the related securitization transactions has been generally consistent over time, and any difference in performance in the reference pool in the securitization transaction described in the prospectus compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in characteristics.

In addition, although the selection criteria used for the leases and leased vehicles in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the reference pool in the securitization transaction described in the prospectus. Prepayments, delinquencies, terminations or losses for the reference pool in the securitization transaction described in the prospectus may differ from the information shown in this Annex for prior securitized pools.

The definitions of certain terms used in this Annex B are listed below. The definitions of other terms used in this Annex B are listed in "Glossary of Terms" in the prospectus.

ALG residual values and ALG mark-to-market values represent ALG's forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read "Risk Factors — Residual value losses may result in losses on your notes" and "Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn" in this prospectus. As a result, the ALG information cannot be relied on as fact.

A lease is considered to have "defaulted" if (1) the lease has been charged off or (2) the related leased vehicle was repossessed. A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit's servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The "gross credit loss" on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and disposition of the leased vehicle, plus (3) the amount of any outstanding servicer advances as of the end of the month before the lease defaults, minus (4) the net sale proceeds, if any, from the sale of the leased vehicle, minus (5) any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit's servicing system.

The "loss (gain)" (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of any outstanding servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net sale proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit's servicing system, including amounts paid for excess mileage and/or excess wear and use, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of any outstanding servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.

"Recoveries" are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The "residual loss (gain)" on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, whether or not collected, minus (3) the net auction proceeds from the sale of the leased vehicle.

The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

The following footnotes are applicable to the static pool information for each of the prior securitized reference pools included in this Annex:

(1)	Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)	Percentage of initial total securitization value.

(3)	Excludes leases with lessees who did not have FICO® scores because they (1) are not individuals or (2) are individuals with minimal or no recent credit history.

(4)	Represents leases with primary lessees that use the financed vehicles for personal use and did not have FICO® scores because they (a) are not individuals, or (b) are individuals with minimal or no recent credit history.

(5)	LTV for a lease for purposes of this table is the acquisition cost divided by the wholesale value of the leased vehicle. Excludes a limited number of leases for which Ford Credit has determined that LTV is unreliable.

(6)	PTI for a lease is the base monthly payment divided by the monthly combined income of the applicant and any co-applicant. Excludes leases for which the lessee prepaid every monthly payment in a single up-front payment, commercial use leases with business entities as the primary lessee, leases where the applicant stated no income or negligible income in the credit application and leases where Ford Credit has determined that PTI is unreliable.

(7)	Commercial Use Leases are leases with lessees who use the leased vehicle for commercial purposes. These customers may be either business entities or individuals.

(8)	Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

(9)	Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(10)	Values reported for securitization value and residual portion of securitization value are as of the end of the month. Values reported for total note balance are as of the payment date relating to such month after giving effect to all payments to be made on the payment date.

(11)	The "prepayment speed" for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The "monthly survival factor" for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

"Seasoning" for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The "scheduled total securitization value of the reference pool" equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

(12)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their original scheduled lease end date (including leases with payment or term extensions), defaulted or been removed and leases for which the leased vehicle has been returned or retained. The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month. Delinquencies include leases with bankrupt lessees but exclude leases with leased vehicles in repossession status or that have been charged off by the servicer.

(13)	Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is due.

(14)	Number of defaults is the number of leases that defaulted during the month.

(15)	Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(16)	Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(17)	Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it (a) changed the amount of the base monthly payment due under the lease or (b) granted a payment or term extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or (4) the leased vehicle was no longer owned by a titling company.

(18)	Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

(19)	Securitization value factor represents the securitization value, as a percentage of the initial total securitization value.

(20)	Cumulative net credit loss equals (1) cumulative loss (gain) minus (2) cumulative residual loss (gain) on vehicles returned and sold minus (3) cumulative loss (gain) on vehicles retained.

(21)	Recoveries on a small number of charged-off leases were incorrectly applied or duplicated during the period from May 2019 through October 2022 due to a systems issue. As a result, for those periods and subsequent periods, the amounts in the "Recoveries" column are overstated and the amounts in the "Total Loss (Gain)", "Cumulative Loss (Gain)", "Cumulative Loss (Gain) as a % of Initial Total Sec. Value" and "Cumulative Residual Loss (Gain) on Vehicles Returned and Sold" columns are understated. However, the amounts of overstatement and understatement are not material, and if the recoveries had been correctly applied the "Cumulative Loss (Gain) as a % of Initial Total Sec. Value" would have increased by less than 0.01%.

Ford Credit Auto Lease Trust 2021-A

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2021-A

Original Pool Characteristics

Closing Date	January 25, 2021	Percentage Commercial Use Receivables(2)(7)	5.54%
Cutoff Date	January 1, 2021	Percentage New Vehicle(2)	100.00%
First Payment Date	February 16, 2021	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,403,360,000	CUV	58.13%
Number of Leases	57,143	Truck	23.29
Minimum Discount Rate Used to Calculate Securitization Value	6.10%	Car	10.14
Initial Total Securitization Value	$1,622,389,286	SUV	8.44
Average	$28,392	Percentage of Vehicle Make(2)		100.00%
Highest	$93,007	Ford	78.73%
Lowest	$6,067	Lincoln	21.27
Total Adjusted MSRP	$2,542,310,111	Percentage of Top 10 Vehicle Models(2)		86.47%
Total Base Residual Value	$1,184,338,837	Explorer	20.39%
Average	$20,726	F-150	19.95
Highest	$58,781	Escape	11.81
Lowest	$4,317	Edge	8.87
Total as % of Initial Total Securitization Value	73.00%	Fusion	5.59
Total Residual Portion of Securitization Value	$1,045,827,035	Nautilus	5.11
Average	$18,302	Expedition	4.46
Highest	$55,592	Navigator	3.98
Lowest	$4,021	Ranger	3.24
Total as % of Initial Total Securitization Value	64.46%	Corsair	3.06
Total ALG Mark-to-Market (January-February 2021)	$1,226,710,439	Percentage in Top 8 States(2)(9)		75.69%
Original Term(2)		Michigan	22.86%
24 months	5.29%	New York	15.80
27	0.00	New Jersey	9.02
36	78.07	Ohio	7.65
39	15.65	Pennsylvania	6.12
48	0.99	Florida	5.75
Weighted Average(1) Original Term	36.0 months	California	4.91
Weighted Average(1) Remaining Term	24.1 months	Texas	3.58
Weighted Average(1) Lease Factor	2.01%
Weighted Average(1) FICO® Score(3) at Origination	758
Percentage FICO® Score(3) less than 650(2)	11.10%
Percentage No FICO® Score Consumer(2)(4)	0.45%
Weighted Average(1) LTV(5) at Origination	91.54%
Weighted Average(1) PTI(6) at Origination	7.72%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-21	$1,599,977,601	$1,373,696,468	$1,048,447,154	0.25%	$4,025,080	$33,791	$–	$–	0.00%
2	Feb-21	1,576,068,119	1,342,380,397	1,049,872,802	0.34	4,099,197	178,143	–	–	0.01
3	Mar-21	1,547,281,595	1,305,530,149	1,047,760,616	0.61	3,154,916	443,037	30,931	–	0.03
4	Apr-21	1,514,609,799	1,264,003,158	1,042,509,634	0.82	3,014,970	451,307	24,567	–	0.03
5	May-21	1,478,942,725	1,219,360,439	1,034,661,424	0.98	3,997,236	365,333	61,231	–	0.03
6	Jun-21	1,441,436,205	1,181,853,920	1,025,129,601	1.06	5,711,252	462,414	75,176	–	0.04
7	Jul-21	1,405,816,950	1,146,234,664	1,016,055,894	0.93	5,454,982	462,627	152,216	–	0.04
8	Aug-21	1,368,463,797	1,108,881,511	1,005,145,353	0.88	5,402,306	469,713	43,385	47,173	0.04
9	Sep-21	1,327,378,623	1,067,796,338	989,952,117	0.86	5,290,820	288,786	–	46,394	0.03
10	Oct-21	1,284,317,292	1,024,735,007	972,006,808	0.88	4,768,584	531,681	27,585	45,611	0.05
11	Nov-21	1,240,246,862	980,664,576	952,803,091	0.80	6,944,606	386,867	57,096	–	0.04
12	Dec-21	1,194,252,493	934,670,207	931,048,696	0.74	6,162,252	808,812	57,158	20,708	0.07
13	Jan-22	1,147,848,307	888,266,021	907,875,242	1.01	6,263,242	484,450	70,916	–	0.05
14	Feb-22	1,102,431,790	842,849,504	884,895,042	0.88	5,759,734	760,913	28,851	–	0.07
15	Mar-22	1,048,303,755	788,721,469	853,055,734	1.36	6,395,166	537,562	14,794	–	0.05
16	Apr-22	995,965,437	736,383,151	821,683,004	1.20	5,141,731	693,718	75,444	–	0.08
17	May-22	937,869,911	678,287,626	783,532,404	0.91	5,698,688	574,483	46,854	–	0.07
18	Jun-22	877,647,541	618,065,255	741,902,200	0.82	4,436,674	747,733	67,245	–	0.09
19	Jul-22	825,608,301	566,026,015	706,721,855	0.48	4,738,313	537,835	58,604	13,882	0.07
20	Aug-22	764,660,747	505,078,461	661,984,187	0.97	4,903,646	506,926	63,805	13,505	0.08
21	Sep-22	705,268,888	445,686,603	616,901,361	(1.08)	4,541,236	519,597	57,582	–	0.08
22	Oct-22	649,784,448	390,202,162	574,462,969	(0.44)	3,958,459	338,167	78,967	–	0.06
23	Nov-22	595,990,543	336,408,257	532,440,139	(1.16)	3,981,043	626,482	58,245	–	0.11
24	Dec-22	542,270,193	282,687,907	489,101,023	(3.41)	3,700,132	481,055	13,353	33,352	0.10
25	Jan-23	483,979,919	224,397,633	440,701,471	1.39	3,332,377	456,713	68,024	32,968	0.12
26	Feb-23	430,225,894	170,643,609	395,907,204	1.20	2,830,288	351,363	57,807	23,549	0.10
27	Mar-23	369,669,150	110,086,864	343,738,254	1.89	2,516,402	342,890	–	23,280	0.10
28	Apr-23	318,504,499	58,922,213	299,859,028	1.68	1,999,041	306,323	21,634	23,009	0.11
29	May-23	257,827,948	–	245,204,397	1.54	2,214,142	275,607	28,985	22,737	0.13

See page B-1 for definitions and footnotes Final Payment Date: June 15, 2023

Ford Credit Auto Lease Trust 2021-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jan-21	–	1	6	144	–	3.97%
2	Feb-21	–	3	14	191	–	6.73
3	Mar-21	–	7	37	349	–	9.41
4	Apr-21	–	9	38	544	1	6.42
5	May-21	–	8	48	651	2	6.77
6	Jun-21	45	12	43	769	–	5.22
7	Jul-21	132	10	46	738	–	5.79
8	Aug-21	365	13	76	810	1	8.44
9	Sep-21	690	11	113	1,010	3	9.94
10	Oct-21	829	7	177	1,102	3	13.73
11	Nov-21	990	12	124	1,184	3	9.37
12	Dec-21	1,216	10	117	1,332	5	7.99
13	Jan-22	932	7	82	1,362	10	5.61
14	Feb-22	1,046	7	111	1,314	24	7.62
15	Mar-22	988	12	145	1,705	36	7.64
16	Apr-22	1,264	8	114	1,684	41	6.17
17	May-22	2,028	7	134	1,989	46	6.16
18	Jun-22	2,317	10	154	2,066	52	6.75
19	Jul-22	2,121	11	113	1,747	52	5.88
20	Aug-22	2,354	11	171	2,155	54	7.15
21	Sep-22	3,290	6	243	2,056	54	10.30
22	Oct-22	2,899	10	249	1,909	63	11.16
23	Nov-22	3,052	5	240	1,856	88	10.96
24	Dec-22	3,231	14	320	1,742	122	14.56
25	Jan-23	2,163	7	501	1,775	124	20.81
26	Feb-23	2,224	11	512	1,571	114	23.19
27	Mar-23	1,665	13	525	1,793	161	21.07
28	Apr-23	1,886	10	337	1,619	117	16.18
29	May-23	3,006	4	392	2,132	52	15.19

See page B-1 for definitions and footnotes	Final Payment Date: June 15, 2023

Losses(21)

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-21	$34,219	$(44,400)	$(618,695)	$–	$(628,876)	$(628,876)	(0.04)%	$(45,672)
2	Feb-21	40,405	(49,022)	(894,186)	(567)	(903,371)	(1,532,247)	(0.09)	(119,759)
3	Mar-21	76,780	(205,050)	(1,542,342)	(3,923)	(1,674,535)	(3,206,781)	(0.20)	(345,159)
4	Apr-21	(4,285)	(273,244)	(2,362,559)	(5,805)	(2,645,893)	(5,852,674)	(0.36)	(635,957)
5	May-21	(812)	(379,968)	(2,741,047)	(18,278)	(3,140,105)	(8,992,780)	(0.55)	(1,023,203)
6	Jun-21	93,189	(363,753)	(3,174,539)	(36,073)	(3,481,175)	(12,473,955)	(0.77)	(1,402,863)
7	Jul-21	8,523	(450,181)	(3,015,794)	(6,070)	(3,463,523)	(15,937,478)	(0.98)	(1,874,120)
8	Aug-21	76,618	(673,302)	(3,309,937)	(55,139)	(3,961,761)	(19,899,238)	(1.23)	(2,578,706)
9	Sep-21	95,930	(1,229,660)	(4,023,992)	(21,100)	(5,178,822)	(25,078,060)	(1.55)	(3,827,639)
10	Oct-21	(8,806)	(2,200,613)	(4,297,672)	5,817	(6,501,274)	(31,579,334)	(1.95)	(6,062,558)
11	Nov-21	26,658	(1,631,455)	(4,590,044)	(58,597)	(6,253,438)	(37,832,771)	(2.33)	(7,717,591)
12	Dec-21	62,400	(1,591,208)	(5,000,669)	(67,291)	(6,596,768)	(44,429,539)	(2.74)	(9,329,560)
13	Jan-22	(16,899)	(1,034,519)	(4,806,845)	(22,300)	(5,880,564)	(50,310,103)	(3.10)	(10,372,687)
14	Feb-22	56,219	(1,415,624)	(4,726,857)	(29,825)	(6,116,086)	(56,426,189)	(3.48)	(11,796,797)
15	Mar-22	82,534	(1,796,276)	(6,002,412)	(138,291)	(7,854,444)	(64,280,634)	(3.96)	(13,615,426)
16	Apr-22	3,030	(1,346,772)	(5,651,626)	(78,880)	(7,074,249)	(71,354,882)	(4.40)	(14,979,516)
17	May-22	123,841	(1,583,788)	(6,901,979)	8,314	(8,353,613)	(79,708,495)	(4.91)	(16,555,597)
18	Jun-22	(5,787)	(1,798,975)	(6,896,555)	(175,126)	(8,876,444)	(88,584,938)	(5.46)	(18,343,087)
19	Jul-22	61,103	(1,217,800)	(5,758,588)	(157,571)	(7,072,856)	(95,657,795)	(5.90)	(19,558,374)
20	Aug-22	185,252	(1,672,917)	(6,978,634)	(32,447)	(8,498,746)	(104,156,541)	(6.42)	(21,269,127)
21	Sep-22	80,671	(2,186,778)	(6,621,052)	(192,571)	(8,919,730)	(113,076,271)	(6.97)	(23,453,940)
22	Oct-22	86,688	(2,241,205)	(6,031,069)	(82,304)	(8,267,890)	(121,344,161)	(7.48)	(25,707,573)
23	Nov-22	92,322	(1,769,818)	(6,179,430)	13,460	(7,843,465)	(129,187,626)	(7.96)	(27,453,878)
24	Dec-22	191,510	(2,292,008)	(5,897,289)	(375,054)	(8,372,840)	(137,560,466)	(8.48)	(29,709,287)
25	Jan-23	57,695	(3,701,631)	(5,398,050)	(424,353)	(9,466,339)	(147,026,806)	(9.06)	(33,338,786)
26	Feb-23	114,184	(4,376,880)	(4,591,335)	(601,482)	(9,455,512)	(156,482,318)	(9.65)	(37,709,462)
27	Mar-23	96,221	(4,484,549)	(5,212,273)	(645,762)	(10,246,363)	(166,728,680)	(10.28)	(42,168,099)
28	Apr-23	54,445	(2,891,742)	(4,415,294)	(703,337)	(7,955,928)	(174,684,608)	(10.77)	(45,020,842)
29	May-23	13,139	(3,206,122)	(5,766,632)	(578,242)	(9,537,857)	(184,222,466)	(11.36)	(48,280,140)

See page B-1 for definitions and footnotes	Final Payment Date: June 15, 2023

Ford Credit Auto Lease Trust 2021-B

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2021-B

Original Pool Characteristics

Closing Date	September 24, 2021	Percentage Commercial Use Receivables(2)(7)	5.62%
Cutoff Date	September 1, 2021	Percentage New Vehicle(2)	100.00%
First Payment Date	October 15, 2021	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,403,310,000	CUV	59.81%
Number of Leases	53,191	Truck	23.37
Minimum Discount Rate Used to Calculate Securitization Value	6.00%	SUV	9.35
Initial Total Securitization Value	$1,622,326,753	Car	7.48
Average	$30,500	Percentage of Vehicle Make(2)		100.00%
Highest	$94,503	Ford	77.53%
Lowest	$6,191	Lincoln	22.47
Total Adjusted MSRP	$2,454,122,750	Percentage of Top 10 Vehicle Models(2)		88.78%
Total Base Residual Value	$1,181,241,026	Explorer	22.95%
Average	$22,208	F-150	19.81
Highest	$59,635	Escape	9.95
Lowest	$4,477	Edge	7.96
Total as % of Initial Total Securitization Value	72.81%	Nautilus	5.32
Total Residual Portion of Securitization Value	$1,042,509,982	Expedition	5.11
Average	$19,599	Corsair	4.95
Highest	$54,372	Aviator	4.41
Lowest	$4,134	Navigator	4.23
Total as % of Initial Total Securitization Value	64.26%	Fusion	4.09
Total ALG Mark-to-Market (September-October 2021)	$1,247,318,008	Percentage in Top 8 States(2)(9)		77.10%
Original Term(2)		Michigan	20.75%
24 months	3.92%	New York	15.43
27	0.00	California	9.65
36	78.45	New Jersey	8.72
39	15.58	Ohio	7.17
48	2.05	Florida	6.06
Weighted Average(1) Original Term	36.2 months	Pennsylvania	5.69
Weighted Average(1) Remaining Term	24.5 months	Texas	3.63
Weighted Average(1) Lease Factor	2.22%
Weighted Average(1) FICO® Score(3) at Origination	759
Percentage FICO® Score(3) less than 650(2)	10.22%
Percentage No FICO® Score Consumer(2)(4)	0.43%
Weighted Average(1) LTV(5) at Origination	92.77%
Weighted Average(1) PTI(6) at Origination	7.76%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-21	$1,594,604,278	$1,367,580,041	$1,041,206,593	0.57%	$4,139,383	$–	$–	$–	0.00%
2	Oct-21	1,564,590,880	1,329,152,721	1,038,195,414	0.70	3,972,294	275,359	–	–	0.02
3	Nov-21	1,532,830,650	1,289,169,834	1,033,866,854	0.80	6,266,843	375,455	–	–	0.02
4	Dec-21	1,501,107,827	1,249,320,189	1,029,131,347	0.81	7,444,563	599,354	27,420	–	0.04
5	Jan-22	1,469,638,211	1,210,065,930	1,024,380,968	0.81	6,729,750	366,124	–	27,097	0.03
6	Feb-22	1,438,419,785	1,178,847,505	1,019,438,628	0.81	5,934,252	557,002	–	26,773	0.04
7	Mar-22	1,403,123,539	1,143,551,258	1,010,838,125	1.01	7,525,215	414,349	110,790	–	0.04
8	Apr-22	1,367,413,753	1,107,841,472	1,001,463,540	1.04	6,322,519	894,331	–	94,728	0.07
9	May-22	1,328,371,360	1,068,799,080	988,719,604	1.16	7,995,773	764,011	192,348	92,909	0.08
10	Jun-22	1,287,940,398	1,028,368,117	974,029,423	1.13	5,858,964	1,185,701	15,020	135,387	0.10
11	Jul-22	1,248,255,132	988,682,851	959,123,528	0.94	6,990,391	728,375	120,478	61,365	0.07
12	Aug-22	1,201,192,362	941,620,082	936,451,318	1.07	7,107,872	789,077	91,960	60,889	0.08
13	Sep-22	1,157,834,426	898,262,145	915,794,376	0.63	7,089,858	944,577	133,218	45,562	0.10
14	Oct-22	1,113,140,160	853,567,880	892,837,613	0.70	7,147,836	679,626	195,843	44,993	0.08
15	Nov-22	1,068,538,178	808,965,898	869,161,556	0.12	7,080,135	859,679	134,134	73,455	0.10
16	Dec-22	1,023,242,615	763,670,334	843,369,435	(0.09)	7,478,127	877,821	218,872	72,452	0.11
17	Jan-23	971,402,013	711,829,732	810,527,379	0.95	7,213,845	1,111,202	178,539	52,306	0.14
18	Feb-23	917,626,076	658,053,796	775,146,493	0.98	5,867,751	843,687	27,368	23,827	0.10
19	Mar-23	855,180,187	595,607,906	730,740,536	1.54	5,068,033	858,667	26,985	23,525	0.11
20	Apr-23	798,638,572	539,066,292	690,964,921	1.28	4,645,832	564,477	71,848	26,601	0.08
21	May-23	725,823,052	466,250,772	633,811,692	0.73	6,124,676	756,248	60,928	26,214	0.12
22	Jun-23	655,066,521	395,494,240	576,975,414	0.54	4,567,990	710,302	57,019	–	0.12
23	Jul-23	593,171,764	333,599,484	527,526,099	0.75	5,418,014	638,448	82,070	–	0.12
24	Aug-23	527,513,258	267,940,978	473,155,306	0.62	4,438,441	608,197	71,226	39,728	0.14
25	Sep-23	469,233,386	209,661,106	424,833,479	(1.78)	3,569,843	760,834	88,768	26,119	0.19
26	Oct-23	409,046,088	149,473,807	373,614,315	1.27	3,443,851	408,798	122,643	25,850	0.14
27	Nov-23	355,118,234	95,545,953	327,278,677	1.05	3,248,534	442,888	83,375	57,406	0.16
28	Dec-23	311,761,581	52,189,300	290,363,371	(0.84)	2,783,799	401,693	106,887	61,008	0.18
29	Jan-24	261,666,157	–	246,117,510	1.64	2,162,289	482,731	94,478	51,422	0.24

See page B-1 for definitions and footnotes	Final Payment Date: February 15, 2024

Ford Credit Auto Lease Trust 2021-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Sep-21	–	–	–	328	1	–%
2	Oct-21	–	–	5	420	–	1.18
3	Nov-21	–	2	1	479	–	0.21
4	Dec-21	–	7	–	511	–	–
5	Jan-22	–	7	1	502	1	0.20
6	Feb-22	1	6	4	521	–	0.75
7	Mar-22	10	7	9	707	–	1.24
8	Apr-22	35	6	11	726	1	1.48
9	May-22	111	9	23	867	5	2.54
10	Jun-22	277	9	19	966	8	1.90
11	Jul-22	535	15	23	961	10	2.28
12	Aug-22	886	13	42	1,349	2	2.99
13	Sep-22	1,228	6	80	1,212	6	6.13
14	Oct-22	1,223	13	113	1,274	3	8.05
15	Nov-22	1,733	13	99	1,259	9	7.17
16	Dec-22	1,889	18	160	1,285	9	10.87
17	Jan-23	1,451	6	296	1,464	20	16.57
18	Feb-23	1,623	10	373	1,405	24	20.58
19	Mar-23	1,380	15	406	1,751	38	18.37
20	Apr-23	1,545	14	291	1,634	49	14.64
21	May-23	3,197	9	402	2,315	30	14.59
22	Jun-23	3,267	12	469	2,222	32	17.15
23	Jul-23	2,693	10	470	1,848	22	20.00
24	Aug-23	3,039	12	650	1,876	13	25.48
25	Sep-23	3,113	10	479	1,700	9	21.79
26	Oct-23	2,503	12	561	1,779	14	23.71
27	Nov-23	2,535	5	757	1,379	15	35.11
28	Dec-23	2,483	10	583	1,112	20	33.80
29	Jan-24	2,000	9	824	1,165	15	40.93

See page B-1 for definitions and footnotes	Final Payment Date: February 15, 2024

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Sep-21	$–	$–	$(1,534,390)	$–	$(1,534,390)	$(1,534,390)	(0.09)%	$ –
2	Oct-21	–	(48,752)	(2,117,116)	(390)	(2,166,258)	(3,700,648)	(0.23)	(41,459)
3	Nov-21	(14,965)	9,189	(2,226,488)	6,218	(2,226,047)	(5,926,695)	(0.37)	(55,034)
4	Dec-21	84,521	–	(2,281,372)	(1,299)	(2,198,150)	(8,124,845)	(0.50)	(55,034)
5	Jan-22	192	9,164	(2,244,875)	(19,244)	(2,254,763)	(10,379,608)	(0.64)	(65,243)
6	Feb-22	2,330	(32,684)	(2,225,890)	–	(2,256,243)	(12,635,851)	(0.78)	(98,993)
7	Mar-22	10,116	(113,549)	(2,808,532)	21,711	(2,890,255)	(15,526,106)	(0.96)	(208,781)
8	Apr-22	(4,488)	(112,047)	(2,936,648)	5,228	(3,047,954)	(18,574,060)	(1.14)	(327,040)
9	May-22	6,428	(279,509)	(3,524,903)	(28,902)	(3,826,885)	(22,400,945)	(1.38)	(621,208)
10	Jun-22	59,727	(175,337)	(3,805,641)	(9,030)	(3,930,282)	(26,331,227)	(1.62)	(803,586)
11	Jul-22	199,558	(254,683)	(3,782,778)	(103,413)	(3,941,315)	(30,272,542)	(1.87)	(1,071,765)
12	Aug-22	47,598	(423,138)	(5,025,527)	(20,813)	(5,421,880)	(35,694,422)	(2.20)	(1,496,963)
13	Sep-22	84,736	(820,927)	(4,269,456)	(55,212)	(5,060,858)	(40,755,280)	(2.51)	(2,328,522)
14	Oct-22	102,961	(998,406)	(4,513,831)	(18,783)	(5,428,059)	(46,183,339)	(2.85)	(3,366,156)
15	Nov-22	212,957	(898,027)	(4,660,486)	(106,364)	(5,451,919)	(51,635,258)	(3.18)	(4,281,582)
16	Dec-22	198,029	(1,301,333)	(4,766,274)	(22,773)	(5,892,351)	(57,527,610)	(3.55)	(5,596,870)
17	Jan-23	47,809	(2,291,957)	(4,562,778)	(18,194)	(6,825,120)	(64,352,730)	(3.97)	(7,867,901)
18	Feb-23	116,436	(3,186,554)	(4,250,965)	(306,316)	(7,627,399)	(71,980,128)	(4.44)	(11,082,714)
19	Mar-23	152,167	(3,720,484)	(4,818,948)	(286,158)	(8,673,424)	(80,653,553)	(4.97)	(14,821,089)
20	Apr-23	42,900	(2,714,358)	(4,477,126)	(398,917)	(7,547,501)	(88,201,053)	(5.44)	(17,547,325)
21	May-23	136,705	(3,464,373)	(6,015,040)	(101,070)	(9,443,777)	(97,644,831)	(6.02)	(21,011,043)
22	Jun-23	172,690	(3,444,725)	(6,031,457)	(249,219)	(9,552,710)	(107,197,541)	(6.61)	(24,558,577)
23	Jul-23	115,855	(3,037,309)	(4,592,579)	(184,361)	(7,698,395)	(114,895,935)	(7.08)	(27,647,217)
24	Aug-23	146,467	(4,197,525)	(4,392,679)	(361,239)	(8,804,976)	(123,700,912)	(7.62)	(31,905,764)
25	Sep-23	164,203	(3,344,451)	(3,810,288)	(317,055)	(7,307,591)	(131,008,503)	(8.08)	(35,355,841)
26	Oct-23	191,549	(2,832,057)	(3,898,479)	(170,587)	(6,709,574)	(137,718,077)	(8.49)	(38,260,376)
27	Nov-23	65,316	(2,696,796)	(2,847,092)	(450,887)	(5,929,460)	(143,647,536)	(8.85)	(41,045,030)
28	Dec-23	99,790	(1,900,946)	(2,343,302)	(352,064)	(4,496,521)	(148,144,057)	(9.13)	(43,074,075)
29	Jan-24	135,236	(2,811,198)	(2,437,531)	(311,517)	(5,425,009)	(153,569,067)	(9.47)	(45,977,086)

See page B-1 for definitions and footnotes	Final Payment Date: February 15, 2024

Ford Credit Auto Lease Trust 2022-A

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2022-A

Original Pool Characteristics

Closing Date	April 26, 2022	Percentage Commercial Use Receivables(2)(7)	5.89%
Cutoff Date	April 1, 2022	Percentage New Vehicle(2)	100.00%
First Payment Date	May 16, 2022	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,508,830,000	CUV	64.51%
Number of Leases	53,158	Truck	19.40
Minimum Discount Rate Used to Calculate Securitization Value	8.90%	SUV	11.39
Initial Total Securitization Value	$1,622,399,421	Car	4.69
Average	$30,520	Percentage of Vehicle Make(2)		100.00%
Highest	$96,780	Ford	75.90%
Lowest	$6,470	Lincoln	24.10
Total Adjusted MSRP	$2,511,657,912	Percentage of Top 10 Vehicle Models(2)		89.74%
Total Base Residual Value	$1,226,466,188	Explorer	24.11%
Average	$23,072	F-150	16.17
Highest	$58,761	Escape	8.97
Lowest	$5,055	Edge	8.63
Total as % of Initial Total Securitization Value	75.60%	Expedition	6.63
Total Residual Portion of Securitization Value	$1,022,351,395	Nautilus	6.61
Average	$19,232	Corsair	6.49
Highest	$52,986	Aviator	4.86
Lowest	$4,695	Navigator	4.21
Total as % of Initial Total Securitization Value	63.01%	Ranger	3.06
Total ALG Mark-to-Market (March-April 2022)	$1,338,310,300	Percentage in Top 8 States(2)(9)		76.43%
Original Term(2)		New York	17.12%
24 months	3.77%	Michigan	16.51
27	0.00	New Jersey	9.50
36	77.60	California	9.11
39	14.97	Ohio	7.41
48	3.65	Florida	6.68
Weighted Average(1) Original Term	36.4 months	Pennsylvania	5.89
Weighted Average(1) Remaining Term	24.3 months	Texas	4.21
Weighted Average(1) Lease Factor	2.58%
Weighted Average(1) FICO® Score(3) at Origination	760
Percentage FICO® Score(3) less than 650(2)	9.13%
Percentage No FICO® Score Consumer(2)(4)	0.33%
Weighted Average(1) LTV(5) at Origination	94.69%
Weighted Average(1) PTI(6) at Origination	7.84%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Apr-22	$1,596,380,156	$1,472,506,926	$1,023,196,713	0.59%	$4,353,943	$72,383	$–	$–	0.00%
2	May-22	1,568,175,471	1,435,108,201	1,022,504,258	0.71	6,393,256	460,273	–	–	0.03
3	Jun-22	1,536,912,224	1,394,119,623	1,019,467,257	0.87	5,708,028	593,285	89,210	–	0.04
4	Jul-22	1,507,396,944	1,355,460,780	1,017,437,142	0.79	6,165,120	508,513	14,301	46,687	0.04
5	Aug-22	1,475,731,551	1,321,603,606	1,013,620,551	0.91	7,254,459	797,141	76,283	46,312	0.06
6	Sep-22	1,445,993,503	1,291,865,559	1,010,878,763	0.82	6,606,727	432,715	42,773	45,933	0.04
7	Oct-22	1,416,548,615	1,262,420,670	1,007,811,605	0.80	7,386,815	511,681	24,617	45,552	0.04
8	Nov-22	1,386,807,552	1,232,679,607	1,004,013,552	0.78	8,317,718	1,067,866	52,952	45,168	0.08
9	Dec-22	1,358,297,319	1,204,169,374	1,000,705,454	0.68	8,813,048	997,516	120,928	44,781	0.09
10	Jan-23	1,325,219,859	1,171,091,914	992,773,828	0.69	7,963,294	1,000,578	121,167	44,392	0.09
11	Feb-23	1,289,176,284	1,135,048,339	981,595,012	0.72	7,144,331	965,842	166,622	128,119	0.10
12	Mar-23	1,244,043,162	1,089,915,217	961,983,030	1.24	7,016,507	870,332	113,032	100,371	0.09
13	Apr-23	1,199,617,114	1,045,489,169	941,785,071	1.08	6,282,828	602,670	194,704	74,518	0.07
14	May-23	1,143,611,339	989,483,394	910,015,658	1.00	8,392,769	649,925	48,832	73,834	0.07
15	Jun-23	1,085,997,247	931,869,302	875,234,051	0.86	7,338,024	1,114,161	53,697	87,444	0.12
16	Jul-23	1,032,028,977	877,901,032	842,367,808	0.54	7,854,287	1,089,885	96,087	90,588	0.12
17	Aug-23	968,018,776	813,890,831	798,657,951	0.88	6,764,251	1,247,373	76,253	71,752	0.14
18	Sep-23	907,577,946	753,450,001	757,313,001	0.05	6,115,200	830,372	134,942	71,048	0.11
19	Oct-23	843,061,032	688,933,088	710,655,286	0.77	6,524,299	817,290	102,368	141,183	0.13
20	Nov-23	779,335,166	625,207,221	663,270,362	0.73	5,764,886	1,126,356	86,928	94,208	0.17
21	Dec-23	725,988,047	571,860,102	625,016,866	(0.48)	5,006,280	966,692	124,734	93,350	0.16
22	Jan-24	661,279,012	507,151,067	574,726,104	1.30	4,931,047	672,486	255,782	76,067	0.15
23	Feb-24	600,470,978	446,343,033	527,286,627	1.28	4,272,460	673,401	61,737	99,978	0.14
24	Mar-24	540,638,996	386,511,051	479,527,173	1.14	3,246,960	542,706	56,502	–	0.11
25	Apr-24	482,462,827	328,334,882	432,436,480	0.35	3,499,350	592,474	58,511	–	0.13
26	May-24	421,348,352	267,220,407	381,154,384	1.15	3,334,663	502,583	127,141	32,945	0.16
27	Jun-24	376,214,376	222,086,431	344,395,613	0.06	2,735,946	624,311	123,326	77,472	0.22
28	Jul-24	329,197,309	175,069,364	305,121,060	0.84	3,489,264	393,694	38,380	76,898	0.15
29	Aug-24	280,277,084	126,149,139	262,724,829	0.86	2,440,129	346,875	70,512	75,479	0.18
30	Sep-24	230,560,815	76,432,870	218,028,454	12.08	1,834,679	246,692	38,225	92,861	0.16
31	Oct-24	170,153,288	16,025,343	161,534,268	1.65	1,479,562	130,789	27,205	55,413	0.13
32	Nov-24	123,047,461	–	117,072,296	(6.71)	905,784	220,740	–	22,975	0.20

See page B-1 for definitions and footnotes	Final Payment Date: December 15, 2024

Ford Credit Auto Lease Trust 2022-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Apr-22	–	–	–	335	2	–%
2	May-22	–	2	2	424	1	0.47
3	Jun-22	–	–	1	514	–	0.19
4	Jul-22	–	8	1	458	–	0.21
5	Aug-22	–	4	4	548	–	0.72
6	Sep-22	10	9	4	486	–	0.80
7	Oct-22	34	5	6	523	–	1.12
8	Nov-22	83	8	8	544	3	1.42
9	Dec-22	123	7	19	520	1	3.47
10	Jan-23	398	15	62	699	6	7.93
11	Feb-23	542	10	94	809	7	10.22
12	Mar-23	447	15	119	1,131	7	9.36
13	Apr-23	643	19	127	1,152	6	9.74
14	May-23	1,475	15	200	1,626	6	10.83
15	Jun-23	1,811	14	289	1,689	5	14.47
16	Jul-23	1,888	9	285	1,536	14	15.46
17	Aug-23	2,210	18	546	1,756	8	23.45
18	Sep-23	2,602	20	434	1,696	10	20.09
19	Oct-23	2,455	12	557	1,792	7	23.52
20	Nov-23	2,521	12	864	1,508	12	36.06
21	Dec-23	2,608	13	686	1,251	14	34.93
22	Jan-24	2,253	8	957	1,477	11	39.01
23	Feb-24	2,200	11	1,112	1,222	8	47.26
24	Mar-24	2,397	17	979	1,228	15	43.72
25	Apr-24	2,658	13	745	1,388	15	34.47
26	May-24	2,496	9	1,036	1,204	10	45.86
27	Jun-24	2,088	11	729	842	15	45.65
28	Jul-24	1,992	10	784	908	4	45.96
29	Aug-24	2,195	8	919	871	10	50.83
30	Sep-24	2,935	14	937	918	11	49.84
31	Oct-24	2,585	5	1,381	956	9	58.74
32	Nov-24	2,689	6	1,092	723	5	59.80

See page B-1 for definitions and footnotes	Final Payment Date: December 15, 2024

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Apr-22	$–	$–	$(2,031,923)	$–	$(2,031,923)	$(2,031,923)	(0.13)%	$–
2	May-22	50,947	(36,013)	(2,428,200)	(688)	(2,413,954)	(4,445,877)	(0.27)	(36,857)
3	Jun-22	–	(9,863)	(3,127,686)	(1,702)	(3,139,252)	(7,585,129)	(0.47)	(49,201)
4	Jul-22	50,767	(18,340)	(2,754,374)	(2,542)	(2,724,490)	(10,309,619)	(0.64)	(66,486)
5	Aug-22	(5,279)	(94,141)	(3,076,115)	(63,121)	(3,238,655)	(13,548,274)	(0.84)	(152,466)
6	Sep-22	64,982	(48,310)	(2,488,569)	21,362	(2,450,534)	(15,998,808)	(0.99)	(203,201)
7	Oct-22	34,733	(36,056)	(2,697,772)	(1,126)	(2,700,221)	(18,699,029)	(1.15)	(240,972)
8	Nov-22	3,141	(76,812)	(2,668,713)	(30,958)	(2,773,343)	(21,472,372)	(1.32)	(320,875)
9	Dec-22	67,370	(143,169)	(2,421,967)	(28,335)	(2,526,101)	(23,998,473)	(1.48)	(484,158)
10	Jan-23	293,245	(552,927)	(2,716,848)	(8,617)	(2,985,146)	(26,983,619)	(1.66)	(1,050,210)
11	Feb-23	122,982	(907,389)	(3,094,406)	(8,674)	(3,887,486)	(30,871,106)	(1.90)	(1,997,158)
12	Mar-23	222,504	(1,219,237)	(4,397,466)	(65,435)	(5,459,634)	(36,330,740)	(2.24)	(3,275,004)
13	Apr-23	152,717	(1,281,736)	(4,142,857)	(35,112)	(5,306,987)	(41,637,727)	(2.57)	(4,585,225)
14	May-23	228,478	(1,932,217)	(5,647,737)	(140,725)	(7,492,200)	(49,129,928)	(3.03)	(6,534,577)
15	Jun-23	86,727	(2,279,403)	(5,632,352)	(80,622)	(7,905,650)	(57,035,578)	(3.52)	(8,881,097)
16	Jul-23	73,755	(2,033,968)	(4,648,311)	(168,077)	(6,776,601)	(63,812,178)	(3.93)	(10,993,558)
17	Aug-23	164,076	(3,687,440)	(5,009,905)	(55,106)	(8,588,375)	(72,400,553)	(4.46)	(14,755,211)
18	Sep-23	115,291	(2,812,783)	(4,734,855)	(253,836)	(7,686,183)	(80,086,736)	(4.94)	(17,667,469)
19	Oct-23	141,328	(2,739,729)	(4,607,454)	(248,074)	(7,453,928)	(87,540,664)	(5.40)	(20,545,677)
20	Nov-23	120,103	(3,000,129)	(3,704,314)	(222,337)	(6,806,677)	(94,347,342)	(5.82)	(23,687,628)
21	Dec-23	114,808	(2,190,526)	(3,116,045)	(193,419)	(5,385,182)	(99,732,524)	(6.15)	(26,086,352)
22	Jan-24	102,082	(3,144,486)	(3,705,150)	(243,442)	(6,990,996)	(106,723,520)	(6.58)	(29,371,103)
23	Feb-24	130,495	(4,022,161)	(2,911,368)	(357,111)	(7,160,146)	(113,883,666)	(7.02)	(33,565,693)
24	Mar-24	240,399	(4,476,545)	(2,914,864)	(259,848)	(7,410,858)	(121,294,524)	(7.48)	(38,242,976)
25	Apr-24	67,404	(3,883,013)	(3,277,962)	(363,015)	(7,456,586)	(128,751,111)	(7.94)	(42,209,493)
26	May-24	84,872	(4,617,430)	(2,743,955)	(540,830)	(7,817,343)	(136,568,454)	(8.42)	(47,062,051)
27	Jun-24	191,782	(2,977,618)	(2,176,652)	(200,244)	(5,162,732)	(141,731,186)	(8.74)	(50,259,711)
28	Jul-24	131,313	(3,493,694)	(2,541,213)	(249,505)	(6,153,099)	(147,884,285)	(9.12)	(53,978,605)
29	Aug-24	89,410	(4,560,528)	(2,537,404)	(533,562)	(7,542,084)	(155,426,370)	(9.58)	(58,923,782)
30	Sep-24	127,528	(4,470,446)	(2,881,395)	(346,145)	(7,570,458)	(162,996,827)	(10.05)	(63,606,423)
31	Oct-24	92,859	(5,301,397)	(2,936,527)	(462,528)	(8,607,593)	(171,604,420)	(10.58)	(69,296,821)
32	Nov-24	31,746	(3,620,334)	(2,202,693)	(169,803)	(5,961,084)	(177,565,504)	(10.94)	(73,168,051)

See page B-1 for definitions and footnotes	Final Payment Date: December 15, 2024

Ford Credit Auto Lease Trust 2023-A

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2023-A

Original Pool Characteristics

Closing Date	January 23, 2023	Percentage Commercial Use Receivables(2)(7)	5.48%
Cutoff Date	January 1, 2023	Percentage New Vehicle(2)	100.00%
First Payment Date	February 15, 2023	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,508,750,000	CUV	67.34%
Number of Leases	54,237	Truck	26.28
Minimum Discount Rate Used to Calculate Securitization Value	11.80%	SUV	4.63
Initial Total Securitization Value	$1,622,323,305	Car	1.75
Average	$29,912	Percentage of Vehicle Make(2)		100.00%
Highest	$94,164	Ford	81.69%
Lowest	$6,465	Lincoln	18.31
Total Adjusted MSRP	$2,571,967,037	Percentage of Top 10 Vehicle Models(2)		94.21%
Total Base Residual Value	$1,313,645,760	Explorer	26.69%
Average	$24,220	F-150	22.50
Highest	$37,567	Escape	9.18
Lowest	$5,436	Edge	9.14
Total as % of Initial Total Securitization Value	80.97%	Nautilus	6.94
Total Residual Portion of Securitization Value	$1,043,561,700	Corsair	6.41
Average	$19,241	Aviator	3.89
Highest	$34,522	Ranger	3.70
Lowest	$4,708	Bronco Sport	3.06
Total as % of Initial Total Securitization Value	64.33%	Expedition	2.70
Total ALG Mark-to-Market (November-December 2022)	$1,395,277,058	Percentage in Top 8 States(2)(9)		77.72%
Original Term(2)		New York	16.92%
24 months	8.14%	Michigan	14.50
27	0.00	New Jersey	10.79
36	70.89	Ohio	9.34
39	16.00	California	8.14
48	4.96	Pennsylvania	7.25
Weighted Average(1) Original Term	36.1 months	Florida	6.76
Weighted Average(1) Remaining Term	23.6 months	Texas	4.02
Weighted Average(1) Lease Factor	3.11%
Weighted Average(1) FICO® Score(3) at Origination	762
Percentage FICO® Score(3) less than 650(2)	8.83%
Percentage No FICO® Score Consumer(2)(4)	0.39%
Weighted Average(1) LTV(5) at Origination	93.89%
Weighted Average(1) PTI(6) at Origination	7.92%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-23	$1,602,789,485	$1,477,828,992	$1,048,724,656	0.42%	$4,940,813	$140,946	$–	$–	0.01%
2	Feb-23	1,580,510,890	1,445,257,232	1,051,875,199	0.57	5,787,021	352,563	23,512	–	0.02
3	Mar-23	1,554,202,614	1,408,358,205	1,051,859,937	0.78	5,909,068	497,637	21,910	–	0.03
4	Apr-23	1,527,573,556	1,373,452,842	1,051,392,968	0.80	5,415,563	424,187	93,769	–	0.03
5	May-23	1,497,179,509	1,343,058,795	1,047,568,685	0.99	6,922,852	495,454	199,052	–	0.05
6	Jun-23	1,466,107,794	1,311,987,080	1,042,597,864	0.93	6,877,269	759,634	25,695	–	0.05
7	Jul-23	1,432,955,780	1,278,835,066	1,035,210,587	0.89	8,264,834	885,193	78,304	25,448	0.07
8	Aug-23	1,391,594,722	1,237,474,009	1,019,625,766	0.98	7,662,512	1,081,106	71,832	–	0.08
9	Sep-23	1,350,546,857	1,196,426,143	1,003,239,176	0.56	7,694,670	687,495	123,948	26,319	0.06
10	Oct-23	1,304,290,664	1,150,169,951	980,806,226	0.75	8,847,107	1,114,829	157,309	26,079	0.10
11	Nov-23	1,258,410,763	1,104,290,049	957,752,594	0.50	8,499,988	1,366,378	71,309	98,235	0.12
12	Dec-23	1,216,656,462	1,062,535,748	937,936,864	0.16	7,702,065	840,410	178,951	167,752	0.10
13	Jan-24	1,163,555,246	1,009,434,532	906,612,660	0.92	6,794,928	1,152,956	120,422	142,811	0.12
14	Feb-24	1,105,493,622	951,372,908	869,552,259	0.84	6,624,661	580,596	139,755	119,819	0.08
15	Mar-24	1,046,718,835	892,598,121	830,948,763	0.62	5,095,784	533,467	122,142	87,436	0.07
16	Apr-24	989,542,313	835,421,599	793,307,553	0.27	5,947,417	728,665	60,956	29,745	0.08
17	May-24	927,903,113	773,782,399	750,349,245	0.87	5,893,995	874,593	81,860	29,157	0.11
18	Jun-24	879,064,794	724,944,080	718,799,452	0.12	5,257,985	729,718	116,383	90,438	0.11
19	Jul-24	826,464,818	672,344,104	683,452,694	0.93	6,072,735	590,524	83,191	89,104	0.09
20	Aug-24	772,038,580	617,917,866	645,375,856	0.98	5,634,401	701,949	31,128	55,295	0.10
21	Sep-24	722,127,640	568,006,926	610,395,904	(0.33)	5,076,119	822,619	159,698	–	0.14
22	Oct-24	659,897,696	505,776,982	562,454,978	1.35	5,447,129	549,744	152,337	76,625	0.12
23	Nov-24	610,832,157	456,711,443	526,591,448	0.98	4,462,913	734,631	86,640	191,256	0.17
24	Dec-24	567,853,952	413,733,238	496,145,619	0.35	5,864,411	745,264	–	196,888	0.17
25	Jan-25	517,153,858	363,033,144	457,430,454	1.34	3,994,033	698,768	89,531	157,530	0.18
26	Feb-25	470,223,269	316,102,555	421,502,676	0.94	3,221,834	431,096	183,826	183,554	0.17
27	Mar-25	413,074,907	258,954,193	374,795,428	1.69	3,788,567	323,706	142,336	145,226	0.15
28	Apr-25	348,073,649	193,952,935	318,953,275	1.60	2,604,384	438,230	33,838	100,292	0.16
29	May-25	289,985,267	135,864,553	268,350,991	1.35	2,042,039	379,060	102,245	131,611	0.21
30	Jun-25	237,923,894	83,803,180	222,209,984	(0.09)	2,313,435	115,496	44,034	95,888	0.11
31	Jul-25	184,161,435	30,040,721	173,054,241	0.65	1,770,440	163,739	–	93,654	0.14
32	Aug-25	135,286,280	–	127,357,984	17.29	1,149,930	23,991	–	66,222	0.07

See page B-1 for definitions and footnotes	Final Payment Date: September 15, 2025

Ford Credit Auto Lease Trust 2023-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jan-23	–	–	–	261	–	–%
2	Feb-23	–	–	4	349	4	1.12
3	Mar-23	–	2	7	498	–	1.38
4	Apr-23	–	6	7	514	–	1.33
5	May-23	–	5	14	673	–	2.02
6	Jun-23	130	10	24	710	–	3.23
7	Jul-23	305	7	63	787	1	7.34
8	Aug-23	663	6	145	1,107	3	11.50
9	Sep-23	1,069	12	154	1,082	2	12.32
10	Oct-23	1,152	9	254	1,225	4	17.02
11	Nov-23	1,398	14	416	1,055	2	27.98
12	Dec-23	1,444	9	342	960	3	26.03
13	Jan-24	1,394	22	646	1,126	9	35.83
14	Feb-24	1,729	10	971	1,001	9	48.77
15	Mar-24	1,926	15	844	1,097	15	42.82
16	Apr-24	2,061	15	678	1,200	8	35.67
17	May-24	1,908	16	934	1,090	16	45.43
18	Jun-24	1,794	13	713	847	10	45.04
19	Jul-24	1,508	15	759	967	8	43.40
20	Aug-24	1,621	11	836	955	14	46.04
21	Sep-24	2,091	11	821	839	7	48.93
22	Oct-24	1,782	9	1,084	1,036	11	50.65
23	Nov-24	1,626	11	878	759	10	52.96
24	Dec-24	1,733	6	658	819	9	44.10
25	Jan-25	1,537	10	837	955	8	46.24
26	Feb-25	1,844	11	709	975	9	41.61
27	Mar-25	1,635	19	845	1,256	9	39.69
28	Apr-25	2,489	10	924	1,511	6	37.70
29	May-25	2,616	18	754	1,423	5	34.27
30	Jun-25	2,943	13	585	1,402	5	29.18
31	Jul-25	2,955	4	735	1,361	11	34.82
32	Aug-25	2,976	9	793	1,098	5	41.63

See page B-1 for definitions and footnotes	Final Payment Date: September 15, 2025

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-23	$–	$–	$(1,563,072)	$–	$(1,563,072)	$(1,563,072)	(0.10)%	$–
2	Feb-23	–	(30,952)	(2,129,990)	(529)	(2,161,471)	(3,724,543)	(0.23)	(38,119)
3	Mar-23	48,238	(66,754)	(2,816,061)	28,591	(2,805,986)	(6,530,528)	(0.40)	(113,194)
4	Apr-23	75,487	(118,714)	(2,618,953)	(4,858)	(2,667,039)	(9,197,567)	(0.57)	(230,611)
5	May-23	26,473	(132,036)	(3,376,791)	(1,521)	(3,483,875)	(12,681,442)	(0.78)	(378,675)
6	Jun-23	122,663	(228,594)	(3,320,880)	(3,792)	(3,430,603)	(16,112,045)	(0.99)	(611,845)
7	Jul-23	4,092	(487,624)	(3,543,769)	(83,959)	(4,111,260)	(20,223,305)	(1.25)	(1,148,547)
8	Aug-23	52,595	(927,317)	(4,212,242)	(20,305)	(5,107,270)	(25,330,575)	(1.56)	(2,119,890)
9	Sep-23	171,322	(1,074,958)	(3,580,485)	(154,742)	(4,638,863)	(29,969,438)	(1.85)	(3,229,226)
10	Oct-23	67,860	(1,340,228)	(3,799,529)	(50,218)	(5,122,116)	(35,091,554)	(2.16)	(4,615,139)
11	Nov-23	159,634	(1,406,038)	(3,249,823)	(18,148)	(4,514,375)	(39,605,929)	(2.44)	(6,101,996)
12	Dec-23	27,884	(1,082,483)	(2,840,381)	(107,070)	(4,002,050)	(43,607,979)	(2.69)	(7,293,789)
13	Jan-24	159,378	(1,742,122)	(3,173,247)	(48,877)	(4,804,869)	(48,412,848)	(2.98)	(9,142,418)
14	Feb-24	65,408	(2,398,260)	(2,768,887)	(139,849)	(5,241,588)	(53,654,436)	(3.31)	(11,660,893)
15	Mar-24	194,642	(3,037,989)	(3,002,638)	(233,125)	(6,079,110)	(59,733,546)	(3.68)	(14,827,835)
16	Apr-24	170,045	(2,631,971)	(3,278,695)	(246,129)	(5,986,751)	(65,720,297)	(4.05)	(17,618,407)
17	May-24	109,169	(2,919,907)	(3,009,377)	(96,067)	(5,916,181)	(71,636,478)	(4.42)	(20,739,356)
18	Jun-24	116,293	(1,828,696)	(2,392,980)	(337,370)	(4,442,753)	(76,079,231)	(4.69)	(22,703,378)
19	Jul-24	207,254	(2,252,166)	(2,922,373)	(408,397)	(5,375,683)	(81,454,915)	(5.02)	(25,143,004)
20	Aug-24	68,715	(2,968,596)	(2,953,306)	(222,027)	(6,075,214)	(87,530,129)	(5.40)	(28,337,022)
21	Sep-24	80,989	(2,971,193)	(2,491,907)	(136,202)	(5,518,313)	(93,048,442)	(5.74)	(31,451,672)
22	Oct-24	37,830	(3,418,923)	(3,058,479)	(505,327)	(6,944,900)	(99,993,341)	(6.16)	(35,111,008)
23	Nov-24	77,190	(2,277,799)	(2,049,486)	(442,094)	(4,692,189)	(104,685,530)	(6.45)	(37,665,966)
24	Dec-24	20,464	(2,155,942)	(2,137,865)	(332,950)	(4,606,293)	(109,291,823)	(6.74)	(39,983,844)
25	Jan-25	117,596	(3,181,277)	(2,369,164)	(202,355)	(5,635,200)	(114,927,023)	(7.08)	(43,339,966)
26	Feb-25	87,596	(2,937,418)	(2,273,361)	(218,440)	(5,341,623)	(120,268,646)	(7.41)	(46,461,327)
27	Mar-25	242,897	(3,619,683)	(2,865,602)	(473,255)	(6,715,643)	(126,984,289)	(7.83)	(50,311,716)
28	Apr-25	152,205	(4,159,752)	(3,340,374)	(303,442)	(7,651,363)	(134,635,651)	(8.30)	(54,726,864)
29	May-25	154,345	(3,559,172)	(3,293,800)	(460,291)	(7,158,918)	(141,794,569)	(8.74)	(58,488,052)
30	Jun-25	126,475	(2,633,913)	(2,967,983)	(229,771)	(5,705,191)	(147,499,760)	(9.09)	(61,339,262)
31	Jul-25	54,008	(2,966,064)	(2,785,166)	(354,764)	(6,051,987)	(153,551,747)	(9.46)	(64,595,254)
32	Aug-25	70,872	(2,967,313)	(2,269,090)	(333,720)	(5,499,251)	(159,050,998)	(9.80)	(67,846,070)

See page B-1 for definitions and footnotes	Final Payment Date: September 15, 2025

Ford Credit Auto Lease Trust 2023-B

Delinquencies[12] as a % of Securitization Value[10]
2.00%
1.50%
1.00%
0.50%
0.00%
Delinquencies (%)
100%
80%
60%
40%
20%
0%
Securitization Value Factor
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor[10]
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
0.00%
-2.00%
-4.00%
-6.00%
-8.00%
-10.00%
Cumulative Loss (Gain)
Cumulative Net Credit Loss[20]
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
Number of Months Since Cutoff Date

Monthly Prepayment Speed[11]
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2023-B

Original Pool Characteristics

Closing Date	September 19, 2023	Percentage Commercial Use Receivables(2)(7)	5.98%
Cutoff Date	September 1, 2023	Percentage New Vehicle(2)	100.00%
First Payment Date	October 16, 2023	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,207,050,000	CUV	57.73%
Number of Leases	39,773	Truck	28.10
Minimum Discount Rate Used to Calculate Securitization Value	11.80%	SUV	13.78
Initial Total Securitization Value	$1,297,905,660	Car	0.39
Average	$32,633	Percentage of Vehicle Make(2)		100.00%
Highest	$117,171	Ford	79.22%
Lowest	$6,863	Lincoln	20.78
Total Adjusted MSRP	$2,053,864,527	Percentage of Top 10 Vehicle Models(2)		92.96%
Total Base Residual Value	$1,043,199,868	F-150	24.71%
Average	$26,229	Explorer	21.24
Highest	$68,049	Edge	8.20
Lowest	$7,009	Escape	7.34
Total as % of Initial Total Securitization Value	80.38%	Expedition	7.18
Total Residual Portion of Securitization Value	$828,330,936	Nautilus	6.53
Average	$20,826	Corsair	6.06
Highest	$59,998	Navigator	4.76
Lowest	$5,763	Bronco Sport	3.61
Total as % of Initial Total Securitization Value	63.82%	Aviator	3.34
Total ALG Mark-to-Market (July-August 2023)	$1,085,927,007	Percentage in Top 8 States(2)(9)		78.98%
Original Term(2)		Michigan	25.19%
24 months	11.49%	New York	16.13
27	0.00	New Jersey	8.24
36	62.70	California	7.44
39	18.95	Ohio	6.99
48	6.85	Florida	6.00
Weighted Average(1) Original Term	36.0 months	Pennsylvania	5.11
Weighted Average(1) Remaining Term	23.8 months	Texas	3.88
Weighted Average(1) Lease Factor	3.80%	Powertrain		100.00%
Weighted Average(1) FICO® Score(3) at Origination	764	Internal Combustion	95.02%
Percentage FICO® Score(3) less than 650(2)	8.59%	Hybrid Electric	4.63
Percentage No FICO® Score Consumer(2)(4)	0.36%	Battery Electric	0.35
Weighted Average(1) LTV(5) at Origination	93.54%
Weighted Average(1) PTI(6) at Origination	8.08%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Sep-23	$1,282,436,948	$1,183,882,534	$832,548,007	0.42%	$5,799,824	$–	$–	$–	0.00%
2	Oct-23	1,264,719,551	1,158,918,199	835,162,882	0.58	5,770,494	397,233	–	–	0.03
3	Nov-23	1,247,888,693	1,135,201,461	838,411,535	0.52	6,144,797	757,072	74,350	–	0.07
4	Dec-23	1,231,443,851	1,112,207,012	841,851,700	0.49	6,216,612	968,290	151,003	–	0.09
5	Jan-24	1,212,376,208	1,089,075,171	843,152,676	0.67	6,440,364	993,490	98,975	34,709	0.09
6	Feb-24	1,191,869,543	1,068,568,505	843,142,164	0.75	6,257,203	887,024	71,397	–	0.08
7	Mar-24	1,168,340,164	1,045,039,126	840,248,573	0.95	5,333,045	616,214	23,823	–	0.05
8	Apr-24	1,141,316,264	1,018,015,226	833,783,570	0.62	6,552,957	1,199,311	69,161	–	0.11
9	May-24	1,108,749,775	985,448,737	821,391,999	1.06	6,239,858	857,366	114,206	33,703	0.09
10	Jun-24	1,078,254,969	954,953,931	810,521,125	0.96	6,501,918	717,980	86,256	68,928	0.08
11	Jul-24	1,038,850,045	915,549,007	790,317,113	0.32	7,929,237	876,481	66,215	67,154	0.10
12	Aug-24	995,825,609	872,524,571	765,776,935	0.36	6,748,263	1,232,719	91,245	107,754	0.14
13	Sep-24	950,399,199	827,098,161	738,105,256	0.21	6,752,293	960,745	175,305	73,448	0.13
14	Oct-24	895,684,038	772,383,000	700,310,583	0.44	6,205,436	959,103	78,932	123,050	0.13
15	Nov-24	843,459,688	720,158,650	664,174,780	0.50	5,321,874	918,528	114,334	111,804	0.14
16	Dec-24	800,189,242	676,888,204	636,603,075	0.47	6,522,968	756,387	183,707	35,456	0.12
17	Jan-25	753,287,006	629,985,968	604,842,402	0.77	5,312,768	1,160,624	122,844	75,952	0.18
18	Feb-25	710,514,698	587,213,660	576,485,847	0.64	4,794,104	913,945	125,905	97,121	0.16
19	Mar-25	662,451,843	539,150,806	542,382,897	1.12	5,535,556	699,987	188,484	77,870	0.15
20	Apr-25	608,883,711	485,582,673	502,172,949	0.93	4,193,981	811,759	57,584	34,564	0.15
21	May-25	560,335,752	437,034,714	465,891,097	0.57	4,203,369	651,937	29,874	–	0.12
22	Jun-25	518,585,264	395,284,227	435,555,998	0.32	4,375,617	652,180	119,890	–	0.15
23	Jul-25	474,612,602	351,311,564	402,693,069	1.34	4,084,750	842,609	137,870	61,386	0.22
24	Aug-25	435,417,965	312,116,927	373,719,192	0.97	3,396,939	612,857	123,630	23,631	0.17
25	Sep-25	398,229,068	274,928,030	346,085,632	1.14	3,159,868	402,445	187,513	59,181	0.16
26	Oct-25	354,991,247	231,690,210	311,771,476	1.68	3,229,283	375,719	117,034	50,977	0.15
27	Nov-25	319,157,861	195,856,823	283,718,584	0.82	2,738,548	707,004	54,314	18,420	0.24
28	Dec-25	284,816,761	161,515,723	256,434,797	0.91	2,959,357	401,523	27,900	61,853	0.17
29	Jan-26	246,851,745	123,550,707	224,765,825	1.52	2,691,240	362,386	30,988	–	0.16
30	Feb-26	211,319,612	88,018,574	194,635,623	0.92	1,663,106	469,337	27,750	–	0.24
31	Mar-26	170,081,432	–	157,864,409	1.61	1,830,278	302,902	18,583	–	0.19

See page B-1 for definitions and footnotes	Final Payment Date: April 15, 2026

Ford Credit Auto Lease Trust 2023-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Sep-23	–	–	–	178	–	–%
2	Oct-23	–	–	2	246	–	0.81
3	Nov-23	–	1	2	219	–	0.90
4	Dec-23	–	5	8	214	–	3.52
5	Jan-24	–	6	19	277	–	6.29
6	Feb-24	13	8	53	299	–	14.72
7	Mar-24	6	7	97	370	–	20.46
8	Apr-24	364	10	122	499	6	19.15
9	May-24	308	5	258	554	3	31.46
10	Jun-24	315	12	280	466	3	36.79
11	Jul-24	1,019	12	463	629	4	41.79
12	Aug-24	1,184	5	585	666	6	46.35
13	Sep-24	1,431	11	661	691	9	48.18
14	Oct-24	1,739	8	932	792	10	53.50
15	Nov-24	1,644	10	993	608	6	61.41
16	Dec-24	1,319	13	653	653	8	49.21
17	Jan-25	1,369	12	770	695	6	51.92
18	Feb-25	1,296	20	689	626	9	51.26
19	Mar-25	1,275	12	697	818	11	45.32
20	Apr-25	1,722	17	753	970	18	42.83
21	May-25	1,735	16	634	922	9	40.10
22	Jun-25	1,525	15	516	777	8	39.21
23	Jul-25	1,182	8	575	856	6	39.79
24	Aug-25	1,270	9	463	777	10	36.78
25	Sep-25	1,148	12	415	800	6	33.66
26	Oct-25	1,089	8	571	865	8	39.33
27	Nov-25	1,402	13	489	662	4	41.87
28	Dec-25	1,367	6	462	702	7	39.25
29	Jan-26	1,281	8	662	632	4	50.69
30	Feb-26	1,614	4	542	688	4	43.78
31	Mar-26	1,581	10	608	894	5	40.08

See page B-1 for definitions and footnotes	Final Payment Date: April 15, 2026

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Sep-23	$–	$–	$(1,300,437)	$–	$(1,300,437)	$(1,300,437)	(0.10)%	$–
2	Oct-23	–	(33,952)	(1,711,376)	–	(1,745,328)	(3,045,766)	(0.23)	(35,919)
3	Nov-23	3,296	(2,055)	(1,345,319)	(2,650)	(1,346,728)	(4,392,493)	(0.34)	(42,100)
4	Dec-23	93,028	(26,029)	(1,175,664)	(121)	(1,108,787)	(5,501,281)	(0.42)	(97,942)
5	Jan-24	87,976	(94,911)	(1,483,498)	(5,103)	(1,495,537)	(6,996,818)	(0.54)	(196,223)
6	Feb-24	41,092	(199,302)	(1,486,625)	(2,234)	(1,647,068)	(8,643,886)	(0.67)	(461,903)
7	Mar-24	37,428	(435,494)	(1,646,922)	(21,484)	(2,066,473)	(10,710,358)	(0.83)	(925,416)
8	Apr-24	87,968	(664,490)	(1,986,276)	(40,828)	(2,603,627)	(13,313,985)	(1.03)	(1,671,423)
9	May-24	49,741	(1,046,744)	(2,204,737)	(115,523)	(3,317,262)	(16,631,247)	(1.28)	(2,788,658)
10	Jun-24	160,599	(1,052,757)	(1,823,452)	42,291	(2,673,319)	(19,304,566)	(1.49)	(3,889,660)
11	Jul-24	112,704	(1,662,653)	(2,241,217)	(27,356)	(3,818,522)	(23,123,088)	(1.78)	(5,733,577)
12	Aug-24	42,059	(2,272,730)	(2,333,674)	(137,117)	(4,701,462)	(27,824,550)	(2.14)	(8,202,805)
13	Sep-24	87,715	(2,704,825)	(2,414,513)	(62,615)	(5,094,238)	(32,918,788)	(2.54)	(11,074,099)
14	Oct-24	70,411	(3,206,583)	(2,492,959)	(82,114)	(5,711,245)	(38,630,033)	(2.98)	(14,495,792)
15	Nov-24	56,660	(2,589,787)	(1,891,434)	(197,366)	(4,621,928)	(43,251,961)	(3.33)	(17,282,021)
16	Dec-24	117,468	(1,993,695)	(2,048,833)	(292,452)	(4,217,511)	(47,469,472)	(3.66)	(19,436,645)
17	Jan-25	139,605	(2,680,740)	(1,958,568)	(205,364)	(4,705,067)	(52,174,539)	(4.02)	(22,310,237)
18	Feb-25	196,515	(2,757,912)	(1,648,659)	(190,920)	(4,400,977)	(56,575,515)	(4.36)	(25,206,568)
19	Mar-25	170,316	(3,000,774)	(2,165,021)	(265,985)	(5,261,463)	(61,836,979)	(4.76)	(28,334,929)
20	Apr-25	234,206	(3,772,802)	(2,700,884)	(383,192)	(6,622,673)	(68,459,651)	(5.27)	(32,302,098)
21	May-25	101,160	(2,815,309)	(2,442,177)	(172,590)	(5,328,917)	(73,788,568)	(5.69)	(35,244,379)
22	Jun-25	142,255	(2,108,380)	(2,141,532)	(392,590)	(4,500,247)	(78,288,815)	(6.03)	(37,494,267)
23	Jul-25	66,837	(2,184,852)	(2,255,262)	(373,208)	(4,746,485)	(83,035,300)	(6.40)	(39,933,198)
24	Aug-25	130,195	(1,837,856)	(2,175,843)	(356,932)	(4,240,437)	(87,275,737)	(6.72)	(41,981,647)
25	Sep-25	126,403	(1,732,907)	(2,151,686)	(305,164)	(4,063,354)	(91,339,091)	(7.04)	(43,832,655)
26	Oct-25	2,249	(1,970,281)	(2,396,548)	(225,181)	(4,589,761)	(95,928,852)	(7.39)	(45,983,248)
27	Nov-25	98,697	(1,663,001)	(1,872,240)	(332,103)	(3,768,647)	(99,697,499)	(7.68)	(47,822,066)
28	Dec-25	134,490	(1,301,912)	(1,909,914)	(356,417)	(3,433,753)	(103,131,253)	(7.95)	(49,308,171)
29	Jan-26	104,463	(2,126,501)	(1,653,176)	(181,010)	(3,856,224)	(106,987,476)	(8.24)	(51,616,946)
30	Feb-26	55,093	(2,464,254)	(1,874,989)	(377,125)	(4,661,275)	(111,648,751)	(8.60)	(54,269,323)
31	Mar-26	105,211	(3,013,346)	(2,340,610)	(248,149)	(5,496,894)	(117,145,645)	(9.03)	(57,523,545)

See page B-1 for definitions and footnotes	Final Payment Date: April 15, 2026

Ford Credit Auto Lease Trust 2024-A

Delinquencies[12] as a % of Securitization Value[10]

31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
Delinquencies (%)
Securitization Value Factor
Number of Months Since Cutoff Date

Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
Number of Months Since Cutoff Date

Monthly Prepayment Speed [11]

Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2024-A

Original Pool Characteristics

Closing Date	January 22, 2024	Percentage Commercial Use Receivables(2)(7)	5.52%
Cutoff Date	January 1, 2024	Percentage New Vehicle(2)	100.00%
First Payment Date	February 15, 2024	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	$1,625,470,000	CUV	57.42%
Number of Leases	53,352	Truck	30.31
Minimum Discount Rate Used to Calculate Securitization Value	11.35%	SUV	11.87
Initial Total Securitization Value	$1,747,842,074	Car	0.40
Average	$32,761	Percentage of Vehicle Make(2)		100.00%
Highest	$119,883	Ford	80.99%
Lowest	$8,118	Lincoln	19.01
Total Adjusted MSRP	$2,790,815,390	Percentage of Top 10 Vehicle Models(2)		91.79%
Total Base Residual Value	$1,404,694,823	F-150	27.81%
Average	$26,329	Explorer	18.19
Highest	$67,124	Edge	8.47
Lowest	$8,318	Escape	8.15
Total as % of Initial Total Securitization Value	80.37%	Nautilus	6.27
Total Residual Portion of Securitization Value	$1,134,634,174	Expedition	6.07
Average	$21,267	Corsair	6.04
Highest	$60,363	Navigator	3.91
Lowest	$6,390	Bronco Sport	3.83
Total as % of Initial Total Securitization Value	64.92%	Mustang Mach-E	3.07
Total ALG Mark-to-Market (November-December 2023)	$1,464,315,698	Percentage in Top 8 States(2)(9)		80.33%
Original Term(2)		Michigan	28.75%
12 months	0.00%	New York	14.42
24	14.47	New Jersey	7.80
30	0.00	California	7.21
36	62.68	Ohio	6.51
39	14.60	Florida	6.13
48	8.25	Pennsylvania	4.86
Weighted Average(1) Original Term	35.7 months	Texas	4.66
Weighted Average(1) Remaining Term	23.3 months	Powertrain		100.00%
Weighted Average(1) Lease Factor	3.81%	Internal Combustion	90.92%
Weighted Average(1) FICO® Score(3) at Origination	764	Hybrid Electric	5.56
Percentage FICO® Score(3) less than 650(2)	8.48%	Battery Electric	3.52
Percentage No FICO® Score Consumer(2)(4)	0.32%
Weighted Average(1) LTV(5) at Origination	92.82%
Weighted Average(1) PTI(6) at Origination	8.00%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-24	$1,725,444,491	$1,592,079,603	$1,138,951,230	0.49%	$5,769,799	$107,418	$32,277	$–	0.01%
2	Feb-24	1,700,128,200	1,556,894,862	1,140,650,466	0.63	7,180,663	657,157	–	–	0.04
3	Mar-24	1,672,358,790	1,519,417,882	1,140,187,952	0.76	5,059,593	611,899	79,037	–	0.04
4	Apr-24	1,640,346,719	1,476,954,592	1,135,667,990	0.96	7,500,488	818,036	95,752	–	0.06
5	May-24	1,598,781,851	1,427,493,327	1,121,440,604	1.35	6,802,575	927,035	130,796	24,851	0.07
6	Jun-24	1,556,392,603	1,385,104,080	1,104,907,759	(0.53)	8,018,842	852,406	24,919	–	0.06
7	Jul-24	1,503,804,890	1,332,516,366	1,078,369,385	0.37	8,665,384	1,161,549	152,790	–	0.09
8	Aug-24	1,450,088,128	1,278,799,605	1,049,637,502	0.22	7,491,521	1,024,516	64,433	103,651	0.08
9	Sep-24	1,396,766,416	1,225,477,893	1,020,370,601	(0.29)	7,846,329	823,043	141,731	102,610	0.08
10	Oct-24	1,335,913,825	1,164,625,302	982,960,818	0.69	8,083,063	967,872	78,825	117,178	0.09
11	Nov-24	1,282,717,856	1,111,429,333	952,181,315	0.49	7,967,442	759,453	170,098	99,339	0.08
12	Dec-24	1,236,522,505	1,065,233,982	928,083,955	0.50	7,682,536	892,558	83,581	177,660	0.09
13	Jan-25	1,187,534,526	1,016,246,003	900,879,402	0.83	6,787,257	1,174,755	127,632	167,269	0.12
14	Feb-25	1,144,646,932	973,358,409	879,171,893	0.48	5,438,556	837,164	153,186	128,567	0.10
15	Mar-25	1,095,129,199	923,840,676	850,678,153	0.95	6,959,808	612,383	93,529	83,913	0.07
16	Apr-25	1,037,887,422	866,598,898	813,952,253	0.89	6,211,620	756,989	167,821	68,640	0.10
17	May-25	984,904,878	813,616,354	780,785,684	0.60	6,434,746	762,803	114,915	95,857	0.10
18	Jun-25	934,626,225	763,337,702	749,438,611	0.72	6,308,163	809,739	81,331	120,095	0.11
19	Jul-25	879,876,491	708,587,968	713,122,623	0.62	5,788,112	642,511	46,222	74,948	0.09
20	Aug-25	825,677,495	654,388,972	676,416,574	0.38	4,779,014	728,560	126,341	73,947	0.11
21	Sep-25	769,242,700	597,954,177	636,878,173	0.29	4,966,876	740,774	106,497	80,771	0.12
22	Oct-25	707,762,237	536,473,714	591,201,631	0.83	4,377,915	618,460	159,339	81,214	0.12
23	Nov-25	657,491,029	486,202,506	555,457,106	1.22	5,126,818	628,875	144,432	91,356	0.13
24	Dec-25	609,859,702	438,571,179	521,865,696	1.20	4,735,508	1,005,253	126,442	168,883	0.21
25	Jan-26	562,390,827	391,102,304	487,633,755	1.47	4,535,331	355,538	91,973	121,872	0.10
26	Feb-26	515,818,846	344,530,323	453,488,276	1.37	3,447,060	465,779	–	100,990	0.11
27	Mar-26	459,653,684	288,365,160	409,189,425	1.71	3,913,582	307,558	67,926	46,832	0.09
28	Apr-26	399,885,717	228,597,194	359,916,021	1.46	2,713,277	396,133	35,152	28,711	0.12
29	May-26	345,088,061	173,799,538	313,849,850	0.33	2,514,662	436,470	19,400	63,036	0.15

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2024-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jan-24	–	–	4	288	2	1.36%
2	Feb-24	–	–	44	352	2	11.06
3	Mar-24	–	5	112	373	–	22.86
4	Apr-24	–	7	110	535	–	16.87
5	May-24	–	9	339	650	2	33.90
6	Jun-24	1,452	12	434	637	–	40.07
7	Jul-24	1,256	5	656	783	–	45.43
8	Aug-24	1,452	18	749	720	1	50.34
9	Sep-24	1,789	17	725	765	9	47.82
10	Oct-24	1,490	11	997	769	4	55.98
11	Nov-24	1,403	11	941	540	11	62.61
12	Dec-24	1,098	14	653	590	12	51.46
13	Jan-25	1,037	19	765	591	15	55.04
14	Feb-25	1,091	19	593	564	16	49.75
15	Mar-25	1,018	21	684	749	11	46.69
16	Apr-25	1,443	17	766	900	15	45.11
17	May-25	1,533	16	637	919	8	40.32
18	Jun-25	1,349	12	612	833	12	41.66
19	Jul-25	1,595	18	728	888	7	44.36
20	Aug-25	1,729	15	772	835	8	47.36
21	Sep-25	1,860	19	786	937	10	44.86
22	Oct-25	1,856	9	995	920	7	51.53
23	Nov-25	1,259	10	853	669	12	55.25
24	Dec-25	1,239	13	673	793	9	45.23
25	Jan-26	1,056	15	739	719	15	49.66
26	Feb-26	1,242	15	644	837	9	42.79
27	Mar-26	1,296	13	694	1,222	9	35.81
28	Apr-26	2,072	16	691	1,370	10	33.11
29	May-26	2,610	9	650	1,218	3	34.57

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-24	$–	$(16,482)	$(1,588,923)	$–	$(1,605,405)	$(1,605,405)	(0.09)%	$(24,698)
2	Feb-24	–	(207,662)	(1,903,927)	–	(2,111,589)	(3,716,994)	(0.21)	(264,828)
3	Mar-24	38,299	(597,787)	(1,793,692)	29,680	(2,323,500)	(6,040,493)	(0.35)	(895,178)
4	Apr-24	79,154	(508,272)	(2,418,291)	(63,513)	(2,910,922)	(8,951,416)	(0.51)	(1,466,322)
5	May-24	74,747	(1,590,927)	(2,670,314)	12,224	(4,174,269)	(13,125,684)	(0.75)	(3,197,045)
6	Jun-24	70,105	(1,731,148)	(2,266,061)	100,179	(3,826,925)	(16,952,609)	(0.97)	(5,083,400)
7	Jul-24	51,597	(2,494,170)	(2,899,146)	(136,342)	(5,478,062)	(22,430,671)	(1.28)	(7,760,284)
8	Aug-24	231,223	(3,110,988)	(2,789,992)	(225,267)	(5,895,024)	(28,325,694)	(1.62)	(11,089,037)
9	Sep-24	145,871	(2,972,862)	(2,834,028)	(229,760)	(5,890,779)	(34,216,473)	(1.96)	(14,240,551)
10	Oct-24	49,784	(3,023,422)	(2,879,803)	37,152	(5,816,289)	(40,032,763)	(2.29)	(17,435,446)
11	Nov-24	125,270	(2,452,552)	(1,863,261)	(92,603)	(4,283,147)	(44,315,910)	(2.54)	(20,100,029)
12	Dec-24	97,233	(1,913,245)	(1,905,942)	(205,942)	(3,927,896)	(48,243,806)	(2.76)	(22,103,801)
13	Jan-25	136,193	(2,493,878)	(1,945,461)	(250,631)	(4,553,777)	(52,797,583)	(3.02)	(24,819,111)
14	Feb-25	239,066	(2,422,418)	(1,651,228)	(270,225)	(4,104,805)	(56,902,388)	(3.26)	(27,403,386)
15	Mar-25	213,425	(2,832,770)	(2,152,587)	(384,511)	(5,156,443)	(62,058,831)	(3.55)	(30,359,032)
16	Apr-25	80,011	(3,686,009)	(2,512,208)	(263,008)	(6,381,214)	(68,440,045)	(3.92)	(34,232,488)
17	May-25	134,948	(2,896,005)	(2,708,130)	(428,376)	(5,897,563)	(74,337,608)	(4.25)	(37,412,490)
18	Jun-25	117,570	(2,670,501)	(2,514,105)	(207,670)	(5,274,707)	(79,612,314)	(4.55)	(40,242,354)
19	Jul-25	222,386	(2,917,933)	(2,595,137)	(320,181)	(5,610,865)	(85,223,179)	(4.88)	(43,413,991)
20	Aug-25	104,957	(3,145,883)	(2,486,870)	(240,829)	(5,768,626)	(90,991,804)	(5.21)	(46,803,456)
21	Sep-25	204,367	(2,993,231)	(2,918,667)	(163,780)	(5,871,312)	(96,863,116)	(5.54)	(50,045,196)
22	Oct-25	66,258	(3,016,562)	(2,711,267)	(232,847)	(5,894,418)	(102,757,534)	(5.88)	(53,304,604)
23	Nov-25	128,346	(2,030,655)	(2,035,632)	(327,517)	(4,265,458)	(107,022,992)	(6.12)	(55,566,982)
24	Dec-25	142,802	(1,649,709)	(2,482,156)	(315,835)	(4,304,900)	(111,327,892)	(6.37)	(57,455,522)
25	Jan-26	220,983	(2,381,336)	(2,258,455)	(314,291)	(4,733,100)	(116,060,991)	(6.64)	(60,021,772)
26	Feb-26	129,280	(2,705,182)	(2,496,460)	(563,293)	(5,635,656)	(121,696,647)	(6.96)	(62,936,310)
27	Mar-26	138,483	(3,503,005)	(3,608,091)	(344,645)	(7,317,258)	(129,013,905)	(7.38)	(66,720,485)
28	Apr-26	49,114	(3,530,594)	(4,075,545)	(617,301)	(8,174,327)	(137,188,232)	(7.85)	(70,521,307)
29	May-26	82,729	(2,929,301)	(3,961,964)	(416,341)	(7,224,877)	(144,413,109)	(8.26)	(73,818,296)

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2024-B

Delinquencies(12) as a % of Securitization Value(10)
2.00%
1.50%
1.00%
0.50%
0.00%
Delinquencies (%)
100%
80%
60%
40%
20%
0%
Securitization Value Factor
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
1.00%
0.00%
-1.00%
-2.00%
-3.00%
-4.00%
-5.00%
Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
Number of Months Since Cutoff Date

Monthly Prepayment Speed (11)
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2024-B

Original Pool Characteristics

Closing Date	July 23, 2024	Percentage Commercial Use Receivables(2)(7)	4.89%
Cutoff Date	July 1, 2024	Percentage New Vehicle(2)	100.00%
First Payment Date	August 15, 2024	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	1,451,290,000	CUV	58.24%
Number of Leases	46,096	Truck	31.59
Minimum Discount Rate Used to Calculate Securitization Value	10.25%	SUV	9.67
Initial Total Securitization Value	$1,560,549,313	Car	0.50
Average	$33,854	Percentage of Vehicle Make(2)		100.00%
Highest	$121,489	Ford	80.37%
Lowest	$10,606	Lincoln	19.63
Total Adjusted MSRP	$2,455,269,426	Percentage of Top 10 Vehicle Models(2)		92.01%
Total Base Residual Value	$1,209,907,768	F-150	29.90%
Average	$26,248	Explorer	11.90
Highest	$70,488	Edge	10.42
Lowest	$8,570	Escape	8.85
Total as % of Initial Total Securitization Value	77.53%	Nautilus	8.08
Total Residual Portion of Securitization Value	$973,364,085	Mustang Mach-E	5.89
Average	$21,116	Corsair	5.43
Highest	$61,520	Bronco Sport	4.29
Lowest	$7,107	Expedition	4.13
Total as % of Initial Total Securitization Value	62.37%	Aviator	3.14
Total ALG Mark-to-Market (May-June 2024)	$1,215,281,477	Percentage in Top 8 States(2)(9)		81.89%
Original Term(2)		Michigan	34.97%
24 months	15.27%	New York	12.12
36	56.95	California	7.25
39	18.80	Florida	6.69
48	8.98	New Jersey	6.35
Weighted Average(1) Original Term	35.8 months	Ohio	5.68
Weighted Average(1) Remaining Term	26.0 months	Texas	4.82
Weighted Average(1) Lease Factor	3.73%	Pennsylvania	4.02
Weighted Average(1) FICO® Score(3) at Origination	764	Powertrain		100.00%
Percentage FICO® Score(3) less than 650(2)	9.17%	Internal Combustion	84.35%
Percentage No FICO® Score Consumer(2)(4)	0.30%	Hybrid Electric	8.94
Weighted Average(1) LTV(5) at Origination	91.54%	Battery Electric	6.70
Weighted Average(1) PTI(6) at Origination	7.90%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jul-24	$1,542,223,376	$1,424,091,212	$977,586,231	0.38%	$5,675,452	$97,162	$–	$–	0.01%
2	Aug-24	1,522,057,513	1,396,416,656	980,399,680	0.49	6,494,119	752,184	52,737	–	0.05
3	Sep-24	1,502,152,714	1,368,989,639	983,536,046	0.48	8,272,337	487,396	263,097	–	0.05
4	Oct-24	1,479,811,642	1,339,130,290	984,520,853	0.62	7,739,885	1,029,809	102,551	–	0.08
5	Nov-24	1,456,271,299	1,307,614,983	983,710,866	0.69	7,931,184	999,378	231,631	–	0.08
6	Dec-24	1,430,510,294	1,277,576,462	980,773,356	0.09	7,809,572	1,278,637	162,146	56,812	0.10
7	Jan-25	1,398,319,147	1,245,385,315	971,694,208	0.48	6,902,079	645,588	232,916	55,912	0.07
8	Feb-25	1,368,464,975	1,215,531,143	964,036,001	0.41	6,826,282	932,848	60,511	68,606	0.08
9	Mar-25	1,334,871,411	1,181,937,579	953,212,677	0.52	6,577,940	579,026	117,516	–	0.05
10	Apr-25	1,298,873,168	1,145,939,335	939,271,474	0.53	6,013,994	840,781	53,713	36,469	0.07
11	May-25	1,262,597,825	1,109,663,992	924,991,070	0.57	6,335,418	712,918	268,707	70,353	0.08
12	Jun-25	1,227,364,448	1,074,430,615	911,280,945	0.51	7,050,021	1,083,192	103,381	232,562	0.12
13	Jul-25	1,189,643,660	1,036,709,828	894,779,845	0.60	7,539,599	755,321	211,986	37,002	0.08
14	Aug-25	1,150,125,892	997,192,059	876,387,696	0.59	7,073,984	778,138	88,570	–	0.08
15	Sep-25	1,109,724,120	956,790,288	856,422,579	0.50	6,735,768	970,488	192,498	25,547	0.11
16	Oct-25	1,060,714,825	907,780,992	827,703,725	0.92	7,088,449	440,117	313,719	28,954	0.07
17	Nov-25	1,015,515,051	862,581,219	801,752,749	0.43	6,936,232	809,825	30,973	154,710	0.10
18	Dec-25	967,238,630	814,304,797	772,135,475	0.20	7,706,515	1,256,431	176,549	64,056	0.15
19	Jan-26	917,478,623	764,544,790	740,382,849	1.04	6,204,669	1,015,748	194,224	30,262	0.14
20	Feb-26	867,794,436	714,860,603	708,076,917	0.96	5,544,675	925,377	88,498	76,525	0.13
21	Mar-26	812,607,354	659,673,522	670,047,316	1.16	5,613,169	697,322	49,009	76,021	0.10
22	Apr-26	754,951,786	602,017,954	628,612,743	-0.29	4,901,501	771,068	70,287	45,432	0.12
23	May-26	702,154,053	549,220,220	591,376,440	1.42	5,008,511	607,575	120,975	80,107	0.12

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2024-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jul-24	–	–	2	179	–	1.10%
2	Aug-24	–	1	21	226	3	8.37
3	Sep-24	–	1	22	205	2	9.57
4	Oct-24	–	13	45	264	1	13.93
5	Nov-24	–	11	138	243	–	35.20
6	Dec-24	483	10	166	307	1	34.30
7	Jan-25	501	16	297	389	1	42.25
8	Feb-25	477	9	301	335	2	46.52
9	Mar-25	542	12	298	459	4	38.55
10	Apr-25	653	12	351	510	6	39.93
11	May-25	655	19	335	504	9	38.64
12	Jun-25	656	9	336	464	11	40.98
13	Jul-25	700	15	407	500	7	43.81
14	Aug-25	778	20	447	532	6	44.48
15	Sep-25	898	18	443	565	9	42.80
16	Oct-25	945	14	683	625	8	51.35
17	Nov-25	1,185	11	706	504	9	57.40
18	Dec-25	1,435	19	786	530	6	58.61
19	Jan-26	1,059	19	858	513	8	61.37
20	Feb-26	1,160	17	830	573	9	58.08
21	Mar-26	1,260	23	759	875	8	45.59
22	Apr-26	2,027	11	804	972	4	44.89
23	May-26	1,119	24	680	910	5	42.00

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jul-24	$–	$(3,924)	$(1,147,654)	$–	$(1,151,578)	$(1,151,578)	(0.07)%	$(11,367)
2	Aug-24	18,662	(121,219)	(1,346,484)	8	(1,449,034)	(2,600,612)	(0.17)	(148,350)
3	Sep-24	1,828	(71,514)	(1,255,852)	(2,001)	(1,327,539)	(3,928,151)	(0.25)	(260,002)
4	Oct-24	378,168	(164,281)	(1,378,275)	(1,246)	(1,165,635)	(5,093,786)	(0.33)	(442,603)
5	Nov-24	164,642	(455,438)	(1,194,580)	(8,436)	(1,493,812)	(6,587,598)	(0.42)	(957,693)
6	Dec-24	151,328	(536,595)	(1,342,894)	(64,048)	(1,792,210)	(8,379,807)	(0.54)	(1,543,714)
7	Jan-25	291,875	(1,066,648)	(1,672,258)	(153,468)	(2,600,499)	(10,980,306)	(0.70)	(2,736,483)
8	Feb-25	176,143	(1,281,905)	(1,297,568)	(9,861)	(2,413,192)	(13,393,498)	(0.86)	(4,160,502)
9	Mar-25	123,662	(1,214,836)	(1,815,550)	(242,448)	(3,149,173)	(16,542,671)	(1.06)	(5,501,771)
10	Apr-25	165,269	(1,792,960)	(1,663,155)	(75,327)	(3,366,173)	(19,908,844)	(1.28)	(7,442,189)
11	May-25	160,869	(1,702,960)	(1,786,957)	(232,572)	(3,561,619)	(23,470,463)	(1.50)	(9,257,756)
12	Jun-25	54,756	(1,505,605)	(1,606,138)	(1,619)	(3,058,607)	(26,529,070)	(1.70)	(10,938,349)
13	Jul-25	97,649	(1,610,196)	(1,691,031)	(280,351)	(3,483,930)	(30,013,000)	(1.92)	(12,734,428)
14	Aug-25	231,296	(1,962,477)	(1,784,903)	(113,888)	(3,629,971)	(33,642,971)	(2.16)	(14,864,405)
15	Sep-25	46,046	(2,034,565)	(1,962,967)	(172,493)	(4,123,978)	(37,766,949)	(2.42)	(17,053,611)
16	Oct-25	163,032	(2,046,861)	(2,061,696)	(5,184)	(3,950,708)	(41,717,657)	(2.67)	(19,289,564)
17	Nov-25	167,189	(1,681,776)	(1,620,620)	(202,454)	(3,337,661)	(45,055,318)	(2.89)	(21,063,232)
18	Dec-25	286,021	(1,886,175)	(1,675,160)	(143,905)	(3,419,219)	(48,474,537)	(3.11)	(23,164,694)
19	Jan-26	285,370	(2,413,236)	(1,626,856)	(207,974)	(3,962,696)	(52,437,234)	(3.36)	(25,843,655)
20	Feb-26	90,200	(3,026,493)	(1,779,180)	(329,010)	(5,044,483)	(57,481,716)	(3.68)	(29,031,772)
21	Mar-26	211,959	(3,681,961)	(2,668,619)	(293,418)	(6,432,039)	(63,913,755)	(4.10)	(32,891,686)
22	Apr-26	41,998	(3,568,453)	(2,918,091)	(380,133)	(6,824,679)	(70,738,434)	(4.53)	(36,667,669)
23	May-26	231,423	(2,755,062)	(3,019,785)	(194,595)	(5,738,017)	(76,476,452)	(4.90)	(39,693,045)

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2025-A

Delinquencies(12) as a % of Securitization Value(10)
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
Delinquencies (%)
Securitization Value Factor
2.00%
1.50%
1.00%
0.50%
0.00%
100%
80%
60%
40%
20%
0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
-2.50%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45
Number of Months Since Cutoff Date

Monthly Prepayment Speed (11)
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2025-A

Original Pool Characteristics

Closing Date	January 27, 2025	Percentage Commercial Use Receivables(2)(7)	4.68%
Cutoff Date	January 1, 2025	Percentage New Vehicle(2)	100.00%
First Payment Date	February 18, 2025	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	1,451,310,000	CUV	59.47%
Number of Leases	45,235	Truck	30.30
Minimum Discount Rate Used to Calculate Securitization Value	9.40%	SUV	9.72
Initial Total Securitization Value	$1,560,551,391	Car	0.51
Average	$34,499	Percentage of Vehicle Make(2)		100.00%
Highest	$119,663	Ford	84.06%
Lowest	$10,227	Lincoln	15.94
Total Adjusted MSRP	$2,408,308,998	Percentage of Top 10 Vehicle Models(2)		93.14%
Total Base Residual Value	$1,207,969,734	F-150	28.70%
Average	$26,704	Explorer	16.46
Highest	$68,813	Escape	8.48
Lowest	$8,867	Mustang Mach-E	7.75
Total as % of Initial Total Securitization Value	77.41%	Edge	7.48
Total Residual Portion of Securitization Value	$991,198,814	Nautilus	6.75
Average	$21,912	Bronco Sport	4.97
Highest	$63,286	Bronco	4.93
Lowest	$6,816	Corsair	4.52
Total as % of Initial Total Securitization Value	63.52%	Expedition	3.11
Total ALG Mark-to-Market (November-December 2024)	$1,217,927,095	Percentage in Top 8 States(2)(9)		79.90%
Original Term(2)		Michigan	35.07%
24 months	19.47%	New York	11.27
36	60.32	California	7.51
39	11.12	Florida	6.57
48	9.09	New Jersey	6.24
Weighted Average(1) Original Term	35.1 months	Ohio	5.32
Weighted Average(1) Remaining Term	25.6 months	Texas	4.20
Weighted Average(1) Lease Factor	3.74%	Pennsylvania	3.73
Weighted Average(1) FICO® Score(3) at Origination	764	Powertrain		100.00%
Percentage FICO® Score(3) less than 650(2)	9.62%	Internal Combustion	76.07%
Percentage No FICO® Score Consumer(2)(4)	0.44%	Hybrid Electric	14.01
Weighted Average(1) LTV(5) at Origination	91.08%	Battery Electric	9.91
Weighted Average(1) PTI(6) at Origination	7.74%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-25	$1,543,579,238	$1,425,875,899	$996,224,123	0.28%	$4,603,797	$96,508	$–	$–	0.01%
2	Feb-25	1,526,433,673	1,402,098,697	1,001,072,184	0.29	5,161,448	466,092	–	–	0.03
3	Mar-25	1,506,829,494	1,375,474,121	1,003,983,229	0.44	6,615,203	769,893	185,436	–	0.06
4	Apr-25	1,484,862,721	1,346,115,111	1,005,019,050	0.58	6,823,675	585,917	162,705	91,238	0.06
5	May-25	1,461,976,061	1,315,923,421	1,004,848,479	0.64	6,084,759	850,635	63,825	78,513	0.07
6	Jun-25	1,437,103,268	1,284,169,232	1,002,822,488	0.26	7,010,521	713,907	257,340	65,439	0.07
7	Jul-25	1,406,655,320	1,253,721,284	995,338,563	0.55	6,500,340	658,583	51,022	97,557	0.06
8	Aug-25	1,376,366,867	1,223,432,831	987,704,040	0.51	6,701,578	604,614	115,317	96,426	0.06
9	Sep-25	1,344,928,800	1,191,994,764	978,782,823	0.35	8,024,731	885,972	74,239	96,014	0.08
10	Oct-25	1,306,862,001	1,153,927,965	963,284,802	0.79	7,446,398	769,272	101,336	135,607	0.08
11	Nov-25	1,272,694,236	1,119,760,199	950,595,046	0.49	6,676,506	1,049,865	259,865	98,048	0.11
12	Dec-25	1,236,457,588	1,083,523,552	935,632,547	0.33	9,082,803	1,038,004	249,755	214,693	0.12
13	Jan-26	1,201,046,765	1,048,112,729	921,169,715	0.65	7,278,156	1,125,287	246,323	108,967	0.12
14	Feb-26	1,162,140,039	1,009,206,002	903,063,091	0.75	6,221,545	854,822	172,833	117,272	0.10
15	Mar-26	1,116,852,725	963,918,688	878,799,508	1.14	7,289,954	1,046,705	173,906	28,958	0.11
16	Apr-26	1,065,453,531	912,519,495	847,882,027	0.81	6,497,004	636,541	151,173	98,179	0.08
17	May-26	1,012,964,559	860,030,522	815,004,538	0.52	5,416,222	844,328	66,227	64,466	0.10

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2025-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jan-25	–	–	4	117	1	3.28%
2	Feb-25	–	1	16	115	2	11.94
3	Mar-25	–	3	30	178	1	14.15
4	Apr-25	–	4	56	242	–	18.54
5	May-25	–	7	76	252	–	22.69
6	Jun-25	323	10	98	298	–	24.14
7	Jul-25	353	18	207	385	–	33.93
8	Aug-25	386	19	212	368	4	35.16
9	Sep-25	515	13	242	400	6	36.61
10	Oct-25	507	22	397	464	6	44.66
11	Nov-25	576	8	415	347	3	53.69
12	Dec-25	775	18	443	379	10	52.12
13	Jan-26	571	13	432	368	7	52.68
14	Feb-26	654	16	484	456	5	50.36
15	Mar-26	632	28	492	673	7	41.00
16	Apr-26	1,144	15	564	873	6	38.68
17	May-26	1,408	24	556	912	8	37.07

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-25	$–	$(21,298)	$(717,212)	$–	$(738,510)	$(738,510)	(0.05)%	$(20,635)
2	Feb-25	35,975	(54,591)	(551,905)	–	(570,521)	(1,309,031)	(0.08)	(93,062)
3	Mar-25	41,536	(136,192)	(855,460)	(944)	(951,060)	(2,260,091)	(0.14)	(254,244)
4	Apr-25	44,534	(283,433)	(1,017,186)	(8,598)	(1,264,683)	(3,524,774)	(0.23)	(615,544)
5	May-25	210,829	(434,181)	(1,034,489)	(9,844)	(1,267,685)	(4,792,459)	(0.31)	(1,096,043)
6	Jun-25	138,112	(419,664)	(1,121,218)	17,045	(1,385,725)	(6,178,184)	(0.40)	(1,570,731)
7	Jul-25	374,579	(832,025)	(1,453,128)	11,515	(1,899,060)	(8,077,244)	(0.52)	(2,453,205)
8	Aug-25	154,579	(895,184)	(1,380,537)	(99,739)	(2,220,881)	(10,298,124)	(0.66)	(3,416,251)
9	Sep-25	96,185	(795,813)	(1,448,742)	(65,157)	(2,213,526)	(12,511,651)	(0.80)	(4,311,711)
10	Oct-25	190,279	(1,087,208)	(1,673,505)	(57,724)	(2,628,158)	(15,139,808)	(0.97)	(5,454,753)
11	Nov-25	28,746	(778,323)	(1,253,415)	(95,347)	(2,098,339)	(17,238,148)	(1.10)	(6,420,229)
12	Dec-25	218,367	(1,004,493)	(1,330,421)	(59,604)	(2,176,151)	(19,414,299)	(1.24)	(7,481,048)
13	Jan-26	157,245	(1,178,755)	(1,163,482)	(91,768)	(2,276,760)	(21,691,059)	(1.39)	(8,787,000)
14	Feb-26	278,887	(1,639,744)	(1,513,336)	(142,143)	(3,016,337)	(24,707,396)	(1.58)	(10,554,622)
15	Mar-26	203,412	(2,311,198)	(1,974,503)	(246,580)	(4,328,869)	(29,036,265)	(1.86)	(13,008,253)
16	Apr-26	156,110	(2,381,255)	(2,490,881)	(58,270)	(4,774,297)	(33,810,562)	(2.17)	(15,592,451)
17	May-26	130,820	(2,235,356)	(2,682,518)	26,256	(4,760,798)	(38,571,360)	(2.47)	(17,947,868)

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2025-B

Delinquencies(12) as a % of Securitization Value(10)
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor (19)
Delinquencies (%)
Securitization Value Factor
2.00%
1.50%
1.00%
0.50%
0.00%
100%
80%
60%
40%
20%
0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
Cumulative Loss (Gain)
Cumulative Net Credit Loss (20)
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41
Number of Months Since Cutoff Date

Monthly Prepayment Speed (11)
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2025-B

Original Pool Characteristics

Closing Date	July 29, 2025	Percentage Commercial Use Receivables(2)(7)	4.62%
Cutoff Date	July 1, 2025	Percentage New Vehicle(2)	100.00%
First Payment Date	August 15, 2025	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	1,451,300,000	CUV	56.59%
Number of Leases	44,667	Truck	30.90
Minimum Discount Rate Used to Calculate Securitization Value	9.30%	SUV	12.07
Initial Total Securitization Value	$1,560,549,325	Car	0.44
Average	$34,937	Percentage of Vehicle Make(2)		100.00%
Highest	$128,956	Ford	83.64%
Lowest	$10,784	Lincoln	16.36
Total Adjusted MSRP	$2,410,795,830	Percentage of Top 10 Vehicle Models(2)		93.59%
Total Base Residual Value	$1,201,658,789	F-150	29.00%
Average	$26,903	Explorer	15.36
Highest	$74,715	Mustang Mach-E	9.48
Lowest	$9,334	Bronco	8.02
Total as % of Initial Total Securitization Value	77.00%	Escape	7.49
Total Residual Portion of Securitization Value	$984,756,913	Nautilus	6.75
Average	$22,047	Bronco Sport	5.64
Highest	$62,827	Corsair	4.98
Lowest	$6,935	Edge	3.87
Total as % of Initial Total Securitization Value	63.10%	Aviator	3.00
Total ALG Mark-to-Market (May-June 2025)	$1,224,338,529	Percentage in Top 8 States(2)(9)		77.43%
Original Term(2)		Michigan	30.42%
24 months	14.81%	New York	10.80
36	65.20	California	8.80
39	9.35	Florida	7.61
48	10.64	New Jersey	6.35
Weighted Average(1) Original Term	35.8 Months	Ohio	5.29
Weighted Average(1) Remaining Term	26.0 Months	Texas	4.34
Weighted Average(1) Lease Factor	4.00%	Pennsylvania	3.82
Weighted Average(1) FICO® Score(3) at Origination	764	Powertrain		100.00%
Percentage FICO® Score(3) less than 650(2)	9.41%	Internal Combustion	71.39%
Percentage No FICO® Score Consumer(2)(4)	0.52%	Battery Electric	14.53
Weighted Average(1) LTV(5) at Origination	91.24%	Hybrid Electric	14.08
Weighted Average(1) PTI(6) at Origination	7.60%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jul-25	$1,542,770,726	$1,424,313,408	$989,099,220	0.32%	$5,133,605	$–	$–	$–	0.00%
2	Aug-25	1,523,438,597	1,397,543,303	992,459,228	0.41	5,909,575	687,348	26,891	36,985	0.05
3	Sep-25	1,502,701,188	1,369,267,465	994,649,899	0.50	6,383,205	454,838	65,350	–	0.03
4	Oct-25	1,479,652,298	1,339,202,858	994,742,211	0.63	6,177,163	805,151	81,856	41,857	0.06
5	Nov-25	1,457,536,837	1,317,087,398	995,358,155	0.58	6,113,611	736,433	328,899	–	0.07
6	Dec-25	1,431,208,808	1,290,759,368	992,044,553	0.19	8,043,636	842,572	218,320	102,079	0.08
7	Jan-26	1,404,799,308	1,264,349,868	988,230,535	0.50	6,908,217	1,172,021	207,181	145,382	0.11
8	Feb-26	1,375,511,373	1,235,061,934	981,419,951	0.59	5,673,904	681,249	245,060	60,553	0.07
9	Mar-26	1,342,072,614	1,201,623,174	970,784,069	0.82	6,767,319	756,286	93,943	21,917	0.06
10	Apr-26	1,306,012,080	1,165,562,641	957,143,776	0.60	5,855,146	845,199	40,289	–	0.07
11	May-26	1,269,539,552	1,129,090,112	942,599,084	0.43	5,717,677	991,662	79,886	–	0.08

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2025-B

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jul-25	–	–	6	142	4	3.95%
2	Aug-25	–	1	22	174	–	11.17
3	Sep-25	–	7	16	231	–	6.30
4	Oct-25	–	9	62	250	–	19.31
5	Nov-25	–	13	67	223	–	22.11
6	Dec-25	414	9	146	293	1	32.52
7	Jan-26	235	15	188	254	1	41.05
8	Feb-26	293	16	240	295	3	43.32
9	Mar-26	297	22	238	449	3	33.43
10	Apr-26	554	16	302	496	4	36.92
11	May-26	679	24	269	546	8	31.76

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jul-25	$–	$(22,922)	$(813,542)	$–	$(836,463)	$(836,463)	(0.05)%	$(37,313)
2	Aug-25	5,635	(208,129)	(1,114,734)	(1,441)	(1,318,669)	(2,155,132)	(0.14)	(248,505)
3	Sep-25	148,578	(69,636)	(1,236,554)	(10,153)	(1,167,766)	(3,322,898)	(0.21)	(345,961)
4	Oct-25	107,846	(219,917)	(1,334,880)	(1,342)	(1,448,293)	(4,771,191)	(0.31)	(588,322)
5	Nov-25	150,622	(153,808)	(983,567)	(3,791)	(990,544)	(5,761,735)	(0.37)	(813,000)
6	Dec-25	94,432	(449,469)	(1,334,619)	(19,236)	(1,708,892)	(7,470,627)	(0.48)	(1,309,522)
7	Jan-26	162,483	(543,428)	(1,083,649)	(92,413)	(1,557,007)	(9,027,634)	(0.58)	(1,966,849)
8	Feb-26	172,036	(874,404)	(1,056,320)	(59,981)	(1,818,670)	(10,846,304)	(0.70)	(2,987,216)
9	Mar-26	156,852	(1,110,095)	(1,589,820)	(92,352)	(2,635,415)	(13,481,719)	(0.86)	(4,167,151)
10	Apr-26	43,369	(1,388,499)	(1,781,880)	(79,333)	(3,206,343)	(16,688,062)	(1.07)	(5,676,160)
11	May-26	43,620	(1,067,589)	(2,027,653)	(98,928)	(3,150,551)	(19,838,612)	(1.27)	(6,886,799)

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2026-A

Delinquencies[12] as a % of Securitization Value[10]
31+ Days Delinquencies
61+ Days Delinquencies
Securitization Value Factor [19]
Delinquencies (%)
Securitization Value Factor
2.00%
1.50%
1.00%
0.50%
0.00%
100%
80%
60%
40%
20%
0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
Number of Months Since Cutoff Date

Cumulative Loss (Gain) as a % of Initial Total Securitization Value
Cumulative Loss (Gain)
Cumulative Net Credit Loss [20]
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%
-2.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41
Number of Months Since Cutoff Date

Monthly Prepayment Speed [11]
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
Number of Months Since Cutoff Date

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2026-A

Original Pool Characteristics

Closing Date	January 26, 2026	Percentage Commercial Use Receivables(2)(7)	4.74%
Cutoff Date	January 1, 2026	Percentage New Vehicle(2)	100.00%
First Payment Date	February 17, 2026	Percentage of Vehicle Type(2)(8)		100.00%
Total Note Balance	1,451,300,000	CUV	53.57%
Number of Leases	44,037	Truck	31.75
Minimum Discount Rate Used to Calculate Securitization Value	8.90%	SUV	13.80
Initial Total Securitization Value	$1,560,549,313.40	Car	0.89
Average	$35,437.23	Percentage of Vehicle Make(2)		100.00%
Highest	$123,545.38	Ford	84.30%
Lowest	$10,817.01	Lincoln	15.70
Total Adjusted MSRP	$2,405,769,292.95	Percentage of Top 10 Vehicle Models(2)		92.84%
Total Base Residual Value	$1,199,581,268.67	F-150	29.78%
Average	$27,240.30	Explorer	16.42
Highest	$74,768.00	Mustang Mach-E	9.57
Lowest	$9,543.00	Bronco	8.85
Total as % of Initial Total Securitization Value	76.87%	Escape	6.44
Total Residual Portion of Securitization Value	$993,604,774.85	Bronco Sport	6.08
Average	$22,562.95	Nautilus	5.63
Highest	$66,430.83	Corsair	5.13
Lowest	$7,206.72	Navigator	2.56
Total as % of Initial Total Securitization Value	63.67%	Aviator	2.40
Total ALG Mark-to-Market (November-December 2025)	$1,233,013,336.00	Percentage in Top 8 States(2)(9)		75.81%
Original Term(2)		Michigan	28.24%
24 months	10.31%	New York	10.33
36	67.51	California	9.20
39	6.95	Florida	8.12
48	15.24	New Jersey	6.06
Weighted Average(1) Original Term	36.8 Months	Ohio	5.25
Weighted Average(1) Remaining Term	25.9 Months	Texas	4.72
Weighted Average(1) Lease Factor	4.26%	Pennsylvania	3.89
Weighted Average(1) FICO® Score(3) at Origination	763	Powertrain		100.00%
Percentage FICO® Score(3) less than 650(2)	9.61%	Internal Combustion	68.98%
Percentage No FICO® Score Consumer(2)(4)	0.47%	Hybrid Electric	16.06
Weighted Average(1) LTV(5) at Origination	91.97%	Battery Electric	14.96
Weighted Average(1) PTI(6) at Origination	7.47%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of Securitization	Prepayment	Delinquencies(12)
Month		Value(10)	Balance(10)	Value(10)	Speed(11)	31-60 Days	61-90 Days	91-120 Days	121+ Days	61+ Days
1	Jan-26	$1,542,439,108	$1,424,920,438	$997,720,363	0.31%	$5,837,334	$66,302	$–	$–	0.00%
2	Feb-26	1,522,387,430	1,397,828,874	1,000,237,675	0.42	4,920,645	636,580	–	–	0.04
3	Mar-26	1,497,813,169	1,365,668,742	998,990,227	0.68	5,007,075	753,445	66,983	–	0.05
4	Apr-26	1,470,530,090	1,330,642,355	994,964,859	0.83	5,824,182	405,077	224,348	–	0.04
5	May-26	1,441,076,530	1,300,627,092	988,626,756	0.95	5,948,371	845,401	33,826	178,873	0.07

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2026-A

Terminations

Month		Number of Scheduled Terminations(13)	Number of Defaults(14)	Number of Vehicles Returned and Sold(15)	Number of Vehicles Retained(16)	Number of Vehicles Removed(17)	Return Rate(18)
1	Jan-26	–	–	9	137	1	6.12%
2	Feb-26	–	–	30	180	1	14.22
3	Mar-26	–	10	58	312	1	15.22
4	Apr-26	–	16	92	357	1	19.74
5	May-26	–	11	141	415	–	24.87

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-26	$–	$(47,181)	$(681,540)	$–	$(728,721)	$(728,721)	(0.05)%	$(57,102)
2	Feb-26	–	(186,318)	(847,281)	(2,962)	(1,036,562)	(1,765,282)	(0.11)	(282,204)
3	Mar-26	49,920	(311,181)	(1,276,677)	(14,496)	(1,552,434)	(3,317,717)	(0.21)	(649,754)
4	Apr-26	305,892	(556,124)	(1,361,434)	(13,754)	(1,625,421)	(4,943,138)	(0.32)	(1,242,242)
5	May-26	65,663	(711,487)	(1,590,384)	(22,737)	(2,258,945)	(7,202,083)	(0.46)	(2,031,326)

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trusts

Delinquency Information. The graph below shows delinquency information for Ford Credit's prior securitized pools of leases for all transactions issued since 2021.

See page B-1 for definitions and footnotes

Cumulative Net Loss Information. The graph below shows cumulative net loss information for Ford Credit's prior securitized pools of leases for all transactions issued since 2021.

See page B-1 for definitions and footnotes

You should rely only on the information in or incorporated by reference into this prospectus. We have not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus for any date other than on its date. We are not offering the notes in any state where their offer is not permitted.

Ford Credit Auto Lease Trust 2026-B Issuing Entity or Trust $1,341,290,000

Ford Credit Auto Lease Two LLC Depositor	$146,000,000	Class A-1 3.930% Asset Backed Notes
	$411,720,000	Class A-2a 4.39% Asset Backed Notes
	$100,000,000	Class A-2b Floating Rate Asset Backed Notes
	$511,720,000	Class A-3 4.68% Asset Backed Notes
	$ 80,560,000	Class A-4 4.73% Asset Backed Notes
	$ 91,290,000	Class B 4.83% Asset Backed Notes

Ford Motor Credit
Company LLC

Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

________________

PROSPECTUS

________________

BMO Capital Markets

BofA Securities, Inc.

MUFG

Truist Securities

Wells Fargo Securities

BNY Capital Markets

US Bancorp

Drexel Hamilton

Mischler Financial Group, Inc.